AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  NOVEMBER 29, 1999
                                                      REGISTRATION NO. 333-88829
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                          PENINSULA GAMING COMPANY, LLC
             (Exact name of registrant as specified in its charter)

 (FOR CO-REGISTRANTS, PLEASE SEE TABLE OF OTHER REGISTRANTS ON THE FOLLOWING PAGE)

           DELAWARE                            7993                   42-1483875
(State or other jurisdiction of    (Primary standard industrial     (I.R.S. Employer
 incorporation or organization)     classification code number)    Identification No.)
                                   -----------

                              3RD STREET ICE HARBOR
                                 P. O. BOX 1750
                            DUBUQUE, IOWA 52004-1683
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                   -----------

                               NATALIE A. SCHRAMM
                              3RD STREET ICE HARBOR
                                 P. O. BOX 1750
                            DUBUQUE, IOWA 52004-1683
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   -----------

                                    COPY TO:
                              RONALD S. BRODY, ESQ.
                              MAYER, BROWN & PLATT
                                  1675 BROADWAY
                               NEW YORK, NEW YORK
                                 (212) 506-2500
                                   -----------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /__________

                         CALCULATION OF REGISTRATION FEE


                                                                PROPOSED            PROPOSED
                                                                 MAXIMUM             MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE          OFFERING            AGGREGATE           AMOUNT OF
           TO BE REGISTERED                REGISTERED        PRICE PER UNIT      OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
12 1/4%  Senior Secured Notes
due July 1, 2006,.....................     $71,000,000           100%(1)           $71,000,000           $19,738

(1) Calculated based on the book value of the securities to be received by the registrant in the exchange in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the subsidiary guarantees.


                                   -----------

     THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                           TABLE OF OTHER REGISTRANTS

                                                                                                          PRIMARY STANDARD
                                                       STATE OF                I.R.S. EMPLOYER               INDUSTRIAL
         EXACT NAME OF REGISTRANT                   INCORPORATION               IDENTIFICATION             CLASSIFICATION
        AS SPECIFIED IN ITS CHARTER                OR ORGANIZATION                   NO.                     CODE NUMBER
Peninsula Gaming Corp. ....................            Delaware                   52-2192665                    7993


                                   -----------


                             PENINSULA GAMING CORP.
                             3RD STREET ICE HARBOR
                                  P.O. BOX 1750
                            DUBUQUE, IOWA 52 004-1683
               (Address, including zip code, and telephone number,
              including a rea code, of each of the co-registrant's
                          principal executive offices)

                                   -----------


                                NATALIE A. SCHRAMM
                              3RD STREET ICE HARBOR
                                  P.O. BOX 1750
                            DUBUQUE, IOWA 52004-1683
                (Name, address, including zip code, and telephone
                number, including area code, of agent for service
                         for each of the co-registrants)


                                    COPY TO:

                              RONALD S. BRODY, ESQ.
                              MAYER, BROWN & PLATT
                                  1675 BROADWAY
                               NEW YORK, NEW YORK
                                 (212) 506-2500
                                   -----------

     SUBJECT TO COMPLETION, DATED OCTOBER 12, 1999 The information in this prospectus is incomplete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                          Peninsula Gaming Company, LLC
                                       and
                             Peninsula Gaming Corp.

                   OFFER TO EXCHANGE UP TO $71,000,000 OF OUR

                 SERIES B 12 1/4% SENIOR SECURED NOTES DUE 2006,
                           FOR ALL OF OUR OUTSTANDING


                 SERIES A 12 1/4% SENIOR SECURED NOTES DUE 2006

                                   -----------


     - The exchange offer expires at 5:00 p.m., New York City time, on , 1999, unless extended.



     - The exchange offer is subject only to the conditions that the exchange offer will not violate any applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission.



     - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.



     - Tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.



     - The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.



     -    We will not receive any proceeds from the exchange offer.



     - The terms of the new notes to be issued are substantially identical to your notes, except that the new notes will not have transfer restrictions, and you will not have registration rights.



     - There is no established trading market for the new notes, and we do not intend to apply for listing of the new notes on any securities exchange.


                                   -----------

     For a discussion of factors that you should consider before you participate in the exchange offer, see "Risk Factors" beginning on page 12 of this prospectus.

                                   -----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

                                   -----------

     Neither the Iowa Racing and Gaming Commission nor any other regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is unlawful.

               The date of this prospectus is            _, 1999.

                                TABLE OF CONTENTS
PROSPECTUS SUMMARY...........................................................1
FORWARD-LOOKING STATEMENTS..................................................13
RISK FACTORS................................................................14
THE TRANSACTIONS............................................................27
USE OF PROCEEDS.............................................................27
CAPITALIZATION..............................................................28
SELECTED COMBINED FINANCIAL DATA............................................29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................32
BUSINESS....................................................................41
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK...................47
REGULATORY MATTERS..........................................................48
MANAGEMENT..................................................................54
PRINCIPAL SECURITYHOLDERS...................................................57
KEY RELATIONSHIPS AND RELATED TRANSACTIONS..................................59
THE EXCHANGE OFFER..........................................................62
DESCRIPTION OF THE NOTES....................................................74
DESCRIPTION OF INDEBTEDNESS................................................121
DESCRIPTION OF PENINSULA GAMING MEMBERSHIP INTERESTS.......................122
DESCRIPTION OF PENINSULA PARTNERS MEMBERSHIP INTERESTS.....................123
SPECIFIC FEDERAL INCOME TAX CONSIDERATIONS.................................130
PLAN OF DISTRIBUTION.......................................................135
LEGAL MATTERS..............................................................135
INDEPENDENT AUDITORS.......................................................135
INDEX TO COMBINED FINANCIAL STATEMENTS.....................................F-1

                                   -----------

     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate as of the date on the front cover.

                               PROSPECTUS SUMMARY


     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE COMBINED FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. ALL HISTORICAL FINANCIAL INFORMATION CONTAINED IN THIS PROSPECTUS RELATES TO OUR PREDECESSOR COMPANIES, GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C. ("GREATER DUBUQUE RIVERBOAT") AND HARBOR COMMUNITY INVESTMENT, L.C. ("HARBOR COMMUNITY"), ON A COMBINED BASIS. AS A RESULT OF THE CONSUMMATION OF THE TRANSACTIONS OUTLINED UNDER "THE TRANSACTIONS," OUR PREDECESSOR COMPANIES' HISTORICAL FINANCIAL INFORMATION MAY NOT BE MEANINGFUL TO AN UNDERSTANDING OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS. REFERENCES TO "WE," "US" AND "OUR" GENERALLY REFER TO PENINSULA GAMING COMPANY, LLC ("PENINSULA GAMING") AND PENINSULA GAMING CORP. ("PENINSULA CORP.") ON A COMBINED BASIS AND DO NOT REFER TO PENINSULA GAMING PARTNERS, LLC ("PENINSULA PARTNERS"), THE DIRECT PARENT OF PENINSULA GAMING AND THE INDIRECT PARENT OF PENINSULA CORP. PENINSULA CORP. IS A CO-ISSUER OF THE NOTES AND WAS FORMED TO FACILITATE THE OFFERING OF THE NOTES AND HAS NO ASSETS OR OPERATIONS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO THE "SECURITIES" REFER TO THE NOTES. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEFORE INVESTING IN THE SECURITIES.



                               THE EXCHANGE OFFER

     We sold $71 million of our 12 1/4% Senior Secured Notes due 2006 to Jefferies & Co., Inc., as an initial purchaser, in a private placement of our notes on July 15, 1999. The initial purchaser resold those notes in reliance on Rule 144A, and other exemptions under the Securities Act of 1933.

     On July 15, 1999, we also entered into a registration rights agreement with the initial purchaser in which we agreed, among other things, to:

     - file a registration statement with the Securities and Exchange Commission relating to the exchange offer on or before October 13, 1999;

     -    deliver to you this prospectus;

     - cause the registration statement, which includes this prospectus, to become effective on or before December 13, 1999; and

     - complete the exchange offer within 180 days after the registration statement becomes effective.


     You are entitled to exchange your notes for new registered 12 1/4% Senior Secured Notes due 2006, with substantially identical terms as your notes, except for transfer restrictions and registration rights. If we do not offer you the opportunity to exchange your old notes, or if we commit other "registration defaults," we may be required to pay you liquidated damages during the first 90-day period immediately following the occurrence of the registration default in an amount equal to $.05 per week per $1,000 principal amount of your notes. The weekly liquidated damages will increase by $.05 per $1,000 principal amount of your notes following each subsequent 90-day period following the registration default, up to a maximum of $.20 per week per $1,000 principal amount of your notes, until we cure the registration default. You should read the discussion under the heading "The Exchange Offer--Purpose and Effect; Registration

Rights" and "Description of the Notes" for further information regarding registration defaults, liquidated damages and the new notes that we are offering in exchange for your notes.


     We believe that you may resell the new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, subject to the conditions described under "The Exchange Offer." You should read that section for further information regarding the exchange offer.

                           TERMS OF THE EXCHANGE OFFER

     The exchange offer relates to the exchange of up to $71.0 million aggregate principal amount of outstanding old notes for an equal aggregate principal amount of registered new notes. The new notes will be obligations of Peninsula Gaming Company, LLC and its wholly-owned subsidiary, Peninsula Gaming Corp., and will be governed by the same indenture that governs the outstanding old notes.


NEW NOTES........................................    We are offering registered 12 1/4% Senior Secured Notes
                                                     due 2006 for your notes. The terms of the registered new
                                                     notes and your notes are substantially identical, except:

                                                     -    the new notes will be registered under the Securities
                                                          Act of 1933;
                                                     -    the new notes will not bear any legends restricting
                                                          transfer; and
                                                     -    except under limited circumstances, your rights under
                                                          the registration rights agreement, including
                                                          your right to receive additional interest, will terminate.

THE EXCHANGE OFFER...............................    We are offering to exchange $1,000 in principal amount
                                                     of the new notes for each $1,000 in principal amount of
                                                     your old notes. As of the date of this prospectus, $71.0
                                                     million aggregate principal amount of the old notes is
                                                     outstanding.

EXPIRATION DATE..................................    You have until 5:00 p.m., New York City time, on
                                                           , 1999 to validly tender your old notes if you want to
                                                     exchange your old notes for new notes. We may extend
                                                     that date under some conditions.

CONDITIONS OF THE EXCHANGE
   OFFER; EXTENSIONS; AMENDMENTS.................    You are not required to tender any minimum principal
                                                     amount of your old notes in order to participate in the
                                                     exchange offer. If you validly tender and do not validly
                                                     withdraw your old notes, your old notes will be
                                                     exchanged for new notes as long as the exchange offer
                                                     does not violate any applicable law or any interpretation
                                                     of applicable law by the staff of the Securities and
                                                     Exchange Commission.


                                       2

                                                     We may delay or extend the exchange offer and, if
                                                     either of the above conditions is not met, we
                                                     may terminate the exchange offer. We will notify you
                                                     of any delay, extension or termination of the exchange
                                                     offer.

                                                     We may also waive any condition or amend the
                                                     terms of the exchange offer. If we materially
                                                     amend the exchange offer, we will notify you.

INTEREST.........................................    The first interest payment date on your old notes is
                                                     January 1, 2000. Interest has accrued on your old notes
                                                     since July 15, 1999, but not yet been paid. If your old
                                                     notes are exchanged for new notes, you will not receive
                                                     any accrued interest on your old notes. You will receive
                                                     interest on your new notes from July 15, 1999.

PROCEDURES FOR TENDERING OLD NOTES;
   SPECIAL PROCEDURES FOR BENEFICIAL
   OWNERS........................................    If you want to participate in the exchange offer, you must transmit a properly completed and signed letter of
                                                     transmittal, and all other documents required by the letter of transmittal, to the exchange agent. Please send these
                                                     materials to the exchange agent at the address set forth in the accompanying letter of transmittal prior to 5:00 p.m.,
                                                     New York City time, on the expiration date. You must
                                                     also send one of the following:

                                                     -    certificates of your old notes;
                                                     -    a timely confirmation of book-entry transfer
                                                          of your old notes into the exchange agent's
                                                          account at The Depository Trust Company; or
                                                     -    the items required by the guaranteed delivery
                                                          procedures described below.

                                                     If you are a beneficial owner of your old notes and
                                                     your old notes are registered in the name of a
                                                     nominee, such as a broker, dealer, commercial bank or
                                                     trust company, and you wish to tender your old notes in
                                                     the exchange offer, you should instruct your
                                                     nominee to promptly tender the old notes on your behalf.

                                                     If you are a beneficial owner and you want to
                                                     tender your old notes on your own behalf, you must,
                                                     before completing and executing the letter of
                                                     transmittal and delivering your old notes, make
                                                     appropriate arrangements to either register ownership
                                                     of your old notes in your name or obtain a properly
                                                     completed


                                       3

                                                     bond power from the registered holder of your old notes.
                                                     By executing the letter of transmittal, you will
                                                     represent to us that:

                                                     -    you are not our "affiliate" (as defined in Rule 405
                                                          under the Securities Act of 1933);
                                                     -    you will acquire the new notes in the ordinary
                                                          course of your business;
                                                     -    you are not a broker-dealer that acquired your notes
                                                          directly from us in order to resell them pursuant to
                                                          Rule 144A under the Securities Act of 1933 or any
                                                          other available exemption under the Securities Act of
                                                          1933;
                                                     -    if you are a broker-dealer that acquired your notes as
                                                          a result of market-making or other trading activities,
                                                          you will deliver a prospectus in connection with any
                                                          resale of new notes; and
                                                     -    you are not participating, do not intend to participate
                                                          and have no arrangement or understanding with any
                                                          person to participate in the distribution of the new notes.

                                                     If your old notes are not accepted for exchange for any reason, we will return your old notes to you at our expense.


GUARANTEED DELIVERY PROCEDURES...................    -    If you wish to tender your old notes and:
                                                     -    your old notes are not immediately available;
                                                     -    you are unable to deliver on time your old notes or
                                                          any other document that you are required to deliver
                                                          to the exchange agent; or
                                                     -    you cannot complete the procedures for delivery by
                                                          book-entry transfer on time;

                                                     then you may tender your old notes according to the
                                                     guaranteed delivery procedures that are discussed in the
                                                     letter of transmittal and in "The Exchange Offer--Guaranteed
                                                     Delivery Procedures."

ACCEPTANCE OF OLD NOTES
   AND DELIVERY OF NEW NOTES.....................    We will accept all old notes that you have properly
                                                     tendered on time when all conditions of the exchange
                                                     offer are satisfied or waived. The new notes will be
                                                     delivered promptly after we accept the old notes.


                                       4

WITHDRAWAL RIGHTS................................    Tenders of old notes may be withdrawn at any time prior
                                                     to 5:00 p.m., New York City time, on the expiration date.

THE EXCHANGE AGENT...............................    Firstar Bank, N.A. (formerly known as Firstar Bank of
                                                     Minnesota, N.A.) is the exchange agent. Its address and
                                                     telephone number are set forth in "The Exchange
                                                     Offer--The Exchange Agent; Assistance."

FEES AND EXPENSES................................    We will pay all expenses relating to the exchange offer
                                                     and compliance with the registration rights agreement.
                                                     We will also pay some kinds of transfer taxes, if
                                                     applicable, relating to the exchange offer.

RESALES OF NEW NOTES.............................    We believe that the new notes may be offered for resale,
                                                     resold and otherwise transferred by you without further
                                                     compliance with the registration and prospectus delivery
                                                     requirements of the Securities Act of 1933 if:

                                                     -    you are not our "affiliate" (as defined in Rule 405
                                                          under the Securities Act of 1933);
                                                     -    you acquire the new notes in the ordinary course of
                                                          your business;
                                                     -    you are not a broker-dealer that purchased old notes
                                                          from us to resell them pursuant to Rule 144A under the
                                                          Securities Act of 1933 or any other available exemption
                                                          under the Securities Act of 1933; and
                                                     -    you are not participating, and have no arrangement or
                                                          understanding with any person to participate, in a distribution
                                                          (within the meaning of the Securities Act of 1933) of the new notes.

                                                     You should read the information under the heading "The Exchange
                                                     Offer--Resales of the New Notes" for a more complete description of why we believe that you can freely transfer new notes received in the exchange offer without registration or delivery of a prospectus.

                                                     All broker-dealers that are issued new notes for their own accounts in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that they will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the new notes. If you are a broker-dealer and are required to deliver a
                                                     prospectus, you may use this prospectus for an offer to resell, a resale or other transfer of the new notes.


                                       5

FEDERAL INCOME TAX CONSEQUENCES..................    The issuance of the new notes will not constitute a taxable exchange for U.S. federal income tax purposes. You will not recognize any gain or loss upon receipt of the new notes in exchange for old notes. You should read the information under the heading "Specific
                                                     Federal Income Tax Consequences" For a more complete discussion of the Federal income tax consequences of holding the notes.

REGISTRATION RIGHTS AGREEMENT....................    In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes that grants the holders of the old notes registration rights. As a result of making and consummating this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. If you do not tender your old notes in the exchange offer, you will not have any further registration rights under the registration rights agreement or otherwise unless you were not eligible to participate in
                                                     the exchange offer or do not receive freely transferrable
                                                     new notes in the exchange offer. You should read the
                                                     information under the heading "The Exchange Offer--Purpose and
                                                     Effect; Registration Rights" for a more complete discussion of the effects the exchange offer will have on your registration rights.


                                       6

                             TERMS OF THE NEW NOTES

ISSUERS..........................................    Peninsula Gaming Company, LLC and its wholly-owned
                                                     subsidiary Peninsula Gaming Corp.

NOTES OFFERED....................................    $71,000,000 in principal amount of 12 1/4% Senior
                                                     Secured Notes due 2006.

MATURITY.........................................    July 1, 2006

INTEREST PAYMENT DATES...........................    Semiannually, beginning on January 1, 2000.

GUARANTEES.......................................    Subject to limited exceptions, if we create or acquire new subsidiaries, they will fully and unconditionally
                                                     guarantee our obligations under the notes.

RANKING..........................................    The notes will rank senior in right of payment to any of
                                                     our subordinated indebtedness and will rank equally with
                                                     any of our senior indebtedness.

OPTIONAL REDEMPTION..............................    On or after July 1, 2003, all or some of the notes are
                                                     redeemable at our option at the following premiums, plus
                                                     interest:

                                                     FOR THE PERIOD BELOW                                     PERCENTAGE
                                                     On or after July 1, 2003.........................          108.00%
                                                     On or after July 1, 2004.........................          105.33%
                                                     July 1, 2005 and thereafter......................          102.67%

                                                     Prior to July 1, 2002, we may redeem up to 35% of the principal amount of the notes at our option with the net proceeds of some kinds of equity offerings at 112.25% of their face amount, plus interest.

REQUIRED REGULATORY REDEMPTION...................    The notes may be redeemed pursuant to required regulatory
                                                     redemptions.

CHANGE OF CONTROL OFFER..........................    Upon a change of control, holders of the notes will be
                                                     given the opportunity to sell us all or part of their notes at
                                                     101% of their face amount, plus interest.

SELECTED INDENTURE PROVISIONS....................    The indenture governing the notes will limit what we may do.
                                                     For example, the provisions of the indenture will limit our ability to among other things:


                                       7

                                                     -    incur more debt;
                                                     -    pay dividends, redeem stock, or make other distributions;
                                                     -    issue stock of subsidiaries;
                                                     -    make investments;
                                                     -    create liens;
                                                     -    enter into transactions with affiliates;
                                                     -    merge or consolidate; and
                                                     -    transfer or sell assets.

                                                     In addition, the indenture governing the notes will prohibit
                                                     Peninsula Gaming Corp. from holding any assets, becoming liable for any obligations (other than the notes) or engaging in any business activity. These covenants are subject to a number of important exceptions. See "Description of Notes--Material Covenants"
                                                     for a more complete discussion of these covenants and their exceptions.

EXCESS CASH FLOW OFFER AND
EXCESS PROCEEDS OFFER............................    Within 120 days after the end of each year our proposed hotel is in operation, we will make an offer to all noteholders to purchase notes with 50% of Excess Cash Flow, as defined in the indenture governing the notes, for such operating year.  In addition, net proceeds from the sale of assets not (a) invested in assets related to the business of the company, (b) applied to repay indebtedness under obligations attributable to specific assets incurred in connection with the assets sold, or
                                                     (c) applied to repay indebtedness under the proposed senior credit facility will be applied to make an offer to purchase notes.

                                THE COMPANY

         We own and operate the Diamond Jo riverboat casino, one of only two licensed gaming operations in Dubuque, Iowa. We are the leading gaming facility in our market, having captured approximately 60% of Dubuque's casino gaming revenues since 1995, our first full year of operations. We anticipate that our business will grow through a combination of targeted marketing initiatives, enhanced by our new electronic player tracking system that tracks the gaming patterns and preferences of our patrons, and locally funded development programs. Our player tracking system functions through the use of personal game cards issued to our member patrons. Additionally, we intend to construct a hotel contiguous to the Diamond Jo to capitalize on increased customer traffic anticipated from the development programs and to expand our geographic reach. We believe that these developments will provide us with opportunities to significantly expand our customer base, resulting in increased revenues.


         The Diamond Jo is a three-story riverboat casino that has capacity for 1,390 patrons. We offer our customers a selection of 650 slot machines and 39 table games. Adjacent to the Diamond Jo is a two-story dockside pavilion, featuring our Lighthouse Grill restaurant, Lucky Jo Saloon, Java Jo Coffee Bar, gift shop, and Harbor View Room, our full service banquet facility. Our facilities are open seven days a week, and the Diamond Jo functions primarily as a dockside riverboat with continuous boarding.


         Our principal executive offices are located at 3rd Street Ice Harbor, P.O. Box 1750, Dubuque, Iowa 52004-1683. The telephone number of our principal executive offices is (319) 583-7005.

                   SUMMARY COMBINED FINANCIAL AND OPERATING DATA

         The summary combined financial data set forth below for the years ended December 31, 1996, 1997 and 1998 have been derived from the combined financial statements of the predecessor companies included elsewhere in this prospectus, which have been audited by Deloitte & Touche LLP, independent auditors, whose report on the financial statements is included with the combined financial statements. The summary combined financial data for the six months ended June 30, 1998 and 1999, for the twelve months ended June 30, 1999, and at June 30, 1999 have been derived from the unaudited combined financial statements of the predecessor companies which, in the opinion of management, are prepared on a basis consistent with the audited combined financial statements of the predecessor companies which appear elsewhere in this prospectus and include all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of our financial position and results of operations on those dates and for those periods. The summary financial data from July 15, 1999 (date of inception) to September 30, 1999 have been derived from the unaudited financial statements of Peninsula Gaming and include all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of our financial position and results of operations at such dates and for such period. Financial and operating results for the six months ended June 30, 1998 and 1999 and the period from July 15, 1999 (date of inception) to September 30, 1999, are not necessarily indicative of the results that may be expected for the full fiscal year. The information presented below should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and the notes thereto appearing elsewhere in this prospectus.



                                                                                                                     PENINSULA
                                                                                                                       GAMING
                                                             PREDECESSOR COMPANIES                                  PERIOD FROM
                                   ------------------------------------------------------------------------------  JULY 15, 1999
                                                                                SIX MONTHS                           (DATE OF
                                     FISCAL YEARS ENDED DECEMBER 31,           ENDED JUNE 30,         TWELVE        INCEPTION) TO
                                   -----------------------------------     ---------------------   MONTHS ENDED      SEPTEMBER
                                      1996         1997         1998          1998        1999    JUNE 30, 1999      30, 1999
                                   ---------    ---------    ---------     ---------     -------  ---------------  --------------
                                                 (DOLLARS IN THOUSANDS, EXCEPT OPERATING DATA)
STATEMENT OF OPERATIONS
  DATA:
Net Revenues...................      $42,252      $42,621      $45,849      $22,067      $22,903        $46,685       $10,530
Operating expenses.............       30,708       28,089       30,670       14,576       15,887         31,981         9,796
Depreciation and amortization..        2,026        1,826        1,895          898        1,066          2,063           692
Income from operations.........        9,518       12,706       13,284        6,593        5,950         12,641            42
OTHER FINANCIAL DATA:
Cash flows from operating
     activities................       10,140       12,522       14,638        7,314        6,965         14,289         2,169
Cash flows from investing
     activities................     (18,162)        4,196      (1,793)        (518)          189        (1,086)      (68,019)
Cash flows from financing
     activities................       10,249     (15,114)       12,806      (6,863)      (7,857)       (13,800)        74,744
Adjusted EBITDA(1).............      $14,013      $14,702      $16,107       $7,723       $7,641        $16,025        $3,868
Adjusted EBITDA margin.........        33.2%        34.5%        35.1%          35%        33.4%          34.3%         36.7%
Capital expenditures...........      $17,812         $918       $1,393         $594         $358         $1,157           $44
OPERATING DATA:
Number of admissions...........    1,109,399    1,111,155    1,142,008      546,035      527,289      1,123,262       267,091
Win per position per day.......         $119         $117         $128         $124         $128           $130          $139
Win per admission..............          $36          $37          $39          $39          $42            $40           $38




Ratio of EBITDA to net interest expense(2).....................................................................      2.0x

                                                                                                                   TWELVE
                                                                                                                MONTHS ENDED
                                                                                                                SEPTEMBER 30,
                                                                                                                    1999
                                                                                                                -------------
Ratio of net debt to EBITDA(3).................................................................................      4.0x




                                                       AT SEPTEMBER 30, 1999
                                                               ACTUAL
                                                       ---------------------
                                                       (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents............................         $8,894
Total assets.........................................         89,235
Total debt...........................................         70,673
Preferred membership interests(4)....................          7,000
Common membership interests(4).......................          9,000
Retained deficit.....................................         (2,069)



--------------------


(1) EBITDA represents earnings before interest, income taxes, depreciation and amortization and excludes non-recurring charges and loss on sale of assets for all periods presented. EBITDA for 1996 excludes $2.4 million of operating lease expense related to the Diamond Jo prior to its purchase. EBITDA is presented to enhance the understanding of our financial performance and our ability to service our indebtedness, including the notes. We understand that it is used by some investors as one measure of cash flow and enables a comparison of our performance with the performance of other companies that report EBITDA. EBITDA is not a measurement determined in accordance with generally accepted accounting principles ("GAAP") as an indicator of financial performance and should not be considered an alternative to, or more meaningful than, net income or income from operations, as an indicator of our operating performance, or cash flows from operating activities as a measure of liquidity. Our definition of EBITDA may not be the same as that used by other companies. The following table sets forth the calculation of adjusted EBITDA:



                                                                                                                    PENINSULA
                                                             PREDECESSOR COMPANIES                                    GAMING
                                     ------------------------------------------------------------------------    --------------
                                                                             SIX MONTHS ENDED     12 MONTHS        PERIOD FROM
                                     FISCAL YEARS ENDED DECEMBER 31,              JUNE 30,           ENDED         JULY 15 TO
                                     --------------------------------       ------------------     JUNE 30,       SEPTEMBER 30,
                                      1996        1997          1998         1998        1999        1999             1999
                                     ------      ------        ------       ------      ------    ----------     --------------
                                                                    (DOLLARS IN THOUSANDS)
Income from operations...........    $9,518      $12,706       $13,284      $6,593      $5,950      $12,641           $  42
Adjustments:
  Depreciation/amortization......     2,026        1,826         1,895         898       1,066        2,063             692
  Non-recurring charges*.........        58          170           928         232         625        1,321           3,134
  Operating lease expense........     2,411        ---           ---         ---         ---          ---            ---

                                                                                                                    PENINSULA
                                                             PREDECESSOR COMPANIES                                    GAMING
                                     ------------------------------------------------------------------------    --------------
                                                                             SIX MONTHS ENDED     12 MONTHS        PERIOD FROM
                                     FISCAL YEARS ENDED DECEMBER 31,              JUNE 30,           ENDED         JULY 15 TO
                                     --------------------------------       ------------------     JUNE 30,       SEPTEMBER 30,
                                      1996        1997          1998         1998        1999        1999             1999
                                     ------      ------        ------       ------      ------    ----------     --------------
                                                                    (DOLLARS IN THOUSANDS)

Totals:                               4,495        1,996         2,823       1,130       1,691        3,384           3,826
                                    -------      -------       -------      ------      -------     --------       --------
                                    -------      -------       -------      ------      -------     --------       --------

Adjusted EBITDA..................   $14,013      $14,702       $16,107      $7,723      $7,641      $16,025          $3,868
                                    -------      -------       -------      ------      -------     --------       --------
                                    -------      -------       -------      ------      -------     --------       --------





* Non-recurring charges include sale of business expenses and ownership litigation expenses related to the predecessor companies and start-up and organization costs related to Peninsula Gaming.



(2) Net interest expense is defined as total interest expense less interest income and amortization of deferred financing costs and original issue discount.



(3) Net debt is defined as total debt less cash and cash equivalents. EBITDA includes a deduction of $0.2 million of executive compensation expense that will be incurred annually.



(4) Peninsula Gaming issued $7.0 million of preferred membership interests to Greater Dubuque Riverboat and received a $9.0 million capital contribution from Peninsula Partners ($6.0 million of which was contributed to the capital of Peninsula Partners through the sale of common membership interests and $3.0 million of which was contributed to the capital of Peninsula Partners through the sale of convertible preferred membership interests). See "The Transactions," "Key Relationships and Related Transactions--Equity Contribution," "Description of Peninsula Gaming Membership Interests" and "Description of Peninsula Partners Membership Interests" for a detailed discussion of the capitalization of the Company and its affiliates.

                           FORWARD-LOOKING STATEMENTS

         Throughout this prospectus we make forward-looking statements. Forward-looking statements include the words "may," "will," "estimate," "intend," "continue," "believe," "expect" or "anticipate" and other similar words. The forward-looking statements contained in this prospectus are generally located in the material set forth under the headings "Prospectus Summary," "Risk Factors," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," but may be found in other locations as well. These forward-looking statements generally relate to plans and objectives for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, the plans or objectives may not be achieved. Actual results may differ from projected results due, but not limited, to unforeseen developments, including developments relating to the following:



         - the availability and adequacy of our cash flow to satisfy our obligations, including payment of the notes and additional funds required to support capital improvements and development,


         - economic, competitive, demographic, business and other conditions in our local and regional markets, including competition in the Dubuque gaming market,


         - changes or developments in the laws, regulations or taxes in the gaming industry, including riverboat gaming and liquor regulation under Iowa law,


         - actions taken or omitted to be taken by third parties, including customers, suppliers, competitors, members and shareholders, as well as legislative, regulatory, judicial and other governmental authorities,


         - changes in business strategy, capital improvements, development plans, including those due to environmental remediation concerns, or changes in personnel or their compensation, including federal, state and local minimum wage requirements,


         - the loss of any license or permit, including the failure to obtain an unconditional renewal of a required gaming license on a timely basis,


         - the termination of our operating agreement with the Dubuque Racing Association, Ltd. or the failure of the Dubuque Racing Association, Ltd. to continue as our "qualified sponsoring organization,"


         - the loss of our riverboat casino or land-based facilities due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required, and


         - other factors discussed under "Risk Factors" or elsewhere in this prospectus.



         You should read this prospectus completely and with the understanding that actual future results may be materially different from what the issuers of the notes expect. Unless otherwise required by law, we will not update forward-looking statements even though our situation may change in the future.

                                  RISK FACTORS

         You should consider carefully the risk factors below as well as the other information in this prospectus before tendering your old notes in the exchange offer.

DEPENDENCE UPON A SINGLE GAMING SITE--OUR RESULTS OF OPERATIONS ARE DEPENDENT SOLELY ON THE DIAMOND JO, AND IF THE DIAMOND JO IS NOT IN SERVICE, OUR CASH FLOW MAY NOT BE SUFFICIENT TO SATISFY OUR PAYMENT OBLIGATIONS UNDER THE NOTES.


         Our profitability is entirely dependent upon the Diamond Jo. If we are closed or if access to the Diamond Jo is limited in any significant way, our results of operations could be materially adversely affected. We will have little or no operating revenues for any period that the Diamond Jo is not in service. Our riverboat could be out of service due to, among other things, casualty, mechanical failure, physical damage or extended or extraordinary maintenance or inspection, although we have had no such occurrences to date. In addition, our riverboat is subject to United States Coast Guard regulations which, among other things, govern its design, facilities and operations.


         The Diamond Jo is subject to the risk of severe weather, including snow, high wind, blizzard and flooding. Although we have had no such occurrences to date, severe weather conditions could cause significant physical damage to the Diamond Jo and, for a period of time, result in reduced hours of operation or access to the Diamond Jo or the complete closure of the Diamond Jo. In the last 3 years, we have closed the Diamond Jo twice for a short period of time, generally less than a day, because of severe weather conditions. Severe weather may also cause the closure of highways which provide access to the Diamond Jo. This would reduce the number of people visiting the Diamond Jo. Any of these events could have a material adverse effect on us. Although we maintain insurance policies, insurance proceeds may not adequately compensate us for all economic consequences of any loss. Should a loss occur, we could lose both our invested capital and anticipated profits from the Diamond Jo.


         We are also vulnerable to any negative economic, competitive, demographic or other condition affecting the City of Dubuque and, to a lesser extent, surrounding cities. If the local economy suffers a downturn or if any of the area's larger employers, such as John Deere Dubuque Works, lay off workers, the Diamond Jo may be adversely affected as the disposable income of consumers in the area declines. Any of the foregoing factors could limit or result in a decrease in the number of patrons at the Diamond Jo or a decrease in the amount that patrons are willing to wager.


         Requirement of a Certificate of Inspection--Our riverboat must hold a Certificate of Inspection and a Certificate of Documentation from the United States Coast Guard. Loss of the Certificate of Inspection would result in discontinuance of operations.


         Our riverboat must hold, and currently possesses, a Certificate of Inspection and a Certificate of Documentation from the United States Coast Guard. Loss of the Certificate of Inspection would preclude our use of the Diamond Jo as an operating riverboat. The United States Coast Guard requires periodic hull inspections. Our next hull inspection is expected to take place by April 2000. A traditional dry dock hull inspection would result in the temporary loss of service of our riverboat for up to approximately two weeks. The United States Coast Guard, upon request and approval of the request, allows for an underwater hull inspection instead of the traditional out of water dry dock inspection. An underwater hull inspection does not result in any loss of services of the riverboat. If the Coast Guard approves our request for an underwater hull inspection, we will be required to perform another hull inspection within thirty 30 months from the date of the underwater hull inspection. At that time, we may again seek approval from the Coast Guard for an underwater hull inspection in order to avoid any loss of services of the riverboat.


SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.


         We have debt of approximately $71 million. In addition, subject to limited exceptions set forth in the indenture governing the notes, we may incur additional debt in the future, including indebtedness under our proposed $10.0 million credit facility. As a result of our indebtedness, the ratio of indebtedness to total capital and the estimated ratio of earnings to fixed charges as of September 30, 1999 are 10.3 and 1.6, respectively. Our substantial debt will have important consequences to you and significant effects on our future operations. Our substantial debt may, among other things:


         - increase our vulnerability to adverse economic and industry conditions or a downturn in our business,


         - limit our ability to fund or obtain additional financing for future working capital, capital expenditures, and development projects, including our planned hotel,


         -  limit our ability to fund a change of control offer,


         - limit our flexibility in planning for, or reacting to, changes in our business and industry,


         - place us at a competitive disadvantage relative to the Dubuque Greyhound Park (the "Greyhound Park") and our other competitors that have less debt,


         -  limit our ability to borrow additional funds, and


         - result in an event of default if we fail to comply with the financial and other restrictive covenants contained in the indenture governing the notes or in any new credit facility.


ABILITY TO SERVICE DEBT--TO SERVICE OUR DEBT, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL. WE CANNOT ASSURE YOU THAT OUR OPERATING RESULTS, CASH FLOW AND CAPITAL RESOURCES WILL BE SUFFICIENT TO SATISFY OUR PAYMENT OBLIGATIONS IN THE FUTURE, INCLUDING UNDER THE NOTES.


         Our ability to service our obligations depends upon our future operating performance, which will be subject to general economic conditions, industry cycles and financial, business, regulatory and other factors affecting our operations, many of which are beyond our control. Our business might not continue to generate sufficient cash flow from operations in the future to service our indebtedness or to satisfy our preferred membership interests and other obligations, and we may be required, among other things, to seek additional financing, to refinance or restructure all or a portion of these obligations, to sell selected assets, or to reduce or delay planned capital expenditures. Such measures might not be sufficient to enable us to service the notes and satisfy our other obligations. In addition, any such financing, refinancing or sale of assets might not be available to us on economically favorable terms, if at all. We cannot assure you that our operating results, cash flow and capital resources will be sufficient to satisfy our payment obligations in the future, including under the notes. The amount of cashflow needed to pay the interest on our notes is $6,390,000 annually. We will need $3.0 million in January 2001, $4.0 million in August 2006, plus, in each case, all unpaid dividends in an aggregate amount equal to $630,000 per year at the time of redemption in order to satisfy our preferred membership interest obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for more information on our ability to generate cash sufficient to service our debt.


COMPETITION--INCREASED COMPETITION MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, AND OUR BUSINESS MIGHT NOT CONTINUE TO GENERATE SUFFICIENT CASH FLOW TO SERVICE OUR INDEBTEDNESS, INCLUDING UNDER THE NOTES.


         The gaming industry is highly competitive. As new gaming opportunities arise in existing gaming jurisdictions, in new gaming jurisdictions and on Native American-owned lands, new or expanded operations by others can be expected to increase competition in our industry and could limit new opportunities for us or result in the saturation of our gaming markets. Casino gaming does not have a long operating history in our jurisdiction and other nearby jurisdictions and, therefore, the effects of competition in these jurisdictions cannot be predicted with any degree of certainty.


         Our gaming operations are highly dependent upon the Dubuque area. We believe that the primary competitive factors in Dubuque are location, availability and convenience of parking, number and types of slot machines and gaming tables, types and pricing of amenities, services, entertainment and overall atmosphere.


         Since July 1997, our only competitor in the Dubuque area has been the Greyhound Park. The Racing Association owns the Greyhound Park, which is located three miles from us. The Greyhound Park offers some amenities which we do not thave, including live greyhound racing from May through October and simulcast greyhound racing all year, as well as simulcast horse racing on a limited basis. As a not-for-profit organization, the Racing Association distributes a percentage of its cash flow from the Greyhound Park to the City of Dubuque and local charities and, through such contributions, has developed a strong relationship with the local community and city officials. The Racing Association also has no long-term indebtedness and therefore may be able to react more quickly than we can to changes in our market. The Greyhound Park is also not subject to Iowa's cruising laws, which require us to cruise 100 times per year for a minimum of two hours per cruise. Although Iowa law currently prohibits the Greyhound Park from conducting some kinds of gaming operations, including table games, video poker, video keno and other electronic games of skill, Iowa gaming laws may be amended in the future, permitting the Greyhound Park to operate these gaming activities. We may face increased competition from the Greyhound Park in the future, due to changes in Iowa gaming laws or a variety of other factors which could have a material adverse effect on us.



          Our operating agreement with the Racing Association, hereinafter referred to as the "Racing Association operating agreement," currently restricts the number of slot machines at the Greyhound Park to 600 provided that we do not increase the number of slot machines at the Diamond Jo to more than 650. Furthermore, pursuant to the Racing Association operating agreement, we require that the weighted average theoretical slot payback percentage at the Greyhound Park not exceed ours by more than 0.5%. With respect to any given gaming property, the weighted average theoretical slot payback percentage for such property is the average payout probability of all slot machines at that property according to the manufacturers' specifications. If the Racing Association increases the weighted average theoretical slot payback percentage or the number of slot machines, this could increase competition by attracting customers to its gaming operations. All of the restrictions under the Racing Association operating agreement will terminate if we or any of our affiliates operate another gaming facility in Dubuque County or the adjoining counties in Illinois or Wisconsin.


         We also currently face limited competition from numerous other gaming facilities located approximately 60 to 120 miles from us. These facilities include the Miss Marquette, located in Marquette, Iowa; the Mississippi Belle II, located in Clinton, Iowa; the Meskwaki Casino, a Native American gaming establishment located in Tama, Iowa; other Native American gaming establishments in Wisconsin and Minnesota; the Lady Luck Bettendorf, located in Bettendorf, Iowa; the President Casino, located in Davenport, Iowa; and the Casino Rock Island, located in Rock Island, Illinois. Under existing Iowa law, the number of riverboat gaming licenses in Iowa is limited to ten, subject to limited exceptions. There are currently nine licensed riverboat gaming facilities operating in Iowa, and the gaming commission recently granted a gaming license for a riverboat to be located south of Des Moines, Iowa, approximately 250 miles from us, although that boat is not yet in operation. Legislation was recently enacted in Illinois to provide for dockside gaming in Illinois and to relocate an existing but non-operating riverboat gaming license to Cook County, Illinois (outside the city limits of the City of Chicago). Should Iowa or any neighboring state adopt more favorable gaming laws or laws authorizing new or additional gaming facilities, these events could increase the competition that we face.


         In addition to competing with gaming facilities in Iowa, Illinois, Wisconsin and Minnesota, we compete to some extent with gaming facilities nationally and other forms of gaming on both a local and national level, including state-sponsored lotteries, charitable gaming and pari-mutuel wagering, which is a form of betting, such as racetrack betting, where the odds of winning are based on the amounts wagered. We also compete to some extent with other forms of entertainment including motion pictures, sporting events and other recreational activities. It is possible that these secondary competitors could reduce the number of visitors to the Diamond Jo or the amount they are willing to wager, which could have a material adverse effect on us. See "Business--Competition" for a detailed discussion of our competitive environment.


GAMING REGULATIONS--CHANGES IN GAMING LAWS AND OUR GAMING LICENSE STATUS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS BY PROHIBITING OR LIMITING GAMING IN THE STATE OF IOWA, AND WE MAY NOT BE ABLE TO CONTINUE TO SERVICE OUR INDEBTEDNESS, INCLUDING UNDER THE NOTES.


         We are subject to regulation by the State of Iowa and, to a lesser extent, by federal law. We are subject to regulations that apply specifically to the gaming industry and casinos, in addition to regulations applicable to businesses generally. Legislative or administrative changes in applicable legal requirements, including legislation to prohibit casino gaming, have been proposed from time to time. It is possible that the applicable requirements to operate an Iowa gaming facility will become more stringent and burdensome, and that taxes, fees and expenses may increase. It is also possible that the number of authorized gaming licenses in Iowa may increase, which would intensify the competition that we face. Our failure to comply with detailed regulatory requirements may be grounds for the suspension or revocation of one or more of our licenses which would have a material adverse effect on us. See "Regulatory Matters" for more information about our regulatory requirements.


         Under Iowa law and regulations, the ownership and operation of casino facilities in Iowa are subject to regulation by the gaming commission. The gaming commission requires various licenses, findings of suitability, registrations, permits and approvals to be held by us and our affiliates in order to conduct gaming operations. The gaming commission may, among other things, limit, condition, suspend or revoke a license to operate a gaming facility for any of the various reasons set forth in Iowa law and regulations. For example, Iowa law and regulations require the gaming commission to revoke a license if, among other things, the licensee has been suspended from operating a gambling operation in another jurisdiction, the licensee has made a false statement of a material fact to the gaming commission, or the licensee lacks financial responsibility sufficient for the enterprise it conducts. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied against us, our affiliates and the persons involved in the violations. In addition, the actions of persons associated with us and our management and employees, over whom we may have no control, could jeopardize any licenses held by us in Iowa. The suspension or revocation of any of our licenses, the levying of substantial fines on us or the forfeiture of our assets would have a material adverse effect on us.


         We have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for the operation of the Diamond Jo. However, gaming licenses and related approvals are deemed to be privileges under Iowa law and regulations, and we can give no assurance that any additional licenses, permits and approvals that may be required will be given or that existing ones will not be revoked. Renewal is subject to, among other things, continued satisfaction of suitability requirements. In addition, as a condition to the issuance of our gaming license, we have committed to spend up to a maximum of $11.5 million to develop a hotel contiguous to the Diamond Jo. This development process must be commenced by December 2000. Failure to satisfy these conditions could result in the revocation of our gaming license, which would prevent us from operating the Diamond Jo as a casino and would have a material adverse effect on us. We can give no assurance that we will be successful in satisfying these conditions, including obtaining the capital necessary to build the hotel and, accordingly, we can give no assurance that we will successfully renew our gaming license in a timely manner, or at all.


         Proposals to amend or supplement Iowa's gaming statutes are frequently introduced in the Iowa state legislature. In addition, the state legislature from time to time considers proposals to amend or repeal existing laws and regulations, which could effectively prohibit riverboat gaming in the State of Iowa, limit the expansion of existing operations or otherwise adversely affect our operations.

REQUIRED REGULATORY REDEMPTION-- SECURITYHOLDERS MAY BE REQUIRED TO BE LICENSED BY A GAMING AUTHORITY AND, IF NOT SO LICENSED, THEIR NOTES WILL BE SUBJECT TO REDEMPTION.


         We are required to notify the gaming commission as to the identity of, and may be required to submit background information regarding, each owner, partner or any other person who has a beneficial interest of five percent or more, direct or indirect, in Peninsula Gaming. The gaming commission may also request that we provide them with a list of persons holding beneficial ownership interests in Peninsula Gaming of less than five percent. For purposes of these rules, "beneficial interest" includes all direct and indirect forms of ownership or control, voting power or investment power held through any contract, lien, lease, partnership, stockholding, syndication, joint venture, understanding, relationship, present or reversionary right, title or interest, or otherwise. The gaming commission may determine that holders of the securities have a "beneficial interest" in Peninsula Gaming.


         If any gaming authority, including the gaming commission, requires any person, including a record or beneficial owner of the securities, to be licensed, qualified or found suitable, that person must apply for a license, qualification or finding of suitability within the time period specified by the gaming authority. The person would be required to pay all costs of obtaining a license, qualification or finding of suitability. If a record or beneficial owner of any of the notes is required to be licensed, qualified or found suitable and is not licensed, qualified or found suitable by the gaming authority within the applicable time period, their notes will be subject to redemption. See "Regulatory Matters--Regulatory Requirements Applicable to Owners of the Securities and Others," "Description of Peninsula Gaming--Membership Interests--Peninsula Gaming Operating Agreement" and "Description of Notes--Redemption" for more information about regulatory redemptions affecting the notes.


RACING ASSOCIATION OPERATING AGREEMENT--OUR OPERATIONS ARE SUBJECT TO THE RACING ASSOCIATION OPERATING AGREEMENT. IF THE RACING ASSOCIATION OPERATING AGREEMENT IS TERMINATED OR NOT EXTENDED, WE MAY NOT BE ABLE TO OPERATE THE DIAMOND JO, AND WE MAY NOT BE ABLE TO CONTINUE TO SERVICE OUR INDEBTEDNESS, INCLUDING THE NOTES.


         Under Iowa law, a license to operate a riverboat casino is granted to a not-for-profit "qualified sponsoring organization," which may either operate the riverboat itself or enter into an agreement with another party that must obtain its own operator's license. We have entered into such an agreement with the Racing Association, which holds the "qualified sponsoring organization" license for the Diamond Jo. The Racing Association owns the Greyhound Park, which is its primary source of revenue. Under some circumstances, we can be required to pay the Racing Association for the right to operate the Diamond Jo. Neither we nor our predecessor companies have been required to make these payments since the Racing Association commenced casino operations at the Greyhound Park in 1995. See "KEY RELATIONSHIPS AND RELATED TRANSACTIONS--Relationship with Dubuque Racing Association," for a discussion of our obligation to make these payments to the Racing Association. In addition, beginning April 1, 2000, we will be required to pay to the Racing Association $0.50 per patron on the Diamond Jo, without regard to the revenues of the Greyhound Park. The payment for 1998 would have been approximately $571,000.


         The Racing Association operating agreement expires by its terms on December 31, 2008. If the Racing Association operating agreement is terminated or not extended, we may not be able to operate the Diamond Jo. The Racing Association may elect not to renew the operating agreement for various reasons, but the operating agreement will not need to be renewed until after the maturity date of the notes. However, either we or the Racing Association may terminate the operating agreement in the event that the other party breaches any provision of the operating agreement, becomes subject to bankruptcy proceedings, breaches applicable law, or otherwise fails to fulfill its obligations and duties under the operating agreement. See "Reauthorization of Gaming in Dubuque County, Iowa". For additional information concerning the Racing Association operating agreement, see "Key Relationships and Related Transactions--Relationship with the Dubuque Racing Association."


REAUTHORIZATION OF GAMING IN DUBUQUE COUNTY, IOWA--THE DUBUQUE COUNTY ELECTORATE MUST VOTE IN 2002 AND EVERY EIGHT YEARS THEREAFTER WHETHER TO CONTINUE TO ALLOW RIVERBOAT GAMING IN DUBUQUE COUNTY, IOWA. IF RIVERBOAT GAMING IS DISCONTINUED, WE MAY NOT BE ABLE TO CONDUCT OUR GAMING OPERATIONS, AND WE MAY NOT BE ABLE TO CONTINUE TO SERVICE OUR INDEBTEDNESS, INCLUDING THE NOTES.


         Under Iowa law, a license to conduct gaming may be issued in a county only if the county electorate has approved the gaming, and a reauthorization referendum requiring majority approval must be held every eight years. On May 17, 1994, the electorate of Dubuque County, Iowa, which includes the City of Dubuque, approved gaming by approximately 80% of the votes cast. If any reauthorization referendum is defeated, a previously issued gaming license will remain valid for a total of nine years from the date of original issuance of the license, subject to earlier nonrenewal or revocation under Iowa law and regulations.


         If a gaming reauthorization referendum to be submitted to the Dubuque County electorate in the general election to be held in 2002 fails, our license which was issued on July 15, 1999 (the "date of licensure" under Iowa law) and the Racing Association's sponsoring license will remain valid for nine years from their respective dates of original issuance. Although Iowa law and regulations are unclear as to whether the original issuance date of the Racing Association's license is our date of licensure or on or before March 18, 1993 (the date the Racing Association first received its gaming license as the qualified sponsoring organization of the Diamond Jo), the gaming commission administrator has indicated to us in writing that, in his opinion, the original issuance date of the Racing Association's sponsoring license will be our date of licensure. We can give no assurance, however, that this interpretation will be followed by the gaming commission or other governmental authorities. If the 2002 Referendum fails and the original issuance date of the Racing Association's license is determined to be on or before March 18, 1993, it is unlikely that we would be able to conduct gaming operations on the Diamond Jo. If the 2002 Referendum fails and the original issuance date of the Racing Association's license is determined to be our date of licensure, we would be able to conduct gaming operations on the Diamond Jo until 2008; PROVIDED, that the Racing Association operating agreement is not terminated.


RISKS RELATED TO HOTEL/ICE HARBOR DEVELOPMENT--THERE CAN BE NO ASSURANCE THAT EITHER THE PROPOSED HOTEL OR THE ICE HARBOR REDEVELOPMENT PROJECT WILL BE COMPLETED ON TIME. OUR INABILITY TO COMPLETE THE PROPOSED HOTEL MAY RESULT IN THE REVOCATION OF OUR GAMING LICENSE.


         As a condition to the grant of our gaming license, we are required by the gaming commission to spend up to a maximum of $11.5 million toward the development and construction of a hotel contiguous to the Diamond Jo, unless the costs of the development and construction exceed $11.5 million. If the costs exceed $11.5 million, we would be required to build a hotel only if another entity funded the excess costs. The development and construction of this hotel may require additional financing. There can be no assurance that this financing will be available to us on satisfactory terms or, if necessary, that this financing will be approved by the gaming commission or other governmental authorities. In addition, covenants in the indenture governing the notes may restrict our ability to obtain any such additional financing. Any additional financing may also cause us to become more leveraged, which could adversely affect our ability to satisfy our debt service requirements with respect to the notes and our ability to redeem preferred membership interests.


         We expect to develop a hotel concurrently with the proposed Ice Harbor redevelopment project sponsored by the City of Dubuque together with individual and corporate donors. We can give no assurance that funds necessary for the Ice Harbor redevelopment project will be obtained or that this project will be completed, as planned, within the next four years, if at all. Further, even if the Ice Harbor redevelopment project is completed, we can give no assurance that it will be successful in establishing the Ice Harbor as a community center and tourist destination. If any of the foregoing were to occur, additional visitors may not be attracted to the Ice Harbor.

RISKS RELATED TO HOTEL/ICE HARBOR DEVELOPMENT--Construction problems and delays could substantially increase costs or prevent completion of the proposed hotel or the Ice Harbor redevelopment project. Our inability to complete the proposed hotel may result in the revocation of our gaming license.


         The hotel development project will be subject to various development and construction risks, including but not limited to environmental problems, risks of delays in obtaining necessary permits, licenses, and approvals, disruption to existing operations, changes in law applicable to the project, shortages of materials and skilled labor, labor disputes, work stoppages, engineering or geological problems, fire and other natural disasters, weather interferences and other delays, any or all of which could substantially increase costs or significantly delay or prevent completion of the proposed hotel and/or Ice Harbor redevelopment project.


RISKS RELATED TO HOTEL/ICE HARBOR DEVELOPMENT--Construction near the Diamond Jo could adversely affect our operating results by discouraging patrons from entering our facilities during the period of construction. This would reduce our cash flow and might affect our ability to service our debt obligations.


         Construction near the Diamond Jo could adversely affect our operating results by discouraging patrons from entering our facilities during the construction phase. Although our financial commitment to build the hotel is limited to a maximum of $11.5 million, assuming we are able to build a hotel within budgetary constraints, our inability to commence the construction process by December 2000 may result in a refusal by the gaming commission to renew our gaming license, which would prevent us from conducting gaming operations on the Diamond Jo. See "Business--Properties" for more information about our properties and development plans.


LIQUOR REGULATION--Revocation of our liquor license, which is subject to extensive regulation, could have a material adverse effect on our gaming operations and our ability to generate cash to service our indebtedness


         The sale of alcoholic beverages by us will be subject to licensing, control and regulation by state and local agencies in Iowa. Subject to limited exceptions, all persons who have a financial interest in us, by ownership, loan or otherwise, must be disclosed in an application filed with, and are subject to investigation by, the liquor agencies. All liquor licenses are subject to annual renewal, are revocable and are not transferable. Persons who have a direct or indirect interest in any Iowa liquor licensee, other than hotel and restaurant liquor licensees, may be prohibited from purchasing or holding the notes. The liquor agencies have broad powers to limit, condition, suspend or revoke any liquor license. Any disciplinary action with respect to our liquor licenses could, and any failure to renew or revocation of our liquor license would, have a material adverse effect on us.


ENVIRONMENTAL MATTERS--We are subject to environmental laws and potential exposure to environmental liabilities. This may affect our ability to develop, sell or rent our property or to borrow money where such property is required to be used as collateral.


         We are subject to various federal, state and local environmental laws, ordinances and regulations, including those governing the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes, and the health and safety of our employees. Under these laws, ordinances or regulations, a current or previous owner or operator of property may be liable for the costs of removal or remediation of some kinds of hazardous substances or petroleum products on, under, or in its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, the substances may adversely affect the ability to sell or rent the property or to borrow funds using the property as collateral. Additionally, the owner of a site may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. We do not anticipate any material adverse effect on our earnings or competitive position relating to environmental matters, but it is possible that future developments could lead to material costs of environmental compliance for us or materially impact our ability to construct a hotel.


         We have reviewed environmental assessments (in some cases including soil and groundwater testing) relating to our currently owned and leased properties in Dubuque, Iowa, and other properties we may lease from the City of Dubuque or other parties, including property adjacent to the Diamond Jo on which we propose to construct a hotel. As a result, we have become aware that there is contamination present on some of these properties apparently due to past industrial activities. With respect to parcels we currently own or lease, we believe, based on the types and amount of contamination identified, the anticipated uses of the property and the potential that the contamination, in some cases, may have migrated onto our properties from nearby properties, that any cost to clean up these properties will not result in a material adverse effect on our earnings. With respect to the properties we may lease in connection with the planned hotel, further investigations are underway to determine the extent to which these properties are contaminated. We intend to negotiate agreements with the owner(s) of these properties that will, among other things, address in a satisfactory manner the responsibility for any environmental cleanup or remediation that these properties may require. There can be no assurance, however, that we will be able to negotiate such an arrangement or that we may not be required to contribute toward cleaning up contamination on the properties we own or lease. Any required remediation may have a material and adverse impact on our plans and ability to build a hotel or may have an impact on the City of Dubuque's planned redevelopment project by, among other things, increasing costs and delaying the initiation of the projects until such remediation is complete. In addition, remediation may partially block access to the Diamond Jo, thereby reducing the number of patrons that visit us.


TAXATION--An increase in the taxes and fees that we pay could have a material adverse effect on us, and might reduce the cash flow available to service our indebtedness, including under the notes.


         We believe that one of the primary reasons that jurisdictions have legalized gaming is the prospect of significant additional revenue for the jurisdictions. As a result, gaming companies, including us, are typically subject to significant taxes and fees relating to their gaming operations, which are subject to increase at any time. Currently, we are taxed at an effective rate of approximately 20% of our adjusted gross receipts by the State of Iowa and we pay the City of Dubuque a fee equal to $0.50 per patron. In addition, all Iowa riverboats share equally in costs of the gaming commission and related entities to administer gaming in Iowa, which is currently approximately $316,000 per year per riverboat. In addition, there have been proposals from time to time to tax all gaming establishments, including riverboat casinos, at the federal level. Any material increase in taxes or fees, or in costs of the gaming commission and related entities, would have a material adverse affect on us. See "Regulatory Matters" for more information about the taxes and fees we are required to bear.

DIFFICULTY IN ATTRACTING AND RETAINING QUALIFIED EMPLOYEES--We believe that there is a shortage of skilled labor in the gaming industry which will make it more difficult for us to retain qualified employees. An increase in labor costs could reduce our income from operations available to service our indebtedness, including under the notes.

         The operation of our business requires qualified executives, managers and skilled employees with gaming industry experience. We believe that a shortage of skilled labor exists in the gaming industry which will make it increasingly difficult and expensive to attract and retain qualified employees. Moreover, the low unemployment rate in the Dubuque area contributes to the limited pool of skilled labor available to us. Increasing competition in our market is expected to lead to higher costs in order to retain and attract qualified employees. While we believe that we will be able to attract and retain qualified employees, there can be no assurance that we will be able to do so.

         We are dependent upon the available labor pool of unskilled and semi-skilled employees. We are also subject to the Fair Labor Standards Act, which governs matters such as minimum wage, overtime and other working conditions. In addition, Iowa law effectively requires that we pay employees 25% more than the federally mandated minimum wage rates. Changes in applicable state or federal laws and regulations, particularly those governing minimum wages, could increase labor costs, which could have a material adverse effect on our income from operations.


POSSIBLE CONFLICTS OF INTEREST--Possible conflicts of interest between various entities might detract from Peninsula Partners' ability to manage and operate the Diamond Jo, which could have a material adverse effect on holders of the securities.


          Peninsula Partners, the parent and sole manager of Peninsula Gaming, is primarily responsible for managing the Diamond Jo. Although Peninsula Partners and its affiliates do not currently manage other gaming operations, neither Peninsula Partners nor any of its affiliates is restricted from managing other gaming operations, including new gaming ventures or facilities that may compete with us, except that some of the restrictions under the Racing Association operating agreement will terminate if we or any of our affiliates operate another gaming facility in Dubuque County or the adjoining counties of Illinois or Wisconsin. These activities could require significant amounts of time of Peninsula Partners' officers and managers. While we believe that any new ventures will not detract from Peninsula Partners' ability to manage and operate the Diamond Jo, there can be no assurance that these ventures will not have a material adverse effect on Peninsula Gaming or Peninsula Partners.


         M. Brent Stevens and Andrew R. Whittaker, managers of Peninsula Partners, are a managing director and executive vice president, respectively, of Jefferies & Company, Inc., the initial purchaser of the old notes. Mr. Stevens owns 22.5% of the voting common membership interests of Peninsula Partners. In addition, the initial purchaser and some of its affiliates, officers and employees are members of, and control, Peninsula Partners Investors, LLC, a Delaware limited liability company, which owns 39.0% of the voting common membership interests of Peninsula Partners. As a result of the above, the initial purchaser and some of its affiliates, officers and employees control us. There can be no assurance that all of our interests will be aligned in the future. See "Principal Securityholders" for more information about our equity securityholders.

ABILITY TO REALIZE ON COLLATERAL--Gaming or other regulations may delay or otherwise impede the trustee's ability to foreclose on the collateral securing the notes and pay the securityholders the amount due on the notes.


         Under the indenture governing the notes, if an event of default occurs, including, but not limited to, default for 30 days in the payment when due of interest on the notes, default in payment of principal (or premium, if any) on the notes when due at maturity or otherwise, the revocation of our gaming license, and the commencement of bankruptcy or insolvency proceedings, the trustee may accelerate the notes and, among other things, initiate a proceeding to foreclose on the collateral securing the notes and take control of our gaming operations. However, Iowa law and regulations or other laws may impede the trustee's ability to take these actions.


         The trustee's ability to foreclose upon the collateral is limited by Iowa gaming laws which require that owners and operators of gaming establishments hold a valid gaming license. Since the licensing process may be very costly and time consuming, the trustee's ability to foreclose on any of the collateral securing the notes may be materially impaired. Also, the right of the trustee to repossess and dispose of the collateral after the occurrence of an event of default is likely to be significantly impaired by applicable bankruptcy laws if a bankruptcy proceeding were to be commenced by or against us prior to the trustee having repossessed and disposed of the collateral. Under applicable bankruptcy laws, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case without bankruptcy court approval. Under any of these circumstances, the noteholders might not be fully compensated for their investment in the notes in an event of default. See "Description of Notes--Security--Gaming Law Limitations" for more information about limitations imposed by applicable gaming laws on the security for the notes.


         In addition, the trustee's ability to foreclose on the collateral securing the notes will also be subject to provisions contained in an intercreditor arrangement with the lenders under our proposed credit facility and limitations arising under applicable bankruptcy and insolvency laws. See "Description of Indebtedness--Intercreditor Agreement" and "Description of Notes--Security--Bankruptcy Limitations" for more information about these limitations.


COLLATERAL VALUE--Holders of the securities may lose money on their investment because the value of the collateral securing the notes may be less than the amount due on the notes. Following liquidation of the Company's assets and payment to other lenders, the remaining funds may be insufficient to pay the amount due on the notes.


         The liquidation value of the collateral securing the notes is unlikely to produce proceeds in an amount sufficient to pay the principal of, premium, if any, and accrued and unpaid interest and liquidated damages, if any, on the notes. The ability of the trustee to foreclose on any of the collateral will be subject to the provisions of the documents creating the trustee's security interest in the collateral, as well as the considerations discussed in the preceding section. In addition, there can be no assurance that the security interest in any cash collateral will be enforceable against other creditors under applicable laws.


         Furthermore, assets subject to capitalized leases and that secure indebtedness the proceeds of which were used to purchase such assets will not be included in the collateral securing the notes; and the liens on the collateral securing the notes will be subordinated to up to $10.0 million of liens under our proposed credit facility. As a result, upon any bankruptcy, liquidation, reorganization or similar proceedings involving the Company or its subsidiaries, our lenders under the new credit facility, capitalized leases and indebtedness relating to the purchase of specific assets will be entitled to be repaid in full before any payment is made to you from the proceeds of the assets securing those kinds of indebtedness.


         In addition, the trustee under the indenture and the lenders under our proposed credit facility will enter into an intercreditor agreement to govern the relationships among them and their obligations and rights with respect to the collateral securing the notes and securing the new credit facility. Financing by multiple lenders with security interests in common collateral may result in complexity and lack of flexibility in our financial arrangements. See "Description of Indebtedness--Intercreditor Agreement" and "Description of Notes--Security" for more information about the security interests in the collateral securing the notes.


INABILITY TO REPURCHASE NOTES WHEN REQUIRED--We may not be able to repurchase the notes when we are required to do so.


         We are required to repurchase the notes if ordered to do so by any governmental authority or upon the occurrence of a change of control. Within 120 days after the end of each year the hotel is in operation, we will make an offer to all noteholders to purchase notes with 50% of Excess Cash Flow, as defined in the indenture governing the notes, for such operating year. In addition, net proceeds from the sale of assets not (a) invested in assets related to the business of the Company, (b) applied to repay indebtedness under obligations attributable to specific assets incurred in connection with the assets sold, or (c) applied to repay indebtedness under the proposed senior credit facility will be applied to make an offer to purchase notes. There can be no assurance that we will have sufficient funds to consummate a required regulatory redemption, to purchase notes with excess cash flow as described above, to purchase notes with excess proceeds from asset sales as described above or to repurchase notes upon a change of control, that we will be able to refinance the notes at affordable rates, or that any redemption or repurchase, if consummated, would not have a material adverse effect on our business. Investors might lose all or part of their investment in the notes if we are not able to repurchase the notes when we are required to do so. See "Description of Notes--Redemption," "--Repurchase Upon Change of Control," "--Excess Cash Flow Offer," "--Limitation on Asset Sales," "Description of Peninsula Partners Membership Interests--Convertible Preferred Membership Interests--Repurchase Upon Change of Control" and "--Peninsula Partners Operating Agreement" for more information on required redemptions and potential limitations on the Company's ability to generate sufficient funds for repurchase of the notes.


PUBLICLY TRADED PARTNERSHIP CLASSIFICATION--We may be subject to corporate level federal income tax if we become a publicly traded partnership which would have an adverse impact on our financial strength and our ability to service our indebtedness.


         We may be classified as a publicly traded partnership for U.S. federal income tax purposes if either (1) the notes are classified as equity, rather than debt, for U.S. federal income tax purposes and are deemed to be "publicly traded" or (2) our equity interests are deemed to be "publicly traded." As a publicly traded partnership, we would become subject to U.S. federal income tax as a corporation which, in turn, may, among other things, materially adversely affect our ability to make payments on the notes. In connection with the original issuance of the old notes, Mayer, Brown & Platt delivered its opinion to the effect that, for U.S. federal income tax purposes, (i) the notes will be treated as indebtedness and (ii) we will not be treated as a publicly traded partnership taxable as a corporation. This opinion was based on factual representations and assumptions. See "Specific United States Federal Income Tax Considerations--U.S. Federal Tax Characterization of the Notes and

Peninsula Gaming" for more information concerning those representations and assumptions and the circumstances under which we might be treated as a publicly traded partnership. Notwithstanding this opinion, the Internal Revenue Service may successfully assert that we are subject to U.S. federal income taxation as a publicly traded partnership.


YEAR 2000 COMPLIANCE--Although we believe that we are year 2000 compliant, we can give no assurance that Year 2000 issues will not negatively affect us, resulting in disruptions in operations and, consequently, in our ability to service our indebtedness.


         The potential for system and processing failures of date-related data resulting from computer-controlled systems using two digits rather than four to define the applicable year is commonly referred to as the "Year 2000" problem. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This problem could result in system failure or miscalculations causing, in addition to significant problems with suppliers or vendors, disruptions of our operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. We believe that we have taken adequate steps to address the Year 2000 problem and do not anticipate that the Year 2000 problem will have a material adverse effect on our operations. While we believe our planning efforts are adequate to address Year 2000 concerns, there can be no assurance that we will achieve the predicted estimates, and actual results could differ materially from those planned or anticipated. For additional information concerning the Company's response to the Year 2000 issue, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness."


OLD NOTES SUBJECT TO TRANSFER RESTRICTIONS--You may not be able to sell your old notes if you do not exchange them for registered new notes in the exchange offer.


         If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer as stated in the legend on the old notes. In general, you may not offer or sell the old notes unless they are:


         -     registered under the Securities Act of 1933;


         - offered or sold pursuant to an exemption from the Securities Act of 1933 and applicable state securities laws; or


         - offered or sold in a transaction not subject to the Securities Act of 1933 and applicable state securities laws.


         We do not currently anticipate that we will register the old notes under the Securities Act of 1933.


HOLDERS WHO DO NOT TENDER THEIR OLD NOTES WILL HAVE NO FURTHER REGISTRATION RIGHTS--Securityholders who do not tender their old notes will have no further registration rights under the registration rights agreement.


         Holders who do not tender their old notes, except for limited instances involving the initial purchaser or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferrable new notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest.


LIMITED MARKET FOR OLD NOTES--The market for old notes may be significantly more limited after the exchange offer and you may not be able to sell your old notes after the exchange offer.


         If old notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for old notes that remain outstanding may be significantly more limited. As a result, the liquidity of the old notes not tendered for exchange may be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for old notes that are not exchanged in the exchange offer may be affected adversely as old notes exchanged pursuant to the exchange offer reduce the float. The reduced float also may make the trading price of the old notes that are not exchanged more volatile.

                              THE TRANSACTIONS

         On July 15, 1999, we completed the acquisition of (1) the Diamond Jo, pursuant to an asset purchase agreement, dated as of January 15, 1999, as amended, between Peninsula Partners and Greater Dubuque Riverboat, and (2) related real property, pursuant to a real property purchase agreement, dated as of January 15, 1999, between Peninsula Partners and Harbor Community, for an aggregate purchase price of $77.0 million, subject to customary post-closing adjustments. The purchase price was financed from (1) the issuance and sale by Peninsula Gaming of $7.0 million of preferred membership interests to Greater Dubuque Riverboat, (2) a capital contribution of $9.0 million from Peninsula Partners (consisting of capital contributions of $6.0 million from common members of Peninsula Partners and $3.0 million of proceeds from the issuance and sale by Peninsula Partners of convertible preferred membership interests) and
(3) the net proceeds of the offering of the notes. Prior to the consummation of the transactions contemplated by the acquisition agreements, Peninsula Partners assigned the agreements to Peninsula Gaming. See "Key Relationships and Related Transactions--Equity Contribution," "Description of Peninsula Gaming Membership Interests" and "Description of Peninsula Partners Membership Interests" for more information about these transactions.


         Set forth below is a table showing the sources of funds and the purchase price we paid in connection with the acquisition:



    Sources of Funds for the Acquisition                                     Acquisition Purchase Price
    ------------------------------------                                     --------------------------
                                  (dollars in thousands)
Sale of Notes, net of discount.................     $70,181    Cash Purchase Price, net of
                                                                 $2,000 cash acquired.........................     $68,000

Sale of Common Membership Interests............       9,000    Issuance of Preferred Membership Interests.....       7,000

Sale of Preferred Membership Interests.........       7,000


         Pursuant to the acquisition agreements, Greater Dubuque Riverboat and Harbor Community have agreed to indemnify us for losses we incur as a result of breaches of their representations and warranties and for limited other matters. With few exceptions, these indemnification obligations are limited in amount, are secured by the preferred membership interests in a face amount of $3.0 million and expire after specified periods of time. To the extent not used to satisfy the indemnification obligations, we must redeem $3.0 million of preferred membership interests on or prior to January 15, 2001. See "Description of Peninsula Gaming Membership Interests--Preferred Membership Interests" for more information about the terms of the preferred membership interests.

         For a description of the properties that we acquired and the leases that we entered into in connection with the transactions contemplated by the acquisition agreements, see "Business--Properties."

                               USE OF PROCEEDS

         We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive outstanding old notes in like original principal amount at maturity. All old notes received in the exchange offer will be canceled.

                                CAPITALIZATION

         The following table sets forth, at September 30, 1999, our actual capitalization, which gives effect to the acquisitions, the offering of the notes and the equity contribution from Peninsula Partners and the application of the net proceeds from the equity contribution. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.


                                                     ACTUAL
                                             ----------------------
                                               SEPTEMBER 30, 1999
                                             (DOLLARS IN THOUSANDS)
Cash and cash equivalents(1)..............         $8,894
                                             ----------------------
Debt:
Senior Secured Notes(2)...................        $70,197
Capital lease obligations.................            476
                                             ----------------------
         Total debt.......................         70,673
Preferred membership interests(3).........          7,000
Common membership interests(3)............          9,000

Retained earnings (deficit)                        (2,069)
                                             ----------------------
         Total capitalization.............        $84,604
                                             ----------------------
                                             ----------------------

----------------------

(1) In connection with the acquisition of the Diamond Jo, we acquired $2.0 million of cash and cash equivalents from Greater Dubuque Riverboat. Additionally, approximately $2.0 million of the net proceeds from the offering of the notes and the equity contribution received from Peninsula Partners (which included, among other things, the proceeds from the sale of Peninsula Partners' convertible preferred membership interests) after deduction for capitalized debt issuance costs and acquisition and start-up costs shall be used for general corporate purposes.

(2) Reflects $71.0 million aggregate principal amount of notes less original issue discount of approximately $0.8 million.

(3) Peninsula Gaming issued $7.0 million of preferred membership interests to Greater Dubuque Riverboat and received a $9.0 million equity contribution from Peninsula Partners ($6.0 million of which was contributed to the capital of Peninsula Partners by common members of Peninsula Partners and $3.0 million of which was contributed to the capital of Peninsula Partners through the sale of Peninsula Partners' convertible preferred membership interests). See "The Transactions," "Key Relationships and Related Transactions--Equity Contribution," "Description of Peninsula Gaming Membership Interests" and "Description of Peninsula Partners Membership Interests" for more information about these transactions.

                        SELECTED COMBINED FINANCIAL DATA

         The selected combined financial data set forth below at December 31, 1997, and 1998 and for the years ended December 31, 1996, 1997 and 1998 have been derived from the combined financial statements of the predecessor companies, Greater Dubuque Riverboat and Harbor Community, included elsewhere in this prospectus, which have been audited by Deloitte & Touche LLP, independent auditors, whose report on the financial duty is included with the combined financial statements. The selected financial data at and for the years ended December 31, 1994 and 1995 have been derived from the accounting records of Greater Dubuque Riverboat, and the balance sheet data at December 31, 1996 has been derived from the combined accounting records of the predecessor companies. The selected combined financial data at and for the six months ended June 30, 1998 and 1999 are derived from the unaudited combined financial statements of the predecessor companies, and the selected financial data from July 15, 1999 (date of inception) to September 30, 1999 has been derived from the unaudited financial statements of Peninsula Gaming, all of which, in the opinion of management, are prepared on a basis consistent with the audited combined financial statements which appear elsewhere in this prospectus and include all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the combined financial position and results of operations of the predecessor companies and Peninsula Gaming at such dates and for such periods. Financial and operating results for the six months ended June 30, 1998 and 1999 and for the period from July 15, 1999 (date of inception) to September 30, 1999 are not necessarily indicative of the results that may be expected for the full fiscal year. The information presented below should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and the notes thereto appearing elsewhere in this prospectus.




                                                                                                                     PENINSULA
                                                                PREDECESSOR COMPANIES                                 GAMING
                                      -----------------------------------------------------------------------   ------------------
                                                                                                                    PERIOD FROM
                                                                                                                   JULY 15, 1999
                                                                                             SIX MONTHS ENDED   (DATE OF INCEPTION)
                                                FISCAL YEAR ENDED DECEMBER 31,                    JUNE 30,        TO SEPTEMBER 30,
                                      ---------------------------------------------------    ----------------   ------------------
                                       1994       1995       1996       1997       1998       1998     1999            1999
                                      -------    -------    -------    -------    -------    -------  -------   ------------------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
Casino.............................   $14,965    $30,493    $40,267    $40,572    $44,167    $21,238   $21,993      $10,104
Food and beverage..................       489      1,457      2,104      2,034      1,960        927     1,060          503
Other..............................        67        191        308        395        275        131       106           55
Less: Promotional allowances.......      (105)      (408)      (427)      (380)      (553)      (229)     (256)        (133)
                                      -------    -------    -------    -------    -------    -------   -------  ------------------
Net revenues.......................    15,416     31,733     42,252     42,621     45,849     22,067    22,903       10,530
                                      -------    -------    -------    -------    -------    -------   -------  ------------------
Expenses:
Casino.............................     6,820     14,157     16,014     16,335     17,273      8,371     9,008        3,809
Food and beverage..................       548      1,681      2,980      2,557      2,830      1,343     1,572          744
Boat operations....................       764      1,505      1,997      2,005      2,056      1,008       964          424
Other..............................        15         67         86         76         68         33        27           14
Selling, general and
     administrative................     3,938      8,076      9,573      6,946      7,515      3,588     3,691        1,670
Depreciation and amortization......       636      1,133      2,026      1,826      1,895        898     1,066          692
Non-recurring expenses(1)..........        55        101         58        170        928        233       625        3,134
                                      -------    -------    -------    -------    -------    -------   -------  -----------------

                                                                                                                     PENINSULA
                                                                PREDECESSOR COMPANIES                                 GAMING
                                      -----------------------------------------------------------------------   ------------------
                                                                                                                    PERIOD FROM
                                                                                                                   JULY 15, 1999
                                                                                             SIX MONTHS ENDED   (DATE OF INCEPTION)
                                                FISCAL YEAR ENDED DECEMBER 31,                    JUNE 30,        TO SEPTEMBER 30,
                                      ---------------------------------------------------    ----------------   ------------------
                                       1994       1995       1996       1997       1998       1998     1999            1999
                                      -------    -------    -------    -------    -------    -------  -------   ------------------
                                                              (DOLLARS IN THOUSANDS)
Total expenses.....................    12,776     26,720     32,734     29,915     32,565     15,474    16,953       10,488
                                      -------    -------    -------    -------    -------    -------   -------  ------------------
Income From Operations.............     2,640      5,013      9,518     12,706     13,284      6,593     5,950           42
Other income (expense):
Interest income....................        13         16         81        222        142         64        73           57
Interest expense...................    (1,017)    (1,007)    (1,813)    (1,772)    (1,142)      (664)     (319)      (1,958)
Loss on sale of assets.............        --         --     (6,878)       (88)       (74)       (48)      (98)          (8)
                                      -------    -------    -------    -------    -------    -------   -------  ------------------
Total other expense................    (1,004)      (991)    (8,610)    (1,638)    (1,074)      (648)     (344)      (1,909)
Preferred Dividends................        --         --         --         --         --         --        --          131
                                      -------    -------    -------    -------    -------    -------   -------  ------------------
Net income (loss) to common
 interests.........................    $1,636     $4,022       $908    $11,068    $12,210     $5,945    $5,606      $(1,998)
                                      -------    -------    -------    -------    -------    -------   -------  ------------------
                                      -------    -------    -------    -------    -------    -------   -------  ------------------
Ratio of earnings to fixed
     charges(2)....................      2.4x       4.6x       1.5x       6.5x      10.8x       9.3x     16.1x      0.1x (3)

OTHER DATA:
Cash flows from operating
     activities....................     3,416      6,067     10,140     12,522     14,638      7,314     6,965        2,169
Cash flows from investing
     activities....................     2,078      3,257    (18,162)     4,196     (1,793)      (518)      189      (68,019)
Cash flows from financing
     activities....................       452      2,760     10,249    (15,114)   (12,806)    (6,863)   (7,857)      74,744
Adjusted EBITDA(4).................    $3,331     $8,113    $14,013    $14,702    $16,107     $7,723    $7,641       $3,868


                                                                                                                     AT
                                                       AT DECEMBER 31,                          AT JUNE 30,     SEPTEMBER 30,
                                      ---------------------------------------------------    -----------------  -------------
                                       1994       1995       1996       1997       1998       1998       1999       1999
                                      -------    -------    -------    -------    -------    -------   -------  -------------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Current assets.....................    $2,176     $2,528     $6,661     $6,255     $6,767     $6,264    $5,118    $8,894
Total assets.......................    14,684     21,713     33,440     28,915     29,252     28,526    27,177    89,235
Current liabilities................     3,768      6,607      8,325      6,829      8,133      8,855     6,620     4,797
Total debt.........................     9,137     11,118     23,132     15,100      9,822     12,839     7,223    70,673
Total members' equity..............     4,187      8,000      7,528     11,513     16,697     12,856    17,043     6,931

----------------------------

(1) Consists of non-recurring charges related to sale of business and litigation involving the prior owners of the Diamond Jo and Greater Dubuque Riverboat.

(2) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing costs and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest.

(3) Peninsula Gaming's ratio of earnings to fixed charges for the period from July 15, 1999 (date of inception) to September 30, 1999 would have been 1.6x if the start-up and organizational costs expensed during this period were excluded.

(4) EBITDA represents earnings before interest, income taxes, depreciation and amortization and excludes non-recurring charges (startup and organization costs, ownership litigation, and sale of business expenses) and loss on sale of assets for all periods presented. EBITDA for 1995 and 1996 excludes $1.9 million and $2.4 million, respectively, of operating lease expense related to the Diamond Jo prior to its purchase. EBITDA is presented to enhance the understanding of our financial performance and our ability to service our indebtedness, including the notes. We understand that it is used by some investors as one measure of cash flow and enables a comparison of our performance with the performance of other companies that report EBITDA. EBITDA is not a measurement determined in accordance with GAAP as an indicator of financial performance and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities as a measure of liquidity. Our definition of EBITDA may not be the same as that used by other companies.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE "SELECTED COMBINED FINANCIAL DATA" AND THE COMBINED FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. SOME STATEMENTS CONTAINED IN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CONSTITUTE "FORWARD- LOOKING STATEMENTS" WITHIN THE MEANING OF THE LITIGATION REFORM ACT, WHICH INVOLVE RISKS AND UNCERTAINTIES. SEE "FORWARD-LOOKING STATEMENTS" FOR INFORMATION CONCERNING THE USE OF FORWARD-LOOKING STATEMENTS.


         We own and operate the Diamond Jo casino, the only riverboat gaming facility in Dubuque, Iowa. The Diamond Jo opened in May 1994 with a small riverboat gaming facility that included 332 slot machines and 17 table games. During 1994, Iowa changed some of its restrictions on gaming including:

              (1)  allowing slot machines at racetracks,

              (2) requiring riverboats to make only 100 cruises per year enabling them to operate predominantly dockside,

              (3)  eliminating loss and betting limits, and

              (4) eliminating the space restrictions on gaming vessels that could be used for gaming purposes.

In October 1995, the Diamond Jo doubled its size by replacing its smaller riverboat casino with the current riverboat casino. Our current riverboat casino contains 650 slot machines and 39 table games.

          With respect to our operating results since our acquisition of the Diamond Jo, we derive approximately 96% of our net revenues from casino operations, while the rest is derived primarily from food and beverage sales. Casino operating expenses, which consist primarily of payroll and gaming taxes, constitute approximately 40% of our casino revenues. Under some circumstances, in the future we could be required to bear additional expenses payable under the Racing Association operating agreement. See "Key Relationships and Related Transactions--Relationship with Dubuque Racing Association" for more information about these expenses. Our business activities since inception have been financed from (1) cash flow from operations, (2) equity and other capital contributions of our members and (3) secured financing.

RESULTS OF OPERATIONS

         The results of operations for the three months ended September 30, 1999 discussed below include our results of operations for the two and a half months ended September 30, 1999 and the combined results of operations for the half month ended July 15, 1999 for the predecessor companies. The results of operations for the three months ended September 30, 1998 discussed below are the results of operations for the predecessor companies. As a result of the substantially different capital structure of our company in comparison to that of the predecessor companies, and of the application of purchase accounting in connection with the acquisition, our results of operations may not be entirely comparable to the results of operation of the predecessor companies. In order to allow for the transfer of ownership of the Diamond Jo in accordance with gaming commission guidelines, the Diamond Jo was closed for 30 business hours on July 14 and 15. The results of operations discussed below have not been adjusted for this closure.


SELECTED FINANCIAL DATA


                                                 Three Months Ended September 30
                                               ----------------------------------
Statement of Operations Data                        1998                 1999
-----------------------------                  ------------          ------------
REVENUES:
Casino...............................          $11,680,531           $11,875,593
Food and beverage....................              549,747               593,636
Other................................               76,189                61,932
Less: Promotional allowances.........             (138,043)             (154,413)
                                               ------------          ------------
Net revenues.........................           12,168,424            12,376,748

EXPENSES:
Casino...............................            4,259,116             4,299,330
Food and beverage....................              798,274               888,838
Boat operations......................              526,600               514,298
Other................................               18,398                16,666
Selling, general and administrative              1,891,342             2,097,996
Organizational costs (1).............                   --             3,134,095
Selling and litigation expenses (1)..              266,359             1,246,346
Depreciation and amortization........              471,571               782,836
                                               ------------          ------------
Total expenses.......................            8,231,660            12,980,405
                                               ------------          ------------
Income From Operations...............            3,936,764              (603,657)
OPERATING DATA:
Number of admissions.................              322,455               312,442
Win per position per day.............                 $134                  $138
Win per admission....................                   36                    38


(1) Consists of non-recurring charges related to the write-off of organizational costs in accordance with generally accepted accounting principals and sale of business and certain litigation costs incurred by the predecessor company.

THREE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1998


         For the three months ended September 30, 1999 and 1998, Dubuque was a two-casino market consisting of the Diamond Jo and the Greyhound Park. Casino gaming win in the Dubuque market increased 7.1% to $21.3 million for the three months ended September 30, 1999 from $19.8 million for the three months ended September 30, 1998. We believe this increase was primarily due to an increase in the number of slot machines at the Greyhound Park from an average of 585 during the three month period ended September 30, 1998 to 600, an increase in popular nickel machines at the Greyhound Park from 58 to 119 and changes in our game mix. Admissions to casinos in the Dubuque market were substantially unchanged at 580,099 for the three months ended September 30, 1999 compared to 575,800 for the three months ended September 30, 1998. For the three months ended September 30, 1999, our share of the Dubuque market casino gaming win decreased to 56.1% from 58.9% and casino admissions decreased to 53.9% from 56.0%, in each case, for the three months ended September 30, 1998. We believe these decreases were primarily due to the Greyhound Park reconfiguring its floor plan and increasing the number of its slot machines from an average of approximately 585 during the three month period ended September 30, 1998 to 600 at September 30, 1999, the maximum number the Greyhound Park is presently contractually permitted to have, as well as to the Diamond Jo being closed for 30 business hours in connection with the transfer of ownership.


         Net revenues increased 1.7% to $12.4 million for the three months ended September 30, 1999 from $12.2 million for the three months ended September 30,1998 due primarily to improved marketing efforts, better tracking of, and communication with, our VIP players through our new electronic player tracking system and a continued review and change in our game mix. Our admissions for the three months ended September 30, 1999 decreased 3.1% to 312,442 from 322,455 for the three months ended September 30, 1998 primarily due to our closure and the improvements at the Greyhound Park discussed above. For the three months ended September 30, 1999, our win per admission increased 5.4% to $38.16 from $36.22 for the three months ended September 30, 1998. Our gaming positions, or, generally, the maximum number of patrons who can play at our slot machines and gaming tables at any one time, were 949 at each of September 30, 1999 and September 30, 1998. Consistent with an increase in net revenues, win per gaming position increased 3.3% to $138.09 from the three months ended September 30, 1999 from $133.70 for the three months ended September 30, 1998. Our casino revenues increased 1.7% to $11.9 million for the three months ended September 30, 1999 from $11.7 million for the three months ended September 30, 1998. Casino revenues were derived 82.0% from slot machines and 18.0% from table games for the three months ended September 30, 1999 compared to 82.9% and 17.1% from table games, respectively, for the three months ended September 30, 1998. The increase in casino revenues were due primarily to an increase in slot revenues of 1.5% to $9.8 million for the three months ended September 30, 1999 from $9.7 million for the three months ended September 30, 1998. Food and beverage revenues, other revenues and promotional allowances were substantially unchanged at $0.5 million for the three months ended September 30, 1999 and the three months ended September 30, 1998. Promotional allowances represent the estimated value of goods and services provided free of charge to casino patrons under our various marketing programs.


         Casino operating expenses were substantially unchanged at $4.3 million or 36.2% of casino revenues for the three months ended September 30, 1999 compared to $4.3 million or 36.4% of casino revenues for the three months ended September 30, 1998. Food and beverage expenses increased 11.3% to $0.9 million for the three months ended September 30, 1999 from

$0.8 million for the three months ended September 30, 1998. We believe this increase was due to an increase in food cost due to an increase in food product quality. Selling, general and administrative expenses increased 10.9% to $2.1 million for the three months ended September 30, 1999 from $1.9 million for the three months ended September 30, 1998 primarily due to an increase in marketing expenses of $103,000 and insurance expenses of $38,000. Non-recurring expenses for the three months ended September 30, 1999 included $3.1 million related to the write-off of organizational costs in accordance with generally accepted accounting principals and $1.2 million related to sale of the business and certain litigation costs incurred by the predecessor companies. Non-recurring expenses for the three months ended September 30, 1998 included $0.3 million related to sale of the business and certain litigation costs incurred by the predecessor companies.


         Depreciation and amortization expenses increased 66% to $0.8 million for the three months ended September 30, 1999 from $0.5 million for the three months ended September 30, 1998. This increase was primarily due to the amortization of goodwill and other intangibles of $0.3 million. Net interest expense was $2.6 million for the three months ended September 30, 1999 and $0.1 million for the three months ended September 30, 1998. This increase in interest expense is due to the issuance of the old notes on July 15, 1999.

SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998

         For the six months ended June 30, 1999 and 1998, Dubuque was a two-casino market consisting of the Diamond Jo and the Greyhound Park. Casino gaming win in the Dubuque market increased 9.4% to $38.3 million for the six months ended June 30, 1999 from $35.0 million for the six months ended June 30, 1998. We believe this increase was primarily due to an increase in the number of slot machines at the Greyhound Park from an average of 545 during the six month period ended June 30, 1998 to 600, an increase in popular nickel machines at the Greyhound Park from 58 to 104 and changes in our game mix. Admissions to casinos in the Dubuque market decreased .8% to 955,738 for the six months ended June 30, 1999 from 963,530 for the six months ended June 30, 1998, primarily due to unusually inclement weather during January 1999. For the six months ended June 30, 1999, our share of the Dubuque market casino gaming win decreased 3.1% to 57.4% from 60.6% and casino admissions decreased 1.5% to 55.2% from 56.7%, in each case, for the six months ended June 30, 1998. We believe our market share decrease was primarily due to the Greyhound Park reconfiguring its floor plan and increasing the number of its slot machines from an average of approximately 545 during the six month period ended June 30, 1998 to 600 at June 30, 1999, the maximum number the Greyhound Park is presently contractually permitted to have.


         Net revenues increased 3.8% to $22.9 million for the six months ended June 30, 1999 from $22.1 million for the six months ended June 30, 1998 due primarily to improved marketing efforts, better tracking of, and communication with, our VIP players through our new electronic player tracking system and a continued review and change in our game mix. Our admissions for the six months ended June 30, 1999 decreased 3.4% to 527,289 from 546,035 for the six months ended June 30, 1998 primarily as a result of unusually inclement weather during January 1999. For the six months ended June 30, 1999, our win per admission increased 7.3% to $41.71 from $38.89 for the six months ended June 30, 1998 Our gaming positions were unchanged at 949 at each of June 30, 1999 and June 30, 1998. Consistent with an increase in net revenues, win per gaming position increased 3.6% to $128.04 for the six months ended June 30, 1999 from $123.64 for the six months ended June 30, 1998. Our casino revenues also increased 3.6% to $22.0 million for the six months ended June 30, 1999 from $21.2 million for the six months ended June 30, 1998. Casino revenues were derived 80.9% from slot machines and 19.1% from table games for the six months ended June 30, 1999 compared to 80.3% from slot machines and 19.7% from table games, respectively, for the six months ended June 30, 1998. The increase in casino revenues was due primarily to an increase in slot revenues of 4.3% to $17.8 million for the six months ended June 30, 1999 from $17.1 million for the six months ended June 30, 1998. We believe that the increases in slot revenues, casino revenues and win per gaming position were due primarily to the same reasons net revenues increased for the six months ended June 30, 1999 over the corresponding period of the prior year. Food and beverage revenues and other revenues increased 10.2% to $1.2 million for the six months ended June 30, 1999 compared to $1.1 million for the six months ended June 30, 1998, primarily due to an increase in food and beverage sales. Promotional allowances increased by 11.7% to $0.26 million for the six months ended June 30, 1999 compared to $0.23 million for the six months ended June
30, 1998 due to an increase in complimentary food and beverage provided to our Diamond Club members. Promotional allowances represent the estimated value of goods and services provided free of charge to casino patrons under our various marketing programs.


         Casino operating expenses increased 7.6% to $9.0 million or 41.0% of casino revenues for the six months ended June 30, 1999 from $8.4 million or 39.4% of casino revenues for the six months ended June 30, 1998. This increase of $0.6 million was due primarily to increased rental expense related to vendor participation slot machines of approximately $0.4 million and higher gaming taxes of approximately $0.1 million as a result of higher revenues. Food and beverage expenses increased approximately $0.2 million or 17.1% to $1.6 million for the six months ended June 30, 1999 from $1.3 million for the six months ended June 30, 1998. We believe this increase was due to an increase in food cost due to increased patronage at our bars and restaurants, an increase in food product quality and an increase in payroll expenses of approximately $0.1 million. Selling, general and administrative expenses increased 2.9% to $3.7 million for the six months ended June 30, 1999 from $3.6 million for the six months ended June 30, 1998, primarily due to an increase in insurance costs of approximately $44,000 as well as an increase in management bonus expenses of approximately $35,000. Included in the six months ended June 30, 1999 and 1998 operating expenses were non-recurring expenses of $0.6 million and $0.2 million, respectively, related to the sale of the business and litigation involving the prior owners of the Diamond Jo and Greater Dubuque Riverboat.

         Depreciation and amortization expense increased 18.7% to $1.1 million for the six months ended June 30, 1999 from $0.9 million for the six months ended June 30, 1998. This increase was due to the addition of our new electronic player tracking system and the replacement/upgrade of slot machines. Net interest expense was $0.2 million for the six months ended June 30, 1999 and $0.6 million for the six months ended June 30, 1998. The reduction of interest expense was due to a decline in outstanding debt and more favorable interest rates on outstanding loans. Loss on disposal of assets was $0.1 million for the six months ended June 30, 1999 and less than $0.1 million for the six months ended June 30, 1998. These losses were attributable primarily to the replacement/upgrade of slot machines.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

         In 1998, Dubuque was a two-casino market consisting of the Diamond Jo and the Greyhound Park. In 1997, Dubuque was a three-casino market for the months of January through June and a two casino market for the months of July through December. The third casino, the Silver Eagle, ceased operations in July 1997 due in part, we believe, to competitive pressures and the effects of restrictive Illinois gaming regulations. Casino gaming win in the Dubuque market increased 9.6% to $73.5 million in 1998 from $67.1 million in 1997. We believe this increase was primarily due to increased advertising and promotions by the Diamond Jo and the Greyhound
Park. Admissions to casinos in the Dubuque market of 2.0 million in 1998 increased 1.9% from admissions in 1997. Our share of the Dubuque market casino gaming win and admissions were substantially unchanged at 60.0% and 56.7%, respectively, in 1998, and 60.5% and 56.2%, respectively, in 1997.


         Net revenues increased 7.6% to $45.8 million in 1998 from $42.6 million in 1997. Our admissions of 1.1 million in 1998 increased 2.8% from admissions in 1997. In 1998, win per admission increased 5.9% to $38.67 from $36.51 in 1997 as a result of increased marketing expenditures, our new electronic player tracking system and changes in our game mix, including changes to the payout probabilities on our slot machines. Our gaming positions, were 949 at the end of both 1998 and 1997 In 1998, win per gaming position increased 8.9% to $127.51 from $117.13 in 1997 as a result of the foregoing reasons. Our casino revenues increased 8.9% to $44.2 million in 1998 from $40.6 million in 1997. Casino revenues were derived 80.9% from slot machines and 19.1% from table games in 1998 compared to 79.3% and 20.7%, respectively, in 1997. Slot revenues increased 10.9% to $35.7 million in 1998 from $32.2 million in 1997. This increase was primarily due to a 18.6% increase in slot machine coin-in, which was partially offset by a decrease in the slot machine hold percentage. We lowered the slot machine hold percentages to encourage longer play from, and to enhance the overall gaming experience for, our current customer base which we believe has resulted in increased slot revenue. Table revenues were substantially unchanged at $8.5 million in 1998 compared to $8.4 million in 1997. Food and beverage and other revenues decreased 8.0% to $2.2 million in 1998 from $2.4 million in 1997 due to lower food and beverage prices designed to attract more gaming customers. Promotional allowances increased 45.6% to $0.6 million in 1998 from $0.4 million in 1997 due to increased complimentary food and beverage provided to our Diamond Club members.


         Casino operating expenses increased 5.7% to $17.3 million in 1998 from $16.3 million in 1997, but decreased as a percentage of casino revenues to 39.1% in 1998 from 40.3% in 1997. The increase of $1.0 million was due primarily to higher gaming taxes associated with the increased casino revenues that we generated in 1998 as compared to 1997. Food and beverage expenses increased $0.3 million in 1998 due to an emphasis on serving higher quality food and beverages. Selling, general and administrative expenses increased 8.2% to $7.5 million in 1998 from $6.9 million in 1997. The increase of $0.6 million was primarily the result of higher employee benefit costs. Included in 1998 and 1997 operating expenses were non-recurring expenses of $0.7 million and $0.1 million, respectively, related to the sale of the business and $0.2 million and $0.1 million, respectively, related to litigation involving the prior owners of the Diamond Jo and Greater Dubuque Riverboat.

         Depreciation and amortization expense increased 3.8% to $1.9 million in 1998 from $1.8 million in 1997. The increase in depreciation and amortization expense was primarily due to the purchase of our new electronic player tracking system. Net interest expense was $1.0 million and $1.5 million in 1998 and 1997, respectively. The reduction of interest expense was due to a decline in outstanding debt and more favorable interest rates on outstanding loans. Loss on disposal of assets, which was primarily related to the replacement/upgrade of slot machines, was substantially unchanged at $0.1 million.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

         In 1997, Dubuque was a three-casino market for the months of January through June and a two-casino market for the months of July through December. In 1996, Dubuque was a two-casino market for the months of January through May and a three-casino market for the months of June

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through December. After initially closing in December 1995, the Silver Eagle reopened in May 1996 and then permanently closed in July 1997. Casino gaming win in the Dubuque market increased 5.8% to $67.1 million in 1997 from $63.4 million in 1996. We believe this increase was primarily due to a 1.4% increase in casino admissions in the Dubuque market to 2.0 million in 1997 from 1.9 million in 1996. Our share of the Dubuque market casino gaming win and admissions were 60.5% and 56.2%, respectively, in 1997 and 63.6% and 56.9%, respectively, in 1996. We believe our market share declined in 1997 compared to 1996 as a result of an increase in the number of slot machines at the Greyhound Park to 555 from 526.

         Net revenues were substantially unchanged at $42.6 million in 1997 compared to $42.3 million in 1996. Our admissions for 1997 and 1996 were substantially unchanged at 1.1 million. In 1997, win per admission was substantially unchanged at $36.51 compared to $36.30 in 1996. Our gaming positions were 949 at the end of 1997 and 923 at the end of 1996. In 1997, win per gaming position decreased slightly to $117.13 from $119.20 in 1996 as a result of the increased number of gaming positions. Our casino revenues were substantially unchanged at $40.6 million in 1997 compared to $40.3 million in 1996. Casino revenues were derived 79.3% from slot machines and 20.7% from table games for 1997 compared to 75.8% and 24.2%, respectively, for 1996. We believe the change in revenues derived from slot machines and table games is reflective of the increasing popularity of slot machines among our customer base. Slot revenues increased 5.4% to $32.2 million in 1997 compared to $30.5 million in 1996. This increase was primarily due to a 8.3% increase in slot machine coin-in, which was partially offset by a decrease in the slot machine hold percentage. The increase in slot machine coin-in was the result of our emphasis on lower denomination slot machines which received higher levels of customer play. Table revenues decreased 13.9% to $8.4 million in 1997 from $9.7 million in 1996. The decrease in table revenues was due to a 14.1% decrease in table game hold percentages. We believe the decline in table game hold percentage was due to the increased sophistication of players of table games. Food and beverage revenues, other revenues and promotional allowances were substantially unchanged at $2.0 million in 1997 and 1996.

         Casino operating expenses increased 2.0% to $16.3 million or 40.3% of casino revenues in 1997 from $16.0 million or 39.8% of casino revenues in 1996. The increase of $0.3 million was due primarily to increases in wages for casino employees. Food and beverage expenses decreased $0.4 in 1997 million due to our focus on controlling food costs. Selling, general and administrative expenses decreased 27.4% to $6.9 million in 1997 from $9.6 million in 1996. This decrease was primarily related to the elimination of the operating lease for our current riverboat prior to its purchase in August 1996. Included in 1997 operating expenses are non-recurring expenses of $0.1 million, related to the sale of the business. Included in both 1997 and 1996 operating expenses are non-recurring expenses of $0.1 million related to litigation involving the prior owners of the Diamond Jo and Greater Dubuque Riverboat.

         Depreciation and amortization expense decreased 9.8% to $1.8 million in 1997 from $2.0 million in 1996. The decrease in depreciation and amortization expense was due to the disposal of our original riverboat in December 1996. Net interest expense was $1.5 million and $1.7 million in 1997 and 1996, respectively. The reduction in interest expense was due to a decline in outstanding debt and more favorable interest rates on outstanding loans. Loss on disposal of assets was $0.1 million and $6.9 million in 1997 and 1996, respectively. The loss in 1997 was attributable almost entirely to the replacement/upgrade of slot machines while the loss in 1996 was attributable primarily to the sale of our original riverboat.

LIQUIDITY AND CAPITAL RESOURCES

         During 1998, we generated $14.6 million in cash flows from operations as compared to $12.5 million in 1997. The increase in cash flows from operations was due to an increase in net income of $1.1 million and changes in working capital of $0.9 million due to increases in accounts payable and accrued expenses.

         Net cash flows used for investing activities were $1.8 million in 1998. The primary uses of funds were for maintenance capital expenditures. Net cash flows provided by investing activities were $4.2 million in 1997. The majority of the proceeds were from the payment of a note receivable from a related party relating to the sale of our original riverboat in 1996.

         Cash flows used by financing activities in 1998 were $12.8 million comprised primarily of $5.8 million of payments on long-term debt and $7.0 million of member distributions. Cash flows used by financing activities for 1997 were $15.1 million comprised primarily of $8.0 million of payments on long-term debt and $6.6 million of member distributions.

         We believe that cash on hand and cash generated from operations will be sufficient to satisfy our working capital requirements, maintenance capital expenditures and other cash obligations. However, we cannot assure you that this will be the case. If cash on hand and cash generated from operations are insufficient to meet these obligations, we may have to refinance our debt or sell some or all of our assets to meet our obligations. See "Risk Factors--Ability to Service Debt," "--Racing Association Operating Agreement" and "--Taxation" for more information relating to other requirements that may affect our ability to meet these obligations.


         Under the terms of the indenture governing the notes, we have the ability to obtain a new credit facility in the future to borrow up to $10.0 million if we determine that the availability of this facility would benefit our operations. We have engaged in preliminary discussions with lenders, and we intend to enter into a credit facility in the near future. We expect to finance the future construction of our planned hotel out of cash from operations and may secure additional financing through a portion of any new credit facility. We expect that the total cost to build the hotel will not exceed $11.5 million. There can be no assurance, however, that, if a credit facility is required for the hotel development, we will be able to enter into the credit facility on commercially reasonable terms. In that case, the failure to obtain a credit facility may materially affect our ability to finance the construction of our planned hotel, which may result in the revocation of our gaming license or otherwise negatively affect our operations and cash flows. See "Risk Factors--Risks Related to Hotel/Ice Harbor Development Plans" for more information concerning the risks and contingencies involved with our development plans.

SEASONALITY AND INFLATION

         Our business is subject to seasonal fluctuations in the Iowa gaming business, which is typically weaker from November through February as a result of adverse weather conditions, and typically stronger from March through October. In general, our payroll and general and administrative expenses are affected by inflation. Although inflation has not had a material effect on our business to date, we could experience the effects of inflation in future periods.

YEAR 2000 READINESS

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

         We have reviewed our computer systems, and, except as discussed below, we believe that our operations are year 2000 compliant. The software programs on which we rely for financial and gaming operations are year 2000 compliant. We have updated or replaced our significant hardware.


         We recently surveyed our vendors and suppliers to ascertain their year 2000 compliance and to determine what precautions, if any, we must take to ensure that year 2000 issues do not interrupt our operations in early 2000. We have received written responses from a majority of our vendors and suppliers that they are year 2000 compliant. We believe that the vendors and suppliers who have not responded to our surveys are not significant to our operations or may be replaced. Although any of our suppliers or vendors could be affected by the year 2000 issues, two areas of particular concern are payroll and electricity.


         We rely on a third-party payroll service provider for timely payment of our employees' wages. A failure of the computer systems of our payroll service provider could result in unpaid wages, with a potential material adverse effect on our operations. In December 1999, we intend to set aside sufficient cash reserves to cover several weeks of payroll expense, which we would disburse to our employees if year 2000 problems prevent our payroll services provider from making the payments.



         We rely on a local utility for our electricity supply. However, we have the capacity to generate electricity sufficient for our operating needs by using generators powered by the riverboat's diesel engines. We intend to store sufficient fuel by December 1999 to allow us to generate electricity for our operations for several weeks, should our local supplier of electricity fail to provide service at the beginning of next year.


         In accordance wih Coast Guard directives, we prepared a detailed contingency plan for dealing with year 2000 issues, and submitted it to the Coast Guard in July of this year. The plan, as required, addresses all of our major operations, including mechanical and electrical systems.


         The cost of our year 2000 compliance program has not been material. We do not anticipate future costs to materially affect our operations. See "Risk Factors--Year 2000 Compliance" for more information concerning the risks arising from the year 2000 issue.

                                  BUSINESS

GENERAL

         We own and operate the Diamond Jo riverboat casino, one of only two licensed gaming operations in Dubuque, Iowa. We are the leading gaming facility in our market, having captured approximately 60% of Dubuque's casino gaming revenues since 1995, our first full year of operations. Our net revenues in 1998 increased 7.6% from 1997 to $45.8 million. We attribute our success to our competitive position and our unique local gaming operations, offering the most gaming positions and the only table games, video poker and video keno within 60 miles of Dubuque. Further, we believe that additional competitors are effectively precluded from entering our market due to constraints imposed by existing laws on the availability of gaming licenses.


         We anticipate continued growth through a combination of targeted marketing initiatives, enhanced by our new electronic player tracking system, and locally funded development programs, including the $27 million redevelopment project in Dubuque's Ice Harbor, where the Diamond Jo is located. This project is designed to establish the Ice Harbor as a community center and tourist destination. Additionally, we intend to construct a hotel contiguous to the Diamond Jo to capitalize on increased customer traffic anticipated from the Ice Harbor redevelopment project and to expand our geographic reach. We believe that these developments will provide us with opportunities to significantly expand our customer base, resulting in increased revenues.

THE DIAMOND JO

         The Diamond Jo is a three-story, approximately 51,900 square foot riverboat casino, replicating a classic 19th century paddlewheel. The riverboat has the capacity for 1,390 patrons, features a spacious two-story atrium, and offers 650 slot machines and 39 table games in approximately 17,800 square feet of gaming space. Adjacent to the Diamond Jo is a two-story, approximately 33,000 square foot dockside pavilion, featuring our recently renovated 116-seat Lighthouse Grill restaurant, our 175-seat Lucky Jo Saloon, our 30-seat Java Jo Coffee Bar, our gift shop, and our 205-seat Harbor View Room, a full service banquet facility. Approximately 1,000 convenient parking spaces are available to our patrons, including valet parking. The Diamond Jo is open seven days a week (7 a.m. to 2 a.m. on Sunday, Monday, and Tuesday; 8 a.m. to 4 a.m. on Wednesday and Thursday; and 24 hours on Friday and Saturday) and functions primarily as a dockside riverboat with continuous boarding. The Diamond Jo is required by Iowa law to cruise only 100 times per year, for a minimum of two hours per cruise, which we satisfy by conducting a two-hour cruise at 7:00 a.m. on weekdays during the spring and summer months.

         The Diamond Jo operates from, and the dockside pavilion is located in, Dubuque's Ice Harbor, a waterfront development on the Mississippi River in downtown Dubuque. The Diamond Jo is centrally located in the Ice Harbor in downtown Dubuque and is accessible from each of the major highways in the area. On average, more than 30,000 vehicles pass our site per day. We share our dockside pavilion with the Spirit of Dubuque dinner-boat and the Iowa Welcome Center, featuring a museum, historical exhibits, shops, and an observation deck. The Mississippi River Museum is located within a five-minute walk from our site. Several cruise ships that operate on the Mississippi River, such as the Delta Queen and the Mississippi Queen, stop at the Ice Harbor regularly during the summer months. We believe that the Diamond Jo is among the principal entertainment venues for residents in and around Dubuque.

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

CITY OF DUBUQUE

         Dubuque is situated at the intersection of Illinois, Iowa and Wisconsin and acts as the region's trade hub. Dubuque has a diverse employer base, which includes John Deere Dubuque Works, Farmland Foods, Flexsteel Industries, CIGNA Corporation and Eagle Manufacturing, as well as local schools and hospitals. The Diamond Jo currently draws approximately 95% of its patrons from within a 100-mile radius of the Diamond Jo, an area of approximately 2.8 million residents with an average household income of approximately $48,500. Casino gaming revenues in Dubuque have grown at a compound annual rate of 7.5% since 1996, and there are no betting or loss limits in Iowa. We believe that visitors to Dubuque and Galena, a historic community located 15 miles east of Dubuque, offer us a potential additional source of revenues. Dubuque contains several tourist attractions, drawing more than one million visitors annually, and Galena draws more than two million visitors annually.

         In an effort to revitalize and enhance downtown Dubuque and to honor and preserve the Mississippi River, the Dubuque County Historical Society's Mississippi River Museum, the City of Dubuque, and the Dubuque Area Chamber of Commerce Foundation and numerous private corporations, foundations and individuals, as well as state and federal agencies, have recently commenced a redevelopment project around the Ice Harbor in downtown Dubuque. This project is expected to restore beauty and excitement to the Ice Harbor through the development of eight different projects. 17.3 million has been funded to date for this planned $27 million redevelopment project. Plans for the redevelopment project, which the City of Dubuque expects will be completed in several phases over the next four years, include the following:

          - a retired steamboat where visitors will learn about navigation and how the Mississippi River system of locks and dams works (recently put in place);


          - a one-third mile promenade along the perimeter of the Fourth Street Peninsula with decorative paving, historic lighting, benches, and landscaping (construction to begin in October 1999);


          - a 500-foot walkway along the Ice Harbor from the River Museum to the Rivers Edge Plaza (construction to begin in June 2000);


          - an eight-mile extension of the existing 18-mile Heritage Trail system with links to riverfront parks and other attractions (construction to begin in June 2000);


          - a 5,000 square foot landscaped open area to be used as a dock for large boats and a site for relaxation and river watching (construction to begin in April 2001);


          -    a 70,000 square foot museum (construction to begin in 2000);


          - an outdoor wetland habitat for wildlife with several large aquariums and a unique educational center (construction to begin in July 2000); and


          - a 7,500 square foot amphitheater with seating for 1,000 people for festivals, music and drama to be constructed on the levee at the historic Star Brewery (construction to begin in July 2001).


         This redevelopment project is designed to enhance the attractiveness of the Ice Harbor as a community center and tourist destination, which we believe should lead to increased foot traffic

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

around the site of, and increased admissions to, the Diamond Jo. To further capitalize on the Ice Harbor redevelopment project and to comply with requirements imposed by the gaming commission in connection with the grant of our gaming license, we intend to develop a hotel contiguous to our riverboat casino and dockside pavilion. The hotel is expected to contain 100 to 150 guest rooms and offer meeting space to attract professional and civic organizations for conferences, banquets and other events. The hotel should enable us to extend our geographic reach and target nearby tourist markets, including more than two million annual visitors to Galena.

CASINO OPERATIONS

         We regularly adjust our overall game mix to appeal to our target market, based on, among other factors, the coin-in, hold percentage, location and age of our various slot machines. Approximately 70% of the Diamond Jo's gaming positions are slot machines. The 650 slot machines, all of which have bill validators, include denominations of $0.05 to $25.00, with more than 97% of the machines $1.00 or lower in denomination. At any one time, approximately 20% to 25% of our slot machines are video poker, video keno, and other electronic games of skill. Since January 1996, we have replaced or installed conversion packages on approximately 413 slot machines. Conversion packages are installations of new glass, reels and, on occasion, other coinhandling equipment to slot machines to update or replace the game and its appearance without replacing the entire machine. The recent authorization in Iowa of wide area progressives, networks of slot machines throughout several casinos resulting in higher jackpots, has allowed us to further improve our product mix with the introduction of 8 linked slot machines. The 39 table games offered by the Diamond Jo include three craps, two roulette, 25 blackjack, two Caribbean Stud, two Let-It-Ride, and five poker tables, primarily with low betting limits. During 1998, slot machines accounted for 80.9% of our gaming revenues, generating an average win per slot machine per day of approximately $150. Table games accounted for 19.1% of our gaming revenues in 1998, generating an average win per table per day of approximately $586. Our win per gaming position increased by 8.9% in 1998 from 1997, which we believe reflects our success in changing our game mix during the year.

MARKETING STRATEGY

         We have developed marketing and promotional strategies designed to attract new customers and reward frequent gaming customers. In order to attract new customers and create a high level of brand recognition, we frequently use billboard, print, radio, and television advertising throughout the Dubuque area as well as promotional offerings. In addition, in order to maintain and enhance goodwill within the Dubuque area, we sponsor numerous community events. We believe we are Dubuque's largest sponsor of these events, which include air shows, hydroplane races, concerts and holiday celebrations, such as Memorial Day and 4th of July fireworks. We have also implemented extensive employee incentives and training programs designed to provide a high level of personalized service to our customers. Patrons of the Diamond Jo are offered membership to our players' club, known as the Diamond Club, which includes bimonthly mailings, gaming incentives, and food and beverage discounts. In September 1998, we installed a state-of-the-art electronic player tracking system to monitor slot machine activity in real time, as well as the frequency and level of play of our Diamond Club members. This system enables us to focus our marketing efforts on our most valued customers and increase revenues from our existing customer base. Better tracking of, and communications with, our VIP players through our new electronic player tracking system, among other things, resulted in our win per admission increasing 7.3% for the six months ended June 30, 1999 compared to the same period in 1998. With the help of this system, we can identify customer habits, such as the day of the week, time of day and dollar denominations our players' club members prefer to play. We can also store pertinent information for each member, including birthdates, favorite sports and music preferences. All of this information allows us to better define our members and gives us the ability to improve our marketing efforts by tailoring our promotions and direct mail offers.

COMPETITION

GENERAL. Riverboat gaming licenses in the State of Iowa are granted to not-for-profit "qualified sponsoring organizations" which may operate the riverboats themselves or may enter into agreements with other parties to operate the riverboats. The granting of new licenses requires regulatory approval, which includes, among other things, satisfactory feasibility studies. The Racing Association is the not-for-profit organization that holds the Diamond Jo's qualified sponsoring organization gaming license and has contracted with us to operate the Diamond Jo. See "Regulatory Matters" and "Key Relationships and Related Transactions--Relationship with Dubuque Racing Association" for more information concerning our relationship with the Racing Association.


         In 1998, the gaming commission adopted a rule that limits the number of riverboat gaming licenses in Iowa to ten, subject to limited exceptions (including licenses issued to purchasers of existing licensed facilities and licenses issued to replace an existing facility if its license is surrendered, not renewed, or revoked) and prohibits the transfer of a license outside the county in which the riverboat operated on May 1, 1998. There are currently nine licensed riverboat gaming facilities operating in Iowa, and the gaming commission recently approved a gaming license for a riverboat to be located south of Des Moines, Iowa, approximately 250 miles from us, that is not yet in operation. The rule also prohibits existing licensees from increasing the number of table games or slot machines at their gaming facilities without prior gaming commission approval. The 1999 legislature considered, but did not adopt, proposals to further limit the number of riverboats and expansion of existing boats and to make other changes in Iowa's gaming laws.


         The Dubuque gaming market borders other neighboring gaming markets. These neighboring markets include: (1) Elgin and Aurora, Illinois to the east;
(2) Marquette, Iowa and Native American gaming in Wisconsin and Minnesota to the north; (3) Des Moines, Iowa and Native American gaming in Tama, Iowa to the west; and (4) Clinton, Iowa and the Quad Cities (Bettendorf and Davenport, Iowa and Moline and Rock Island, Illinois) to the south. We believe that the Diamond Jo competes only indirectly with gaming facilities in these neighboring markets. See "Risk Factors--Competition" for more information concerning the risks arising from our competitive environment.


DUBUQUE. The Diamond Jo's principal competition is the only other licensed gaming facility in Dubuque, the Greyhound Park. The Greyhound Park, which opened its casino in 1995, is located three miles north of the Diamond Jo and offers 600 slot machines and live greyhound racing from May through October of each year with simulcasts from other greyhound tracks. The Greyhound Park also offers, on a limited basis, simulcasts of horse races. The Greyhound Park is owned and operated by the Racing Association. As a not-for-profit organization, the Racing Association distributes a percentage of its cash flow to the City of Dubuque and local charities. The Racing Association operating agreement allows us to restrict the number of slot machines at the Greyhound Park to 600 if we do not increase the number of slot machines at the Diamond Jo to more than 650. In addition, subject to limited conditions, the Racing Association operating agreement allows us to require that the weighted average theoretical slot payback percentage at the Greyhound Park not exceed ours by more than 0.5%. We have elected to apply both of these restrictions to the Greyhound Park. Under Iowa law, table games, video poker, video keno and other electronic games of skill are not permitted at the Greyhound Park and, subject to limited conditions, we may prevent the Greyhound Park from having these games even if they were allowed to operate them under Iowa law. See "Risk Factors-- Racing Association Operating Agreement" and "Key Relationships and Related Transactions--Relationship with Dubuque Racing Association" for more information concerning our relationship with the Racing Association.


         The Diamond Jo competed with the Silver Eagle, which was located five miles east of us in East Dubuque, Illinois, through substantially all of 1995 and from May 1996 to July 1997, the date on which the Silver Eagle ceased operations. We believe the Silver Eagle ceased operations as a result of competitive pressures from (1) the Diamond Jo, which commenced operations of a larger riverboat during 1995, (2) the Greyhound Park, which commenced operations during 1995, and (3) relaxation of Iowa gaming laws in 1995, permitting riverboat casinos in Iowa, such as the Diamond Jo, to operate predominately dockside while Illinois legislation required riverboat casinos in Illinois, such as the Silver Eagle, to operate only while cruising. Legislation was recently enacted in Illinois to provide for dockside gaming in Illinois (which dockside gaming is limited to ten licenses, nine of which are currently active and the tenth of which, we believe, will be located in Rosemont, Illinois) and to relocate the existing but inactive riverboat gaming license to Cook County, Illinois (outside the city limits of the City of Chicago). We believe that additional competitors are effectively precluded from entering our market, due to constraints imposed by existing laws on the availability of gaming licenses. See "Risk Factors--Competition" for more information concerning the risks arising from our competitive environment.

         Since 1995, our first full year of operations, we have consistently captured approximately 60% of the casino gaming revenues in Dubuque.

EMPLOYEES

         We maintain a staff of approximately 475 to 500 full-time equivalent employees, depending upon the time of the year. None of our employees are covered by a collective bargaining agreement. The Company has not experienced any labor problems resulting in a work stoppage, and believes it maintains good relations with its employees.

LEGAL PROCEEDINGS

         Except as described below, we are not a party to, and none of our property is the subject of, any pending legal proceedings other than litigation arising in the normal course of business. We believe this litigation is either covered by insurance or not material. We are not assuming liability for any litigation involving the Diamond Jo or any of the related real property pursuant to our acquisition of the Diamond Jo from Greater Dubuque Riverboat and of the real property from Harbor Community. These acquisitions are referred to herein as, the "acquisition of the Diamond Jo."


         The footnotes to the historical financial statements included in this prospectus contain references to expenses associated with Greater Dubuque Riverboat ownership litigation. We are not a party to this litigation, and, under the terms of our acquisition agreements, we have not assumed any liabilities in connection with this litigation.


         On June 3, 1999, Greater Dubuque Riverboat filed an arbitration demand with the American Arbitration Association concerning the rights, privileges and preferences relating to the preferred membership interests we issued in connection with our acquisition of the Diamond Jo. Prior to consummation of the acquisition of the Diamond Jo, however, Greater Dubuque

Riverboat's claims arising out of the arbitration demand were resolved, and on July 15, 1999, the arbitration demand was withdrawn by Greater Dubuque Riverboat.

PROPERTIES

         The properties acquired by us upon consummation of the acquisition of the Diamond Jo are located within the historic Ice Harbor district on the west bank of the Mississippi River in Dubuque, Iowa. These properties consist of several parcels of real property owned by Harbor Community. We own a fee interest in (1) the dockside pavilion, consisting of approximately 33,000 square feet, (2) surface parking lots within close proximity to the dockside pavilion, and (3) the walkway connecting the dockside pavilion to the dock to which the Diamond Jo is moored.


         In addition to the properties we purchased, we currently lease (1) property used as a patio located between the dockside pavilion and the Diamond Jo and (2) property used as surface parking consisting of approximately 445 parking spaces that are in close proximity to the Diamond Jo, a portion of which is expected to be used for construction of the new hotel. These leased properties are currently owned by the City of Dubuque and leased to the Racing Association, which in turn subleases these properties to us. The sublease requires us to pay one dollar ($1.00) per year as rent. In connection with the acquisition of the Diamond Jo, we are acquiring Greater Dubuque Riverboat's interests in this sublease. The terms of the Racing Association lease with the City of Dubuque and our sublease with the Racing Association have each been extended through December 31, 2008.


         The Racing Association is also party to a parking agreement by and among the City of Dubuque, Greater Dubuque Riverboat and other parties, which governs the use of the parking spaces we currently sublease from the Racing Association. Pursuant to this parking agreement, our patrons have the non-exclusive right to use the approximately 445 parking spaces currently subleased from the Racing Association. This agreement also gives our patrons and employees the non-exclusive right to use approximately 335 additional parking spaces that are owned by the City of Dubuque and are located in close proximity to the Diamond Jo. In exchange for these parking rights and the extension of the sublease with the Racing Association, we are required, under some circumstances, to share costs of maintaining the subleased parking lots. In the future, we may amend the parking agreement to reallocate parking spaces that may be affected by the construction of our planned hotel.


         The gaming commission approved our application for a license to operate a gaming riverboat on May 20, 1999, effective upon the transfer of the Diamond Jo to us. As a condition to the grant of our gaming license, we are required by the gaming commission to spend up to a maximum of $11.5 million to develop and construct a hotel contiguous to the Diamond Jo and to commence construction of the hotel by December 2000. If we do not commence construction by December 2000, the gaming commission may refuse to renew our gaming license, which would prevent us from conducting gaming operations. It is contemplated that the hotel will contain 100 to 150 guest rooms and offer meeting space for conferences, banquets and other events. Although construction of the new hotel is expected to result in the loss of some existing parking spaces, we believe there will be adequate alternatives available to address our parking needs. Our ability to develop and construct the hotel will, among other things, depend upon the availability of sufficient financing and our receipt of necessary permits and licenses. We intend to commence construction of the hotel by the end of December 2000. We presently have neither commitments for any financing nor the requisite permits, licenses or approvals necessary for construction of the proposed hotel, and no assurance can be given that these financing, permits, licenses and approvals will be timely received, if at all. See "Risk Factors--Risks Related to Hotel/Ice Harbor Development" for more information about the risks associated with our development plans.


         In connection with our commitment to develop and construct the hotel, we are currently negotiating a lease with the City of Dubuque for (1) a parcel of real property on which we plan to construct the hotel, and (2) a parcel of real property presently used as a patio for the dockside pavilion. These properties are currently subject to the Racing Association sublease described above and, assuming we enter into the city lease, will be excluded from the Racing Association sublease and instead will be leased by us directly from the City of Dubuque. Subject to approval of the Racing Association and the gaming commission, we expect that the city lease will provide for a minimum lease term of thirty-nine (39) years and annual rent of One Dollar ($1.00) through December 31, 2004. Thereafter, through the end of the lease term annual rent is expected to be based on a percentage of the excess by which the appraised value of the leased property exceeds the appraised value of certain real estate to be deeded by Harbor Community to the City of Dubuque . We will pay all property taxes for properties leased from the City of Dubuque. We can give no assurances that we will be able to enter into the city lease on the terms described above or on terms satisfactory to us.

          QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

         We have $71 million principal amount of notes outstanding under our indenture. We have no variable rate debt. Our fixed debt instruments are not generally affected by a change in the market rates of interest and therefore, these instruments generally do not have an impact on future earnings. However, as our fixed rate debt matures, future earnings and cash flows may be impacted by changes in interest rates related to debt incurred to fund repayments under maturing facilities. Additionally, should we assume variable rate debt in the future, we will be subject to market risk, which is the risk of loss from changes in market prices and interest rates.

                                REGULATORY MATTERS

GENERAL

         We are subject to regulation by the State of Iowa and, to a lesser extent, by federal law. We are subject to regulations that apply specifically to the gaming industry and casinos, in addition to regulations applicable to businesses generally. Legislative or administrative changes in applicable legal requirements, including legislation to prohibit casino gaming, have been proposed from time to time. It is possible that the applicable requirements to operate an Iowa gaming facility will become more stringent and burdensome, and that taxes, fees and expenses may increase. It is also possible that the number of authorized gaming licenses in Iowa may increase, which would intensify the competition that we face. Our failure to comply with detailed regulatory requirements may be grounds for the suspension or revocation of one or more of our licenses which would have a material adverse effect on us. See "Risk Factors--Gaming Regulations" for more information about the risks arising from our regulatory requirements.


IOWA RIVERBOAT GAMING REGULATION

         Our operations are subject to Chapter 99F of the Iowa Code and the regulations promulgated thereunder and the licensing and regulatory control of the gaming commission.


         Under Iowa law, the legal age for gaming is 21, and wagering on a "gambling game" is legal when conducted by a licensee on an "excursion gambling boat." An "excursion gambling boat" is a self-propelled excursion boat, and a "gambling game" is any game of chance authorized by the gaming commission. While dockside casino gaming is currently authorized by the gaming commission, a licensed excursion gambling boat is required to conduct at least one two-hour excursion cruise each day for at least 100 days during the excursion season to operate during the off-season. The excursion season is from April 1st through October 31st of each calendar year. The excursions conducted by the Diamond Jo during the 1998 cruising season satisfied the requirements of Iowa law for the conduct of off-season operations.


         The legislation permitting riverboat gaming in Iowa authorizes the granting of licenses to "qualified sponsoring organizations." A "qualified sponsoring organization" is defined as a nonprofit corporation organized under Iowa law, whether or not exempt from federal taxation, or a person or association that can show to the satisfaction of the gaming commission that the person or association is eligible for exemption from federal income taxation under Sections 501(c)(3), (4), (5), (6), (7), (8), (10) or (19) of the
Internal Revenue Code (a "not-for-profit corporation"). The not-for-profit corporation may operate the riverboat itself, or it may enter into an agreement with another party (a "boat operator") to operate the riverboat on its behalf. A boat operator must be approved and licensed by the gaming commission. The Racing Association, a not-for-profit corporation organized for the purpose of operating a pari-mutuel greyhound racing facility in Dubuque, Iowa, first received a riverboat gaming license in 1990 and has served as the "qualified sponsoring organization" of the Diamond Jo since
March 18, 1993. The Racing Association subsequently entered into the Racing Association operating agreement with Greater Dubuque Riverboat, authorizing Greater Dubuque Riverboat to operate riverboat gaming operations in Dubuque. The Racing Association operating agreement was approved by the gaming commission on March 18, 1993. The term of the Racing Association operating agreement currently runs until March 31, 2002, with two three-year renewal options thereafter, subject to the satisfaction of limited conditions. We will assume the rights and obligations of Greater Dubuque Riverboat under the Racing Association operating agreement. See "Key Relationships and Related Transactions--Relationship with

Dubuque Racing Association" for more information about our relationship with the Racing Association.


         Under Iowa law, a license to conduct gaming may be issued in a county only if the county electorate has approved the gaming. The electorate of Dubuque County, Iowa, which includes the City of Dubuque, approved gaming on May 17, 1994 by referendum, including gaming conducted by the Diamond Jo. Approximately 80% of the votes cast approved gaming at that time. However, the 2002 Referendum must be held at the general election in 2002, and a reauthorization referendum must be held each eight years thereafter. Each referendum requires the vote of a majority of the votes cast. If any reauthorization referendum is defeated, Iowa law provides that any previously issued gaming license will remain valid for a total of nine years from the date of original issuance of the license, subject to earlier nonrenewal or revocation under Iowa law and regulations applicable to all licenses.


         For a discussion of possible adverse consequences to us if the 2002 Referendum does not pass, see "Risk Factors--Racing Association Operating Agreement" and "--Reauthorization of Gaming in Dubuque County, Iowa" for more information about the possible consequences of a change in the laws or regulations applicable to us.


         Proposals to amend or supplement Iowa's gaming statutes are frequently introduced in the Iowa state legislature. In addition, the state legislature from time to time considers proposals to amend or repeal Iowa law and regulations, which could effectively prohibit riverboat gaming in the State of Iowa, limit the expansion of existing operations or otherwise affect our operations. Although we do not believe that a prohibition of riverboat gaming in Iowa is likely, we can give no assurance that changes in Iowa gaming laws will not occur or that the changes will not have a material adverse effect on our business. See "Risk Factors--Gaming Regulations" for more information about the possible consequences of a change in the laws or regulations applicable to us.


          The gaming commission adopted in 1998 a rule that prohibits licensees, including the Diamond Jo, from increasing the number of gaming tables and gaming machines without gaming commission approval. This approval is based on several factors, including whether the increase will:

                  (1) positively impact the community in which the licensee operates,


                  (2) result in permanent improvements and land-based developments, and


                  (3) have a detrimental impact on the financial viability of other licensees operating in the same market. As a result of this rule, we may be unable to increase the number of gaming positions on the Diamond Jo.

         Substantially all of the Diamond Jo's material transactions are subject to review and approval by the gaming commission. All contracts or business arrangements, verbal or written, with any related party or in which the term exceeds three years or the total value of the contract exceeds $50,000 must be submitted in advance to the gaming commission for approval. Additionally, contracts negotiated between the Diamond Jo and a related party must be accompanied by economic and qualitative justification.


         We must submit detailed financial, operating and other reports to the gaming commission. We must file monthly gaming reports indicating adjusted gross receipts received from gambling games and the total number and amount of money received from admissions. Additionally, we must file annual financial statements covering all financial activities related to our operations for each fiscal year. We must also keep detailed records regarding our equity structure and owners.


         Iowa has a graduated wagering tax on riverboat gambling equal to five percent (5%) of the first one million dollars of adjusted gross receipts, ten percent (10%) on the next two million dollars of adjusted gross receipts and twenty percent (20%) on adjusted gross receipts of more than three million dollars. In addition, Iowa riverboats share equally in costs of the gaming commission and related entities to administer gaming in Iowa, which is currently approximately $316,000 per year per riverboat. Further, the Diamond Jo pays to the City of Dubuque a fee equal to $.50 per passenger. See "Risk Factors--Taxation" for more information about the taxes and fees we are required to pay.


         If the gaming commission decides that a gaming law or regulation has been violated, the gaming commission has the power to assess fines, revoke or suspend licenses or to take any other action as may be reasonable or appropriate to enforce the gaming rules and regulations. In addition, renewal is subject to, among other things, continued satisfaction of suitability requirements.


REGULATORY REQUIREMENTS APPLICABLE TO OWNERS OF THE SECURITIES AND OTHERS

         We are required to notify the gaming commission as to the identity of (and may be required to submit background information regarding) each director, corporate officer and owner, partner, joint venturer, trustee or any other person who has a beneficial interest of five percent (5%) or more, direct or indirect, in Peninsula Gaming. The gaming commission may also request that we provide them with a list of persons holding beneficial ownership interests in Peninsula Gaming of less than five percent (5%). For purposes of these rules, "beneficial interest" includes all direct and indirect forms of ownership or control, voting power or investment power held through any contract, lien, lease, partnership, stockholding, syndication, joint venture, understanding, relationship, present or reversionary right, title or interest, or otherwise. The gaming commission may determine that holders of the notes, Peninsula Gaming's common membership interests and preferred membership interests, and Peninsula Partners' common membership interests and convertible preferred membership interests have a "beneficial interest" in us. The gaming commission may limit, make conditional, suspend or revoke the license of a licensee in which a director, corporate officer or holder of a beneficial interest in the person includes or involves any person or entity which is found to be ineligible as a result of want of character, moral fitness, financial responsibility, or professional qualifications or due to failure to meet other criteria employed by the gaming commission.


         If any gaming authority, including the gaming commission, requires any person, including a record or beneficial owner of the securities, to be licensed, qualified or found suitable, the person must apply for a license, qualification or finding of suitability within the time period specified by the gaming authority. The person would be required to pay all costs of obtaining the license, qualification or finding of suitability. If a record or beneficial owner of any of the notes or any membership interest of Peninsula Partners or Peninsula Gaming is required to be licensed, qualified or found suitable and is not licensed, qualified or found suitable by the gaming authority within the applicable time period, these notes or membership interests will be subject to regulatory redemption procedures. Notes to be redeemed pursuant to a required regulatory redemption are redeemable by us, in whole or in part, at any time upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be ordered by any governmental authority). See "Risk Factors--Required Regulatory Redemption," "Description of Peninsula Gaming Membership Interests--Peninsula Gaming Operating Agreement,"

"Description of Notes--Redemption" and "Description of Peninsula Partners Membership Interests--Peninsula Partners Operating Agreement" for more information about the gaming regulations potentially applicable to the holders of the notes.


         As of the date of this prospectus, the gaming commission has not required the securityholders to apply for a finding of suitability to own the securities. However, the gaming commission could require a holder of the securities to submit an application in the future.


FEDERAL REGULATION OF SLOT MACHINES

         We are required to make annual filings with the U.S. Attorney General in connection with the sale, distribution or operation of slot machines. All requisite filings for the most recent year and the current year have been made.

POTENTIAL CHANGES IN TAX AND REGULATORY REQUIREMENTS

         From time to time, federal and state legislators and officials have proposed changes in tax law, or in the administration of the laws, affecting the gaming industry. The gaming commission and the Iowa legislature consider from time to time limitations on the expansion of gaming in Iowa and other changes in gaming laws and regulations. See "Business--Competition." Proposals at the national level have included a federal gaming tax and limitations on the federal income tax deductibility of the cost of furnishing complimentary promotional items to customers, as well as various measures which would require withholding on amounts won by customers or on negotiated discounts provided to customers on amounts owed to gaming companies. It is not possible to determine with certainty the likelihood of possible changes in tax or other laws or in the administration of the laws. The changes, if adopted, could have a material adverse effect on our financial results.


         The United States Congress created a national commission, the National Gaming Impact Study Commission, which generally has the duty to conduct a comprehensive legal and factual study of gambling in the United States and existing federal, state and local policies and practices with respect to the legalization or prohibition of gambling activities, to formulate and propose changes in the policies and practices and to recommend legislation and administrative actions for such changes. The national commission issued its report to President Clinton, Congress, state governors and Native American tribal leaders on June 18, 1999. Any of the recommendations made by the national commission could result in the enactment of new laws and/or the adoption of new regulations which could have an adverse impact on the gaming industry. While we are unable at this time to determine the ultimate disposition of any of the recommendations that the national commission made, management does not believe that any of the recommendations, if enacted, would be reasonably expected to have a material adverse effect on our gaming operations.


LIQUOR REGULATIONS

         The sale of alcoholic beverages by us is or will be subject to the licensing, control and regulation by the liquor agencies, which include the City of Dubuque and the Alcoholic Beverage Division of the Iowa Department of Commerce. The applicable liquor laws allow the sale of liquor during legal hours which are Monday through Saturday from 6 a.m. to 2 a.m. the next day and Sunday from 8 a.m. to 2 a.m. on Monday. Subject to few exceptions, all persons who have a financial interest in us, by ownership, loan or otherwise, must be disclosed in an application filed with, and are subject to investigation by, the liquor agencies. Persons who have a direct or indirect interest in any Iowa liquor license, other than hotel or restaurant liquor licenses, may be prohibited from purchasing or holding the notes. All licenses are subject to annual renewal, are revocable and are not transferable. The liquor agencies have the full power to limit, condition, suspend or revoke any license or to place a liquor licensee on probation with or without conditions. Any disciplinary action could, and revocation would, have a material adverse effect upon the operations of our business. Many of our owners, officers and managers must be investigated by the liquor agencies in connection with our liquor permits. Changes in licensed positions must be approved by the liquor agencies.


UNITED STATES COAST GUARD

         The Diamond Jo is also regulated by the United States Coast Guard, whose regulations affect boat design and stipulate on-board facilities, equipment and personnel (including requirements that each vessel be operated by a minimum complement of licensed personnel), in addition to restricting the number of persons who can be aboard the boat at any one time. Our riverboat must hold, and currently possesses, a Certificate of Inspection and a Certificate of Documentation from the United States Coast Guard. Loss of the Certificate of Inspection would preclude our use of the Diamond Jo as an operating riverboat. In addition, the riverboat is subject to United States Coast Guard regulations requiring periodic hull inspections. Our next hull inspection is expected to take place by April 2000. A traditional dry dock hull inspection would result in the temporary loss of service of the riverboat for up to approximately two weeks. The United States Coast Guard, upon request and approval of the request, allows for an underwater hull inspection instead of the traditional out of water dry dock inspection. An underwater hull inspection does not result in any loss of services of the riverboat. If the Coast Guard approves our request for an underwater hull inspection, we will be required to perform another hull inspection within thirty 30 months from the date of the underwater hull inspection. At that time, we may again seek approval from the Coast Guard for an underwater hull inspection in order to avoid any loss of services of the riverboat.


         All of our shipping employees employed on United States Coast Guard regulated vessels, even those who have nothing to do with the actual operation of the vessel, such as dealers, cocktail hostesses and security personnel, may be subject to maritime law, which, among other things, exempts those employees from state limits on workers' compensation awards. We maintain workers' compensation insurance in compliance with applicable Iowa law.

THE SHIPPING ACT OF 1916; THE MERCHANT MARINE ACT OF 1936

         The Shipping Act of 1916, as amended, and the Merchant Marine Act of 1936, as amended, and applicable regulations thereunder contain provisions which would prevent persons who are not citizens of the United States from holding in the aggregate more than 25% of our outstanding membership interests, directly or indirectly. Peninsula Gaming's and Peninsula Partners' respective operating agreements contain prohibitions against any purchase or transfer of Peninsula Gaming's or Peninsula Partners' respective membership interests to any person or entity if, following the purchase or transfer, more than 25% of Peninsula Gaming's membership interests are owned, directly or indirectly, by persons who are not citizens of the United States. Any such purchase or transfer in violation of Peninsula Gaming's or Peninsula Partners' respective operating agreements is null and void, and Peninsula Gaming and Peninsula Partners will not recognize the purchaser, transferee or purported beneficial owner as a direct or indirect holder of an interest in Peninsula Gaming or Peninsula Partners, respectively, for any purpose. To the extent required by maritime laws, the managing member, managers and the officers of Peninsula Partners and Peninsula Gaming shall be citizens of the United States. See "Description of

Peninsula Gaming Membership Interests-- Peninsula Gaming Operating Agreement" and "Description of Peninsula Partners Membership Interests-- Peninsula Partners Operating Agreement" for more information about transferability of our equity interests and restrictions on the holders of those interests.


OTHER REGULATIONS

         We are subject to federal, state and local environmental and safety and health laws, regulations and ordinances that apply to non-gaming businesses generally, such as the Clean Air Act, Federal Water Pollution Control Act, Occupational Safety and Health Act, Resource Conservation Recovery Act, Oil Pollution Act and Comprehensive Environmental Response, Compensation and Liability Act, each as amended. We have not incurred, and do not expect to incur, material expenditures with respect to these laws. There can be no assurances, however, that we will not incur material liability pursuant to these laws in the future. See "Risk Factors--Environmental Matters" for more information about the risks of environmental liabilities on our operations.

                                  MANAGEMENT


OFFICERS OF PENINSULA GAMING AND MANAGERS OF PENINSULA PARTNERS


          Peninsula Partners is our parent and sole manager. The following table sets forth the names and ages of the executive officers of Peninsula Gaming and of the managers and executive officers of Peninsula Partners.


               NAME                     AGE                                    POSITION
-----------------------------------     ---      ---------------------------------------------------
M. Brent Stevens...................      39      Manager of  Peninsula Partners; Director of  Peninsula
                                                 Corp.; Chief Executive Officer of Peninsula Partners
                                                 and Peninsula Gaming; President and Treasurer of
                                                 Peninsula Corp.
Natalie A. Schramm.................      29      Chief Financial Officer and Controller of Peninsula
                                                 Gaming
Michael S. Luzich..................      45      Manager of Peninsula Partners; Director of Peninsula
                                                 Corp.; Vice President of Corporate Development and
                                                 Secretary of Peninsula Partners; Vice President and
                                                 Secretary of Peninsula Corp.; Secretary of Peninsula
                                                 Gaming
Terrance W. Oliver.................      50      Manager of Peninsula Partners
William L. Westerman...............      67      Manager of Peninsula Partners
Andrew R. Whittaker................      37      Manager of Peninsula Partners



MANAGEMENT PROFILES

         Following is a brief description of the business experience of each of the executive officers of Peninsula Gaming and of the managers and executive officers of Peninsula Partners listed in the preceding table.


M. BRENT STEVENS - MANAGER OF PENINSULA PARTNERS; CHIEF EXECUTIVE OFFICER OF PENINSULA PARTNERS AND PENINSULA GAMING; DIRECTOR OF PENINSULA CORP.; PRESIDENT AND TREASURER OF PENINSULA CORP. Since 1990, Mr. Stevens has been employed by Jefferies & Company, Inc., and presently is a managing director in the Corporate Finance department. Mr. Stevens joined the Company in December, 1998.


NATALIE A. SCHRAMM - CHIEF FINANCIAL OFFICER AND CONTROLLER OF PENINSULA GAMING. Ms. Schramm has served as our chief financial officer and controller since July 15, 1999. Ms. Schramm joined our predecessor, Greater Dubuque Riverboat Entertainment Company, L.C., in November 1996 and was formerly employed by Aerie Hotels and Resorts in Oak Brook, Illinois as Corporate Accounting Manager. She was responsible for the corporate accounting functions of the Silver Eagle, the Eagle Ridge Inn and Resorts, located in Galena, Illinois and the Essex Hotel, located in Chicago, Illinois. She served as Internal Audit Manager for the Silver Eagle and was a member of a development team that successfully pursued a riverboat gaming license in Indiana. Ms. Schramm joined the Company in July, 1999.

MICHAEL S. LUZICH - MANAGER, VICE PRESIDENT OF CORPORATE DEVELOPMENT AND SECRETARY OF PENINSULA PARTNERS; DIRECTOR, VICE PRESIDENT AND SECRETARY OF PENINSULA CORP.; SECRETARY OF PENINSULA GAMING. Mr. Luzich is the founder and President of the Cambridge Investment Group, L.L.C., an investment and development company located in Las Vegas, Nevada. Prior to October 1995, Mr. Luzich was a founding partner and director of Fitzgeralds New York, Inc. and Fitzgeralds Arizona Management, Inc., which are development companies responsible, respectively, for the Turning Stone Casino near Syracuse, New York, for the Oneida Tribe and the Cliff Castle Casino near Sedona, Arizona, for the Yavapai-Apachi Tribe. Mr. Luzich joined the Company in December, 1998.



TERRANCE W. OLIVER - MANAGER OF PENINSULA PARTNERS. Since 1993, Mr. Oliver has served as a director of and consultant to Mikohn Gaming Corporation, a gaming equipment manufacturer headquartered in Las Vegas. From 1988 until 1993, Mr. Oliver served as Chairman of the Board to the predecessor company of Mikohn. From 1984 until 1996, Mr. Oliver was a founding shareholder, board member and executive officer of Fitzgeralds Gaming Corporation. Mr. Oliver retired as the Chief Operating Officer of Fitzgeralds Gaming Corporation in 1996. Mr. Oliver joined the Company in September, 1999.



WILLIAM L. WESTERMAN - MANAGER OF PENINSULA PARTNERS. Since 1992, Mr. Westerman has assumed the positions of Chairman of the Board, Chief Executive Officer and President of Riviera, Inc. and Chairman of the Board and Chief Executive Officer of Riviera Operating Corporation. From July 1, 1991 until his appointment as Chairman of the Board, Mr. Westerman served as a consultant to Riviera, Inc. From 1973 until June 30, 1991, Mr. Westerman held various positions with Cellu-Craft Inc. and Alusuisse Flexible Packaging, manufacturers of flexible packaging used primarily for food products, including serving as President and Chief Executive Officer of Cellu-Craft Inc. and President of Alusuisse Flexible Packaging, a wholly owned subsidiary of Alusuisse, which purchased Cellu-Craft Inc. on June 30, 1989. Mr. Westerman joined the Company in July, 1999.


ANDREW R. WHITTAKER - MANAGER OF PENINSULA PARTNERS. Since 1990 Mr. Whittaker has been employed by Jefferies & Company, Inc. and presently is an executive vice president in the Corporate Finance department. Mr. Whittaker joined the Company in July, 1999.


EMPLOYMENT AND CONSULTING AGREEMENTS

JAMES P. RIX, FORMERLY CHIEF OPERATING OFFICER OF PENINSULA GAMING. Mr. Rix resigned as our Chief Operating Officer, effective November 20, 1999. Mr. Rix entered into an employment agreement with us which has a term of three years, commencing July 15, 1999. Under the terms of his employment agreement, Mr.
Rix was paid a signing bonus of $100,000 and was entitled to receive an annual base salary of $250,000 and, subject to various conditions, an annual performance based bonus. Mr. Rix's employment agreement provides for severance payments upon the occurrence of limited events specified in his agreement. Mr. Rix has agreed to restrictions which will limit his ability to compete with us for a one-year period following his termination of employment.


NATALIE A. SCHRAMM. Ms. Schramm has entered into an employment agreement with us which has a term of two years commencing July 15, 1999 and which renews automatically for successive one year terms, unless terminated by her or us for reasons specified in her employment agreement. Under the terms of her employment agreement, Ms. Schramm is entitled to a signing bonus of $25,000, an annual base salary of $82,500 and a yearly performance based bonus of at least $20,000. Ms. Schramm is further entitled to at least a 5% annual salary increase, the actual amount of the increase to be determined by the board of managers of Peninsula Partners. Ms. Schramm has agreed to restrictions which will limit her ability to compete with us for a one-year period following her termination of employment.


MICHAEL S. LUZICH. Peninsula Partners has entered into a consulting agreement with Mr. Luzich, pursuant to which Mr. Luzich, in consideration for corporate development and consulting services to be rendered thereunder, is entitled to receive compensation consisting of base salary and incentive payments in an aggregate annual amount not to exceed $340,000. The consulting agreement has a one year term and, subject to the occurrence of various termination events, is renewable automatically for successive one year terms. Mr. Luzich is entitled to reimbursement of reasonable business expenses as approved by the board of managers of Peninsula Partners and incurred in connection with the performance of his services.


EXECUTIVE COMPENSATION

         We were not organized until 1999. Based on existing agreements with members of our senior management, only Mr. Rix and Ms. Schramm will receive compensation in excess of $100,000 during 1999.


         Subject to the approval of the holders of at least 85% of the voting common membership interests of Peninsula Partners, Peninsula Partners' board of managers may, from time to time, issue additional incentive based equity interests in Peninsula Partners at no less than fair market value.


SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation awarded to, earned by or paid to each of our Chief Executive Officer and to each of our executive officers for all services rendered since the date of consummation of the acquisition on July 15, 1999 through November 26, 1999.



                                                                                          LONG-TERM
                                                           ANNUAL COMPENSATION           COMPENSATION
                                               --------------------------------------    ------------
                                                                                          SECURITIES
                                                                         OTHER ANNUAL     UNDERLYING       ALL OTHER
                                    FISCAL      SALARY                   COMPENSATION       OPTIONS       COMPENSATION
 NAME AND PRINCIPAL POSITION         YEAR       ($)       BONUS ($)          ($)              (#)              ($)
------------------------------      ------     ------     ---------      ------------     -----------     ------------
M. Brent Stevens..............       1999        --           --              --               --              --
CHIEF EXECUTIVE OFFICER

Natalie A.  Schramm...........       1999    26,791.18     20,000(1)          --               --             25,000(2)
CHIEF FINANCIAL OFFICER

James P. Rix..................       1999    81,730.73        --            501.38(3)          --            100,000(4)
FORMERLY, CHIEF OPERATING
OFFICER



(1) Ms. Schramm is entitled to a minimum annual bonus of $20,000 pursuant to the terms of her employment agreement.


(2) Ms. Schramm received a $25,000 signing bonus upon commencement of her employment.


(3)  Represents reimbursement of club membership dues.

(4) Mr. Rix received a $100,000 signing bonus upon commencement of his employment. Mr. Rix resigned as our chief operating officer on September 22, 1999.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         We have no standing Compensation Committees. All compensation decisions are made by Peninsula Partners, our parent and sole manager. The managers of Peninsula Partners each participate in the determination of executive officer compensation.

                            PRINCIPAL SECURITYHOLDERS


     All of Peninsula Gaming's outstanding common membership interests are owned by Peninsula Partners, its parent and sole manager. All of Peninsula Corp.'s outstanding common stock is owned by Peninsula Gaming. The table below sets forth information regarding the beneficial ownership of the voting common membership interests of Peninsula Partners by (a) each person or entity known by us to own beneficially 5% or more of the common membership interests of Peninsula Partners, (b) each manager and executive officer of Peninsula Partners and (c) all managers and executive officers of Peninsula Partners as a group. Greater Dubuque Riverboat holds 100% of our issued and outstanding preferred membership interests, which, subject to limited exceptions, will have no voting rights, except as required by applicable law. On July 15, 1999, Peninsula Partners issued 500,000 convertible preferred membership interests; each of which is initially convertible into one Peninsula Partners non-voting common membership interest, representing 33.33% of the fully diluted common membership interests of Peninsula Partners on such date. Peninsula Partners does not have outstanding any of its non-voting common membership interests. See "Description of Peninsula Gaming Membership Interests" and "Description of Peninsula Partners Membership Interests" for more information about our different classes of membership interests. Unless otherwise indicated, the address of each manager or executive officer of Peninsula Partners is c/o Peninsula Gaming Company, LLC, 3rd Street Ice Harbor, P.O. Box 1750, Dubuque, IA 52004-1683.



                                                                                  VOTING COMMON
                                                                               MEMBERSHIP INTERESTS         PERCENT OF
                  NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED             CLASS
-----------------------------------------------------------------------------------------------------------------------
M. Brent Stevens........................................................             225,000(1)                22.50%
11100 Santa Monica, 10th Floor
Los Angeles, CA 90071
Peninsula Partners Investors,  LLC(2)...................................             413,333(3)                41.33%
11100 Santa Monica, 10th Floor
Los Angeles, CA 90071
Michael S. Luzich.......................................................             300,000                   30.00%
James P. Rix(4).........................................................              46,667                    4.67%
Terrance Oliver.........................................................              15,000                    1.50%
Natalie A. Schramm......................................................                   0                       0%
William L. Westerman....................................................                   0                       0%
2901 Las Vegas Blvd., South
Las Vegas, NV 89109
Andrew R. Whittaker.....................................................              20,000(3)                 2.00%
11100 Santa Monica, 10th Floor
Los Angeles, CA 90071
All managers and executive officers as a group (6 persons)(5)...........           1,000,000                  100.00%


-------------------


(1) Mr. Stevens holds 225,000 Peninsula Partners common membership interests directly and 413,333 Peninsula Partners common membership interests indirectly through Peninsula Partners Investors, LLC.

     Mr. Stevens is the sole managing member of Peninsula Partners Investors and exercises voting and investment power over the Peninsula Partners common membership interests owned by Peninsula Partners Investors. Mr. Stevens does not own any membership interests in Peninsula Partners Investors, LLC.



(2) Mr. Stevens and Mr. Whittaker, managers of Peninsula Partners, are a managing director and executive vice president, respectively, of Jefferies & Company, Inc., the initial purchaser in the offering of the old notes on July 15, 1999. In addition, Jefferies & Company, Inc. and some of its affiliates, officers and employees are members of, and control, Peninsula Partners Investors, LLC.



(3) Mr. Whittaker holds an economic interest in 20,000 Peninsula Partners common membership interests indirectly through his membership in Peninsula Partners Investors, but does not exercise voting or investment power with respect to, and disclaims a beneficial ownership interest in, these Peninsula Partners common membership interests.



(4) Under the terms of Peninsula Partners' operating agreement, as a result of Mr. Rix's resignation from his position as Chief Operating Officer of Peninsula Gaming, Peninsula Partners has the right (but not the obligation) to purchase all of Mr. Rix's common membership interests for the lesser of $280,000 or the fair market value of his common membership interests as determined by Peninsula Partners' board of managers.



(5) Includes 413,333 Peninsula Partners common membership interests held by Peninsula Partners Investors, LLC, over which Mr. Stevens exercises voting and investment power.

                   KEY RELATIONSHIPS AND RELATED TRANSACTIONS


RELATIONSHIP WITH DUBUQUE RACING ASSOCIATION


     The Racing Association is a not-for-profit corporation organized for the purpose of operating the Greyhound Park, a pari-mutuel greyhound racing facility in Dubuque, Iowa. On February 22, 1993, the Racing Association entered into the Racing Association operating agreement which authorizes us to operate riverboat gaming operations in Dubuque. The Racing Association operating agreement has since been amended several times and expires by its terms on December 31, 2008.



     Beginning April 1, 2000, we will be required to make a $0.50 per admission payment to the Racing Association, without regard to our revenues or profits. Based on 1998 admissions, this payment would have amounted to approximately $570,000. Under the Racing Association operating agreement, subject to limited conditions, we are required to pay the Racing Association, for the right to operate the Diamond Jo, an amount equal to the excess of 32% of the first $30 million of the combined gaming revenues of the Racing Association and the Diamond Jo, plus 8% of the next $12 million of these total gaming revenues, plus, if there are no competing gaming operations in neighboring counties of Illinois and Wisconsin, 8% of the next $4 million of total gaming revenues, over the Racing Association's gaming revenues from the Greyhound Park. This formula is subject to change if the Racing Association ceases to operate the Greyhound Park or if we operate a riverboat smaller than the current Diamond Jo. We currently make no payments to the Racing Association because the Racing Association's revenues from the Greyhound Park are greater than the specified percentage of our total gaming revenues.



     The Racing Association operating agreement allows us to restrict the number of slot machines at the Greyhound Park to 600; PROVIDED, that we do not increase the number of slot machines at the Diamond Jo to more than 650. In addition, we may require that the weighted average theoretical slot payback percentage at the Greyhound Park not exceed ours by more than 0.5% so long as the rates we set are reasonable and in good faith. Additionally, we cannot require the Racing Association to change rates on its machines more than four times per contract year. We have elected to apply both of these restrictions to the Greyhound Park. These restrictions terminate on the earlier of:



     (1) our operation of a replacement riverboat that is not of equal or greater size than the Diamond Jo or on which we operate fewer total gaming positions than on the Diamond Jo, and



     (2) March 31, 2002. Without these restrictions, either we or the Racing Association may,



          (a) increase the number of slot machines upon a determination by the gaming commission, among other things, that the additional slot machines would not have a detrimental impact on the Racing Association's or our financial viability, as applicable, and



          (b) increase the weighted average theoretical slot payback percentage, either of which actions, if taken by the Racing Association, could result in increased competition from the Greyhound Park. Iowa law currently prohibits pari-mutuels, such as the Greyhound Park, from operating table games, and we believe that table games will not become permissible at racetracks in Iowa.



     If changes to Iowa law prior to April 1, 2000 permit pari-mutuels to operate table games, under the Racing Association operating agreement, we are entitled to prohibit the Racing Association from operating table games at the Greyhound Park. In this case, our ability to prohibit table games at the Greyhound Park will terminate on the earlier of:



     (1) our operation of a replacement riverboat that is not of equal or greater size to the Diamond Jo or on which we operate fewer total gaming positions than on the Diamond Jo, and


     (2)  July 11, 2000.


     The above restrictions are subject to the express approval and regulatory supervision of the gaming commission. Additionally, all of the restrictions under the Racing Association operating agreement will terminate if we or any of our affiliates operate another gaming facility in Dubuque County or the adjoining counties of Illinois or Wisconsin. Under the Racing Association operating agreement, we have the right to sell the Diamond Jo and related facilities, subject to the approval of the gaming commission, as long as the acquiror agrees to abide by the terms of the Racing Association operating agreement.



     For a discussion of risks relating to the Racing Association operating agreement, see "Risk Factors-- Racing Association Operating Agreement."


MANAGING MEMBER INDEMNIFICATION


     Pursuant to our and Peninsula Partners' operating agreements, we and Peninsula Partners have agreed, subject to few exceptions, to indemnify and hold harmless our members, Peninsula Partners and Peninsula Partners members, as the case may be, from liabilities incurred as a result of their positions as our sole manager and as members of us or Peninsula Partners, as the case may be.


EQUITY CONTRIBUTION


     The common members of Peninsula Partners have made a capital contribution of $6.0 million to Peninsula Partners in exchange for their common membership interests. Peninsula Partners immediately contributed this $6.0 million and the $3.0 million raised in the offering of the old notes through the sale of Peninsula Partners' convertible preferred membership interests to Peninsula Gaming, in exchange for common membership interests in Peninsula Gaming. Peninsula Gaming used this capital contribution from Peninsula Partners to finance in part the acquisition of the Diamond Jo. Additionally, we issued $7.0 million face amount of preferred membership interests to Greater Dubuque Riverboat in connection with the acquisition of the Diamond Jo. See "Description of Peninsula Gaming Membership Interests" and "Description of Peninsula Partners Membership Interests" for more information about those transactions.

OPERATING AGREEMENT OF PENINSULA PARTNERS


     Pursuant to Peninsula Partners' operating agreement, the management of Peninsula Partners is vested in a board of managers comprised of five individuals, two of whom must be independent managers. At any time that M. Brent Stevens, together with any entity controlled by Mr. Stevens, beneficially holds at least 5% of the voting common membership interests of Peninsula Partners, Mr. Stevens is entitled to designate three of Peninsula Partners' managers, including one of the two independent managers. The two independent managers shall serve as members of the independent committee. Under Peninsula Partners' operating agreement, Peninsula Partners Advisors, LLC, a Delaware limited liability company, of which Mr. Stevens is the sole managing member, may from time to time render financial advisory and consulting services to Peninsula Partners and will be entitled to receive commercially reasonable fees for the services consistent with industry practices. Subject to the terms of the indenture governing the notes, these fees will be paid by us as distributions to Peninsula Partners.



     At any time that Michael Luzich, together with any entity controlled by Mr. Luzich, beneficially holds at least 5% of the voting common membership interests of Peninsula Partners, Mr. Luzich is entitled to designate two of Peninsula Partners' managers, including the other independent manager.



     Presently, Peninsula Partners' board of managers is comprised of five managers. A manager may resign at any time, and the member who designates a manager may remove or replace that manager from the board of managers at any time.



OPERATING AGREEMENT OF PENINSULA GAMING



     Pursuant to the terms of Peninsula Gaming's operating agreement, if we repay, redeem or refinance 90% or more of the notes on or prior to July 1, 2003, certain members of management, including Messrs. Luzich and Stevens, will be entitled to receive, at Mr. Stevens' discretion, an aggregate of $1.5 million payable by Peninsula Gaming.


ENGAGEMENT OF MANAGEMENT CONSULTANT


     Peninsula Partners has engaged Riviera Gaming Management, Inc. to assist, on an interim basis, with transitional matters, including the selection of a new chief operating officer to oversee our riverboat casino operations. Riviera Gaming Management, Inc., a wholly-owned subsidiary of Riviera Holdings Corporation, which owns the Riviera Hotel & Casino in Las Vegas, Nevada, will be paid customary fees and expenses in connection with this engagement. Mr. Westerman, a manager on the board of managers of Peninsula Partners, is Chairman of the Board of Riviera, Inc., an affiliate of Riviera Gaming Management, Inc.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT; REGISTRATION RIGHTS

     On July 15, 1999, we sold the old notes in a private placement to Jefferies & Co., Inc., as the initial purchaser. The initial purchaser then resold the old notes under an offering circular dated July 8, 1999 in reliance on Rule 144A, and other available exemptions under the Securities Act of 1933, as amended. On July 15, 1999, we also entered into a registration rights agreement with the initial purchaser pursuant to which we agreed, among other things, to:


     - file a registration statement with the Securities and Exchange Commission relating to the exchange offer under the Securities Act of 1933 no later than October 13, 1999;



     - use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933 on or before December 13, 1999;



     - use our commercially reasonable efforts to commence the exchange offer within 30 days after the exchange offer registration statement is declared effective by the Securities and Exchange Commission;



     - keep the exchange offer open for acceptance for at least 30 days after notice of the exchange offer is mailed to holders of the old notes;



     - keep the exchange offer registration statement effective until consummation of the exchange offer;



     - cause the exchange offer to be consummated not later than 30 business days following the date of the effectiveness of the exchange offer registration statement;



     - promptly after the close of the exchange offer, accept for exchange all old notes validly tendered for exchange prior to the expiration of the exchange offer;



     - promptly after the close of the exchange offer, deliver all validly tendered old notes to the Firstar Bank, N.A., the trustee, and cause the trustee to promptly deliver new notes to each holder equal in aggregate principal amount to the old notes tendered for exchange by the holder.


     Under the registration rights agreement, we agreed to file a shelf registration statement if:


     - we or the holders of a majority in aggregate principal amount of the old notes determine, in our or their reasonable judgment, that they will not receive new notes that they may resell to the public without volume restriction under the Securities Act of 1933 and without similar restriction under applicable blue sky or state securities laws;



     - we are not permitted to effect the exchange offer under applicable law or applicable interpretations of law by the Securities and Exchange Commission staff;



     - for any reason, the exchange offer is not consummated by January 11, 2000; or

     - within six months of the consummation of the exchange offer, any holder of old notes notifies us that it:


          (1)  is not entitled to participate in the exchange offer; or

          (2) may not resell the new notes acquired by it in the exchange offer to the public without restriction under applicable state and federal securities laws.

     If we have not yet filed an exchange offer registration statement and we are required to file a shelf registration statement, we must file the shelf registration statement prior to October 13, 1999. If we have filed an exchange offer registration statement and we are required to file a shelf registration statement, we must use our commercially reasonable efforts to file the shelf registration statement relating to the old notes on or before the 20th day after the obligation to file the shelf registration statement arises. We will use our best efforts to cause the shelf registration statement to be declared effective as promptly as practicable after the filing thereof.

     If the shelf registration statement is filed, we will use our best efforts to keep the shelf registration statement continuously effective, supplemented and amended until the second anniversary of the effective date of the shelf registration statement or a shorter period that will terminate when all the notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or a subsequent shelf registration statement covering all of the old notes has been declared effected under the Securities Act.


     A holder who sells old notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the old notes copies of the prospectus that is a part of the shelf registration statement and notify each holder when the shelf registration statement becomes effective. The holder will be subject to some of the civil liability provisions under the Securities Act of 1933 in connection with these sales and will be bound by the provisions of the registration rights agreement that are applicable to the holder (including indemnification and contribution obligations).


     The registration rights agreement requires us to pay the holders of the notes additional interest if a registration default exists. A registration default will exist if:


     - we fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for the filing;



     - any of the registration statements is not declared effective by the Securities and Exchange Commission on or prior to the date specified for the effectiveness;



     - we have not exchanged new notes for all validly tendered old notes within 30 days after the exchange offer is declared effective by the Securities and Exchange Commission; or



     - the shelf registration statement is declared effective but thereafter, during the period for which we are required to maintain the effectiveness of the shelf registration statement, it ceases to be effective or usable in connection with the resale of the new notes covered by the shelf registration statement, and we fail to file and have declared effective a subsequent shelf registration statement.

     If a registration default exists, the Issuers will pay liquidated damages to each holder of registrable notes, during the first 90-day period immediately following the occurrence of the registration default in an amount equal to $.05 per week per $1,000 principal amount of notes held by the Holder. Thereafter, the weekly liquidated damages amount will increase by $.05 per $1,000 principal amount of the notes following each subsequent 90-day period following the registration default up to a maximum of $.20 per week per $1,000 principal amount of notes, until the registration default is cured. All accrued liquidated damages will be paid in the same manner as interest payments on the notes on semiannual damages payment dates that correspond to interest payment dates for the notes. Following the cure of a registration default, the accrual of liquidated damages will cease.


     The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreements is not complete and is subject to, and qualified by reference to, all of the provisions of the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus.

     If you participate in the exchange offer, you will, with limited exceptions, receive notes that are freely tradeable and not subject to restrictions on transfer. You should read this prospectus under the heading "--Resales of the New Notes" for more information relating to your ability to transfer new notes.


     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of the jurisdiction.


EXPIRATION DATE; EXTENSIONS

     The expiration date at the exchange offer is                  , 1999 at
5:00 p.m., New York City time. We may extend the exchange offer in our sole discretion. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We expressly reserve the right, in our sole and absolute discretion:


     -    to delay accepting any old notes;



     -    to extend the exchange offer;



     - if any of the conditions under "--Conditions of the Exchange Offer" have not been satisfied, to terminate the exchange offer; and



     - to waive any condition or otherwise amend the terms of the exchange offer in any manner.



     If the exchange offer is amended in a manner we deem to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the exchange agent. We will also make a public announcement of the event. Without limiting the manner in which we may choose to make any pubic announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any pubic announcement other than by issuing a release to a national news service.


TERMS OF THE EXCHANGE OFFER

     We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding old notes. We will accept for exchange any and all old notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under "--Conditions of the Exchange Offer." Old notes may be tendered only in multiples of $1,000. Holders may tender less than the aggregate principal amount represented by their old notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered old notes or indicate this fact pursuant to the procedures for book-entry transfer described below.


     As of the date of this prospectus, $71.0 million in aggregate principal amount of the old notes were outstanding. Solely for reasons of administration,
we have fixed the close of business on                , 1999 as the record date
for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the old notes, or the holder's legal representative or attorney-in-facto, whose ownership is reflected in the records of Firstar Bank, N.A., as registrar, or whose notes are held of record by the depositary, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the old notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder is our "affiliate" (as defined in Rule 405 under the Securities Act of 1933).


     We will be deemed to have accepted validly tendered old notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes and for purposes of receiving the new notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

     Holders of old notes do not have appraisal or dissenters' rights under applicable law or the indenture as a result of the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Rule 14e-1.


     Holders who tender their old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in some circumstances, in connection with the exchange offer. See "--Fees and Expenses" for more information about the costs of the exchange offer.


         NEITHER WE NOR OUR MANAGING MEMBER MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER ANY OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS

BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER AND, IF THE HOLDER CHOOSES TO PARTICIPATE IN THE EXCHANGE OFFER, THE AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES TO TENDER, AFTER READING CAREFULLY THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

CONDITIONS OF THE EXCHANGE OFFER

     You must tender your old notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer.

     Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any old notes, and we may terminate or amend the exchange offer if we are not permitted to effect the exchange offer under applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission. If we determine in our sole discretion that any of these events or conditions has occurred, we may, subject to applicable law, terminate the exchange offer and return all old notes tendered for exchange or may waive any condition or amend the terms of the exchange offer.

     We expect that the above conditions will be satisfied. The above conditions are for our sole benefit and may be waived by us at any time in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights and each right will be deemed an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding upon all parties.

INTEREST


     Each new note will bear interest from the most recent date to which interest has been paid or duly provided for on the old note surrendered in exchange for the new note or, if no interest has been paid or duly provided for on the old note, from July 15, 1999. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on their old notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on their old notes prior to the original issue date of the new notes or, if no interest has been paid or duly provided for, will not receive any accrued interest on their old notes, and will be deemed to have waived the right to receive any interest on their old notes accrued from and after such interest payment date or, if no such interest has been paid or duly provided for, from and after July 15, 1999.


PROCEDURES FOR TENDERING OLD NOTES

     The tender of a holder's old notes and our acceptance of old notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions of this prospectus and the letter of transmittal. Unless a holder tenders old notes according to the guaranteed delivery procedures or the book-entry procedures described below, the holder must transmit the old notes, together with a properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, to the exchange agent at its address before 5:00 p.m., New York City time, on the expiration date. The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the tendering holder. If delivery is by mail, we recommend delivery by registered mail, properly insured, with return receipt requested. Instead of delivery by mail, we recommend that each holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

     Any beneficial owner of the old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes in the exchange offer should contact that registered holder promptly and instruct that registered holder to tender on its behalf. If the beneficial owner wishes to tender directly, it must, prior to completing and executing the letter of transmittal and tendering old notes, make appropriate arrangements to register ownership of the old notes in its name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.


     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's procedures for the transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer before the expiration date. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, properly completed and executed, with any required signature guarantees and any other required documents or an agent's message (as described below), must in any case be delivered to and received by the exchange agent at its address on or before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.


     DTC has confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program. Accordingly, participants in DTC's Automated Tender Offer Program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent.


     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a participant in DTC's Automated Tender Offer Program that is tendering old notes that are the subject of the book-entry confirmation; that the participant has received and agrees to be bound by the terms of the applicable letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and that we may enforce the agreement against that participant.


     Each signature on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes are tendered:


     - by a registered holder who has not completed the box entitled "Special Delivery Instructions"; or



     -    for the account of an eligible institution (as described below).



     If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized Medallion Signature Program (a "Medallion Signature Guarantor"). If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes surrendered for exchange must be endorsed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor. If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should sign in that capacity when signing. The person must submit to us evidence satisfactory, in our sole discretion, of his or her authority to so act unless we waive the requirement.



     As used in this prospectus with respect to the old notes, a "registered holder" is any person in whose name the old notes are registered on the books of the registrar. An "eligible institution" is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.


     We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of old notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject old notes not properly tendered and to reject any old notes if acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes at any time, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.


     Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within the period of time as we determine. Neither our company nor the exchange agent is under any duty to give notification of defects in the tenders or will incur any liability for failure to give the notification. The exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of old notes for exchange but will not incur any liability for failure to give the notification. Tenders of old notes will not be deemed to have been made until the irregularities have been cured or waived.


     By tendering, you will represent to us that, among other things:


     - you are not our "affiliate" (as defined in Rule 405 under the Securities Act of 1933);



     - you will acquire the new notes in the ordinary course of your business;



     - you are not a broker-dealer that acquired your notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act of 1933 or any other available exemption under the Securities Act of 1933;



     - if you are a broker-dealer that acquired your notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and



     - you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.


     In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your old notes and:


     -    your old notes are not immediately available;


     - you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or


     - you cannot complete the procedures for delivery by book-entry transfer on time;

you may tender your old notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

     - tender must be made by or through an eligible institution and a notice of guaranteed delivery must be signed by the holder;


     - on or before the expiration date, the exchange agent must receive from the holder and the eligible institution a properly completed and executed notice of guaranteed delivery by mail or hand delivery setting forth the name and address of the holder, the certificate number or numbers of the tendered old notes and the principal amount of tendered old notes; and


     - properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer or confirmation of a book-entry transfer of the old notes into the exchange agent's account at DTC must be received by the exchange agent within four business days after the expiration date of the exchange offer.


     Any holder who wishes to tender old notes pursuant to the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to the old notes before 5:00 p.m., New York City time, on the expiration date.


ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes will be delivered promptly after acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes when, as and if we have given notice to the exchange agent.

WITHDRAWAL RIGHTS

     Tenders of the old notes may be withdrawn by delivery of a written or facsimile transmission notice to the exchange agent at its address set forth under "--The Exchange Agent; Assistance" at any time before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     - specify the name of the person having deposited the old notes to be withdrawn;

     - identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;


     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which old notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, executed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor, together with the other documents required upon transfer by the indenture; and


     - specify the name in which the old notes are to be re-registered, if different from the person who deposited the old notes.


     All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by us, in our sole discretion. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost as soon as practicable after withdrawal. Properly withdrawn old notes may be retendered pursuant to the procedures described under "--Procedures for Tendering Old Notes" at any time on or before the expiration date.


THE EXCHANGE AGENT; ASSISTANCE

     Firstar Bank, N.A. is the exchange agent. All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

BY REGISTERED OR CERTIFIED MAIL:            BY HAND OR OVERNIGHT COURIER:

Firstar Bank, N.A.                          Firstar Bank, N.A.
101 East Fifth Street                       101 East Fifth Street
St. Paul, Minnesota 55101                   St. Paul, Minnesota 55101

                         BY TELEPHONE OR FACSIMILE:
             Phone: (651) 229-2600     Facsimile: (651) 229-6415

FEES AND EXPENSES

     We will bear the expenses of soliciting old notes for exchange. The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of our company and our affiliates and by persons so engaged by the exchange agent.

     We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with its services and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer.


     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

     As a result of this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Holders who do not tender their old notes, except for limited instances involving the initial purchasers or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferrable new notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest. Accordingly, any holder who does not exchange its old notes for new notes will continue to hold the untendered old notes and will be entitled to all the rights and subject to all the limitations applicable under the indenture, except to the extent that the rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer.


     Any old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities within the meaning of the Securities Act of 1933. In general, the old notes may be resold only:


     -    to our company or any of our subsidiaries;


     - inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933;


     - inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
          1933) or an "accredited investor" that, prior to the transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing various representations and agreements relating to the restrictions on transfer of the new notes, the form of which letter can be obtained from the trustee;


     - outside the United States in compliance with Rule 904 under the Securities Act of 1933;

     - pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, if available; or


     - pursuant to an effective registration statement under the Securities Act of 1933.

     Each accredited investor that is not a qualified institutional buyer and that is an original purchaser of any of the old notes from the initial purchasers will be required to sign a letter confirming that it is an accredited investor under the Securities Act of 1933 and that it acknowledges the transfer restrictions summarized above.

RESALES OF THE NEW NOTES

     We are making the exchange offer in reliance on the position of the staff of the Securities and Exchange Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Although there has been no indication of any change in the staff's position, we cannot assure you that the staff of the Securities and Exchange Commission would make a similar determination with respect to the exchange offer as it has in its interpretive letters to third parties. Based on these interpretations by the staff, and except as provided below, we believe that new notes may be offered for resale, resold and otherwise transferred by a holder who participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. In order to receive new notes that are freely tradeable, a holder must acquire the new notes in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act of 1933) of the new notes. Holders wishing to participate in the exchange offer must make the representations described in "--Procedures for Tendering Old Notes" above.

     Any holder of old notes:

     - who is our "affiliate" (as defined in Rule 405 under the Securities Act of 1933);


     - who did not acquire the new notes in the ordinary course of its business;


     - who is a broker-dealer that purchased old notes from us to resell them pursuant to Rule 144A under the Securities Act of 1933 or any other available exemption under the Securities Act of 1933; or


     - who intends to participate in the exchange offer for the purpose of distributing (within the meaning of the Securities Act of 1933) new notes;

will be subject to separate restrictions. Each holder in any of the above categories:

     - will not be able to rely on the interpretations of the staff of the Securities Act of 1933 in the above-mentioned interpretive letters;


     - will not be permitted or entitled to tender old notes in the exchange offer; and


     - must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or other transfer of old notes, unless the sale is made pursuant to an exemption from such requirements.

     In addition, if you are a broker-dealer holding old notes acquired for your own account, then you may be deemed a statutory "underwriter" within the meaning of the Securities Act of 1933 and must deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resales of your new notes. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it acquired the old notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of those new notes. The letter of transmittal states that, by making the above acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     Based on the position taken by the staff of the Securities and Exchange Commission in the interpretive letters referred to above, we believe that broker- dealers that acquired old notes for their own accounts, as a result of market- making or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the new notes received upon exchange of old notes (other than old notes that represent an unsold allotment from the original sale of the old notes) with a prospectus meeting the requirements of the Securities Act of 1933, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of the new notes. Accordingly, this prospectus, as it may be amended or supplemented, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to the provisions of the registration rights agreement, we have agreed that this prospectus may be used by a Participating Broker-Dealer in connection with resales of the new notes. See "Plan of Distribution." However, a Participating Broker-Dealer that intends to use this prospectus in connection with the resale of new notes received in exchange for old notes pursuant to the exchange offer must notify us, or cause us to be notified, on or before the expiration date of the exchange offer, that it is a Participating Broker-Dealer. This notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth under "--The Exchange Agent; Assistance." Any Participating Broker- Dealer that is our "affiliate" may not rely on these interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction.


     Each Participating Broker-Dealer that tenders old notes pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us of the occurrence of any event or the discovery of any fact that makes any statement contained in this prospectus untrue in any material respect or that causes this prospectus to omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading or of the occurrence of other events specified in the registration rights agreement, the Participating Broker-Dealer will suspend the sale of new notes pursuant to this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the Participating Broker-Dealer or we have given notice that the sale of the new notes may be resumed, as the case may be.

                            DESCRIPTION OF THE NOTES

     The old notes were, and the new notes will be, issued pursuant to an indenture, dated as of July 15, 1999, among Peninsula Gaming Company, LLC and Peninsula Gaming Corp., as issuers, and Firstar Bank, N.A. (formerly known as Firstar Bank of Minnesota, N.A.), as trustee. The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that the new notes:


     -    will be registered under the Securities Act of 1933; and


     -    will not bear any legends restricting transfer.

     The new notes will be issued solely in exchange for an equal principal amount of old notes, in registered form, without coupons and in denominations of $1,000 and integral multiples thereof. As of the date of this prospectus, $71.0 million aggregate principal amount of old notes is outstanding.

     In the following summaries:

     - "new notes" refers to the registered notes being offered by this prospectus;


     - "old notes" refers to your old notes that may be exchanged for new notes in the exchange offer;


     -    "notes" refers collectively to the new notes and the old notes;


    - "Peninsula Gaming Company" refers only to Peninsula Gaming Company, LLC. and not to its wholly-owned subsidiary Peninsula Gaming Corp.;


     - "Peninsula Corp." refers to Peninsula Gaming Corp., our only wholly-owned subsidiary. Peninsula Corp. was incorporated solely for the purpose of serving as a co-issuer of the notes in order to facilitate the offering of the notes. Peninsula Corp. does not have any operations or assets and does not have any revenues. Investors should not expect Peninsula Corp. to participate in servicing the principal, interest, liquidated damages, if any, premium or any other payment obligations on the notes. See "--Material Covenants--Restrictions on Activities of Peninsula Corp." for more information about the limitations on the activities of Peninsula Corp.; and


     - you can find definitions of certain terms under the subsection "Definitions."


     The following summaries of the material provisions of the indenture, the Security Documents (defined below) and the registration rights agreement among the issuers of the notes and the initial purchaser are subject to all the provisions of the indenture, the Security Documents and the registration rights agreement, including the definitions contained in those documents. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The new notes are subject to all of these terms, and the holders of the notes are referred to the indenture and the Trust Indenture Act for more information. Wherever we refer to particular sections or defined terms used in the indenture, the sections or defined terms are automatically incorporated into this prospectus. We have filed a copy of the indenture with the Securities and Exchange Commission and the indenture is incorporated by reference into the registration statement. We will provide copies of the indenture, the Security Documents and the registration rights agreement upon request.


     Under some circumstances, the Company may designate Subsidiaries formed or acquired after the Issue Date as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the indenture.

PRINCIPAL, MATURITY AND INTEREST

     The indenture does not limit the aggregate principal amount of notes that may be issued and provides that, subject to the covenant in the indenture described under "-- Material Covenants--Limitation on Incurrence of Indebtedness," additional notes may be issued without the consent of the holders of previously issued notes; PROVIDED, that additional notes may not be issued with original issue discount as determined under section 1271 ET SEQ. of the Internal Revenue Code of 1986, as amended (the "Code"). The notes will mature on July 1, 2006. Interest on the notes is payable semiannually on July 1 and January 1 of each year, beginning on January 1, 2000, to holders of record on the immediately preceding June 15 and December 15, respectively. The notes bear interest at 12 1/4% per annum from the date of original issuance. Interest on the notes accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal and interest on the notes are payable at the office or agency of the Issuers maintained for this purpose within the City of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the holders at their respective addresses set forth in the register of holders. Until changed by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for this purpose. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.


     The Trustee is presently our Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to holders and, subject to limited exceptions, the Issuers or any of their respective Subsidiaries may act as Paying Agent or Registrar.

REDEMPTION

     AT THE OPTION OF THE COMPANY. Except as described below, the Issuers may not elect to redeem the notes prior to July 1, 2003. After that date, the Issuers may elect to redeem the notes, in whole or in part, upon 30 to 60 days' notice, at the redemption prices set forth below, plus accrued and unpaid interest , if any, to the date of redemption, if redeemed during the 12-month period beginning on July 1 of the years indicated below:


YEAR                                             PERCENTAGE OF PRINCIPAL AMOUNT
----                                             ------------------------------
2003......................................                   108.00%
2004......................................                   105.33%
2005 and thereafter.......................                   102.67%


     In addition, prior to July 1, 2002, the Issuers may redeem up to 35% of the aggregate principal amount of the outstanding notes at a redemption price of 112.25% of their principal amount, plus accrued and unpaid interest, if any, through the date of redemption, with the net cash proceeds of one or more Equity Offerings; PROVIDED, that (i) the redemption occurs within 60 days of the Equity Offering and (ii) at least 65% of the aggregate principal amount of notes remains outstanding immediately after each redemption.


     These restrictions do not limit the Company's right to separately make open market, privately negotiated or other purchases of the notes from time to time.


REQUIRED REGULATORY REDEMPTION. Notes are redeemable by the Issuers at any time upon 20 Business Days to 60 calendar days notice (or such earlier date as may be ordered by any governmental authority) at a price equal to the lesser of


          (i)   the holder's cost of obtaining the note, and


          (ii)  100% of the principal amount ,


          (iii) plus, in either case, accrued and unpaid interest , if any, to the date of redemption (or such earlier period as ordered by a governmental authority).


     The Issuers are not required to pay or reimburse any holder or beneficial owner of the notes for the expenses of the holder or beneficial owner related to the application for any gaming license, qualification or finding of suitability in connection with a Required Regulatory Redemption. The expenses of any such holder or beneficial owner will be the obligation of the holder or beneficial owner.


MANDATORY. The notes are not subject to any mandatory redemption (except for a Required Regulatory Redemption) and do not have the benefit of any sinking fund.


REDEMPTION PROCEDURES. If less than all of the notes are to be redeemed at any time, the Trustee will select the notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not listed, by any method that the Trustee deems to be fair and appropriate; PROVIDED, that notes in denominations of $1,000 or less may not be redeemed in part. Except for a Required Regulatory Redemption that requires less notice, notice of redemption will be mailed by first-class mail 30 to 60 days before the redemption date to the registered address of each holder of notes to be redeemed. A new note in principal amount equal to any unredeemed portion will be issued in the name of the holder upon cancellation of the original note. On and after the date of redemption, interest will not accrue on notes called for redemption, unless the Issuers default in making the redemption payment.

SUBSIDIARY GUARANTORS

     The repayment of the notes is unconditionally and irrevocably guaranteed, jointly and severally, by all future Restricted Subsidiaries. On the Issue Date, the Company had no Subsidiaries other than Peninsula Corp., which is a co-issuer and co-obligor of the noteso. So long as any notes remain outstanding, any future Restricted Subsidiary will enter into a Subsidiary Guaranty.

     If the Company sells all of the Capital Stock of any Subsidiary Guarantor to a Person other than the Company or any of its Subsidiaries, and the Net Proceeds from the sale are used in accordance with the covenant described under "--Limitation on Asset Sales," then the Subsidiary Guarantor will be released from all of its Obligations under its Subsidiary Guaranty and the indenture.


     The Obligations of each Subsidiary Guarantor under its Subsidiary Guaranty are limited to the maximum amount that will not constitute a fraudulent conveyance or fraudulent transfer under federal or state law and not render a Subsidiary Guarantor insolvent.

SECURITY

     The Company will pledge as collateral (the "Collateral") to the Trustee, as security for the Issuers' obligations with respect to the notes, all of its interest in:


          (1) the riverboat and the land-based facility comprising the Diamond Jo, including without limitation all leased property;


          (2) all real property and all additions or improvements ;


          (3) substantially all of its furniture, fixtures and equipment, inventory, accounts, contract rights and other general intangibles, trademarks and trade names; and


          (4) the Company's cash that is deposited in certain deposit accounts.


     The Collateral shall not include the Excluded Assets. We can give you no assurance that the security interest in the cash collateral can be perfected under applicable laws.


     The security interest was created in the riverboat pursuant to a first preferred ship mortgage (the "Ship Mortgage"), in real property pursuant to a mortgage (the "Shore Mortgage" and, together with the Ship Mortgage, the "Mortgages"), and in all other Collateral pursuant to a security agreement from the Company in favor of the Trustee (the "Security Agreement" and, together with the Mortgages, the "Security Documents"). The Trustee's security interest in the Collateral will be subordinated to any lien securing any Senior Credit Facility. If the Company wishes to incur any new Indebtedness, the Trustee is permitted to enter into an intercreditor agreement substantially in the form attached as an exhibit to the indenture.


     The Collateral may not be sufficient to satisfy payments due on the notes. No appraisals of the Collateral have been prepared, in connection with this offering. Moreover, the amount to be received upon a sale of Collateral will be dependent upon numerous factors, including the condition, age and useful life of the Collateral at the time of the sale, as well as the timing and manner of the sale. All or some of the Collateral is illiquid and may have no readily ascertainable market value. Additionally, due to gaming, real estate, bankruptcy, securities and other laws, the Trustee may not be able to exercise remedies under the indenture and the Security Documents. See "Risk Factors--Collateral" for more information about potential limitations on the adequacy of the Collateral to fully secure the notes.

     If an Event of Default exists, the Trustee, in addition to any rights or remedies available under the indenture and the Security Documents, and subject to the Intercreditor Agreement, may take any action it deems advisable to protect and enforce its rights in the Collateral. While Indebtedness is outstanding under the Senior Credit Facility, rights of the holders and the Trustee are subject to the Intercreditor Agreement. Subject to the Intercreditor Agreement, the proceeds received by the Trustee from any sale or foreclosure will be applied first to pay the expenses of the sale or foreclosure and fees and other amounts then payable to the Trustee under the indenture, and then to pay amounts due and payable on the notes.


GAMING LAW LIMITATIONS. Gaming laws limit the Trustee's ability to foreclose on the Collateral. These laws generally require that Persons who own or operate a casino or purchase or sell gaming equipment hold a valid gaming license and require the approval of the gaming commission for any transfer of a Gaming License. No Person can hold a gaming license in the State of Iowa unless that Person is found qualified and suitable by the Gaming Authority. In order for the Trustee to be found qualified and suitable, the Gaming Authority could require the Trustee and the holders to file applications, be investigated and be found qualified or suitable as an owner or operator of gaming establishments. The applicant for qualification, a finding of suitability or licensing must pay all costs of the investigation. If the Trustee is unable or chooses not to qualify, be found suitable, or be licensed to own or operate the assets, it would have to retain an entity that was, or could be, qualified, suitable or licensed to own or operate the assets.


     This licensing process requires a considerable amount of time, taking several months at a minimum. In addition, in any foreclosure sale or subsequent resale by the Trustee, licensing requirements under the relevant gaming laws may limit the number of potential bidders and may delay any sale. Either of those events could have an adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral may be limited. Moreover, if a Default occurred after a disapproval of gaming in the 2002 referendum, the Gaming Authority might be prohibited from permitting the existing license to be transferred or from issuing a new license for the Diamond Jo. See "Risk Factors--Reauthorization of Gaming in Dubuque County, Iowa" for more information about possible risks arising from the laws applicable to us.


BANKRUPTCY LIMITATIONS. The Trustee's right to repossess and sell the Collateral is likely to be significantly impaired by bankruptcy laws if a bankruptcy proceeding were to be commenced by or against either Issuer. Under the Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to retain and to use collateral owned as of the date of the bankruptcy filing (and its proceeds) even though the debtor is in default under the applicable debt instruments; PROVIDED, that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection." Furthermore, in the event a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the notes, the holders would hold secured claims only to the extent of the value of the Collateral to which the


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

holders are entitled, and would hold unsecured claims with respect to the shortfall. Applicable federal bankruptcy laws do not permit the payment and/or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if either Issuer becomes the subject of a bankruptcy case, the bankruptcy court may void some kinds of transfers made by that Issuer, including, without limitation, transfers held to be fraudulent conveyances or preferences.


     Further, limitations exist under the Merchant Marine Act of 1936 on the ability of non-U.S. citizens to realize upon collateral consisting of vessels documented under the laws of the United States. To the extent that the holders are non-U.S. citizens, this limitation could adversely affect the ability of the Trustee to complete a foreclosure on the Collateral. This ownership limitation may also reduce the number of potential purchasers of the riverboat if the Trustee seeks to sell the riverboat as a means of repaying the notes. The Trustee may be required to foreclose through a federal admiralty court proceeding. This proceeding would entail compliance with notice and other procedural requirements, and could require posting of a substantial bond.

REPURCHASE UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Issuers will offer to repurchase all of the outstanding notes (the "Change of Control Offer") at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers must mail a notice to each holder stating, among other things:


          (1) the purchase price and the purchase date, which will be 30 to 45 days from the date the notice is mailed (the "Change of Control Payment Date");


          (2) that any holder electing to sell notes in the Change of Control Offer must complete the form entitled "Option of Holder to Elect Purchase" on the reverse of the notes and surrender them to the paying agent with respect to the notes (the "Paying Agent"), at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and


          (3) that the holder may withdraw the election if it delivers to the Paying Agent, by the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter stating the name of the holder, the principal amount of notes delivered for purchase, and a statement that the holder is withdrawing its election to have the notes purchased.


     To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached the "Change of Control" provisions of the indenture by doing so.

     On the Change of Control Payment Date, the Issuers will, to the extent lawful,

          (1) accept for payment the notes tendered pursuant to the Change of Control Offer,



          (2) deposit with the Paying Agent the Change of Control Payment for all notes tendered and not withdrawn, and



          (3) deliver or cause to be delivered to the Trustee the accepted notes, together with an Officers' Certificate stating that the notes tendered to the Issuers are accepted for payment.



     The Paying Agent will promptly mail the payment to each holder of accepted notes, and the Trustee will authenticate and mail to each holder, or cause to be transferred by book entry, a new note for any unpurchased portion of the notes surrendered; PROVIDED, that each new note will be in the principal amount of $1,000 or an integral multiple thereof. The Issuers will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.



     Except as described above with respect to a Change of Control, the Issuers are not required to repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring.



     We cannot assure you that we will have sufficient funds to make required purchases at the time of any Change of Control Offer.



     The Issuers will not be required to make a Change of Control Offer upon a Change of Control, if a third party makes a Change of Control Offer that complies with the requirements for Change of Control Offer made by the Issuers, and purchases all notes validly tendered and not withdrawn under the Change of Control Offer.



     Under New York law, which governs the indenture, the use of the term "all or substantially all" such as in the definition of "Change of Control" and under "--Merger, Consolidation or Sale of Assets" has no clearly established meaning, and has been the subject of very limited judicial interpretation. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction involves a disposition of "all or substantially all" of the assets of a Person. As a consequence, in the event the holders elect to exercise their rights under the indenture but the Issuers elect to contest the election, there could be no assurance as to how a court would interpret the phrase under New York law. Accordingly, the Trustee or the holders may be prevented from successfully asserting that a Change of Control has occurred.



     Management of the Company has no present intention to engage in a Change of Control, although the Company could do so in the future. Subject to the limitations discussed below, the Company could enter into transactions that would not constitute a Change of Control under the indenture, but that would increase the amount of Indebtedness outstanding, or otherwise affect the Company's capital structure or credit ratings. The covenant described under "--Limitation on Incurrence of Indebtedness" contains restrictions on the ability of the Company to incur additional Indebtedness. The restrictions can only be waived with the consent of the holders of a majority in principal amount of the outstanding notes. Except for the limitations contained in the covenant,


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

the indenture will not contain any covenants or protections for the holders in the event of a highly leveraged transaction.


EXCESS CASH FLOW OFFER


     Within 120 days after the end of each Hotel Operating Year, the Issuers will make an offer to all holders (the "Excess Cash Flow Offer") to purchase the maximum principal amount of notes that is an integral multiple of $1,000 that may be purchased with 50% of Excess Cash Flow for the Operating Year (the "Excess Cash Flow Offer Amount"). The purchase price will be cash equal to 101% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to the date fixed for the closing of the Excess Cash Flow Offer. Each Excess Cash Flow Offer will remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Cash Flow Offer Period").



     Promptly after the termination of the Excess Cash Flow Offer Period, the Issuers will mail or deliver payment for the tendered notes PRO RATA or by such other method as may be required by law, or, if less than the Excess Cash Flow Offer Amount has been tendered, then for all notes tendered. The Issuers may reduce the principal amount of notes to be purchased in an Excess Cash Flow Offer by making other purchases or redemptions, except for a Change of Control Offer or Excess Proceeds Offer. If holders tender notes in any Excess Cash Flow Offer having an aggregate purchase price less than the Excess Cash Flow Offer Amount, the Company may use any remaining Excess Cash Flow for general corporate purposes.



     To the extent that the provisions of any securities laws or regulations conflict with the Excess Cash Flow Offer provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Excess Cash Flow Offer provisions of the indenture by doing so.



     The Company and its Restricted Subsidiaries will not create or permit any restriction on the ability of the Issuers to make an Excess Cash Flow Offer or to pay for the notes tendered for purchase.



     We can give you no assurance that the Hotel will become Operating or, once Operating, that sufficient funds to make required Excess Cash Flow Offer repurchases.



MATERIAL COVENANTS


LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to,


          (1) declare or pay any dividend or make any distribution to holders of Equity Interests of the Company or any of its Subsidiaries or make any other payment to any Excluded Person or its Affiliate, other than some kinds of dividends or distributions payable in Equity Interests of the Company, and amounts payable to the Company or any Restricted Subsidiary;

          (2) purchase, redeem or otherwise pay for any Equity Interest of the Company, any Subsidiary or any other Affiliate of the Company, other than Equity Interests already owned by the Company or any Restricted Subsidiary;



          (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or pay off any Indebtedness of the Company or any Subsidiary Guarantor that is subordinated in right of payment to the notes or the Subsidiary Guaranty, prior to any scheduled payment; or



          (4) make any Restricted Investment.



All the payments and other actions set forth in clauses (1) through (4) above are referred to as "Restricted Payments"). The above restrictions will not apply if, at the time of the Restricted Payment:



          (a) no Default or Event of Default exists or would occur as a consequence of the Restricted Payment, and



          (b) after giving effect to the Restricted Payment on a PRO FORMA basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test contained in the covenant described under "--Limitation on Incurrence of Indebtedness," and



          (c) the Restricted Payment, together with the aggregate of all other Restricted Payments previously made, including permitted Restricted Payments under clauses (1) and (2) below but excluding Restricted Payments permitted by clauses (3) and (4) below, is less than the sum of:



               (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if the Consolidated Net Income for the period is a deficit, 100% of the deficit), plus



               (2) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Capital Stock) after the Issue Date and on or prior to the time of the Restricted Payment, plus



               (3) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Capital Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of the Restricted Payment (including any additional net proceeds received by the Company upon the conversion or exchange), plus



               (4) the aggregate Return from Unrestricted Subsidiaries after the Issue Date and on or prior to the time of the Restricted Payment.


     The foregoing provisions will not prohibit:


     (1) the payment of any dividend within 60 days after it is declared, if at the date of declaration the payment would not have been prohibited by the indenture;



     (2) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Company or any Restricted Subsidiary in exchange for, or from the proceeds of, the substantially concurrent sale of other Equity Interests of the Company, other than Disqualified Capital Stock;



     (3) with respect to each tax year that the Company qualifies as a Flow Through Entity, and as long as no Event of Default exists or would occur as a consequence, the payment of Permitted Tax Distributions; PROVIDED, that (A) before the first payment of Permitted Tax Distributions during the calendar year the Company provides an Officers' Certificate and Opinion of Counsel to the effect that the Company and each Subsidiary in respect of which the distributions are being made qualify as Flow Through Entities for Federal income tax purposes and for the states in respect of which the distributions are being made and (B) at the time of the distribution, the most recent audited financial statements of the Company provided to the Trustee pursuant to the covenant described under the caption "--Reports," provide that the Company and each such Subsidiary were treated as Flow Through Entities for the period of the financial statements;



     (4) the redemption, repurchase or payoff of any Indebtedness of the Company or a Restricted Subsidiary with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the provision described under "--Limitation on Incurrence of Indebtedness";



     (5) distributions to Peninsula Partners for (A) reasonable tax preparation, accounting, legal and administrative fees and expenses incurred on behalf of the Issuers or in connection with Peninsula Partners' ownership of the Issuers, consistent with industry practice and (B) compensation to Peninsula Partners executive officers pursuant to, and in accordance with, consulting agreements in effect on the Issue Date;



     (6) payments on or with respect to the redemption of Seller Preferred in an aggregate amount not to exceed $3.0 million;



     (7) reasonable and customary directors fees to, and indemnity provided on behalf of, the Managers of Peninsula Partners and the Company, and customary reimbursement of travel and similar expenses incurred in the ordinary course of business;



     (8) payment of a fee to some members of management of Peninsula Gaming and Peninsula Partners, including Mr. Luzich and Mr. Stevens, in the aggregate amount of $1.5 million, which fee will be paid, at the discretion of Mr. Stevens, in the event that we redeem or refinance 90% or more of the notes on or prior to July 1, 2003; and



     (9) Restricted Payments in an aggregate amount not to exceed $1.0 million.



     Not later than the date of any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate which states that the Restricted Payment is permitted and which sets forth the basis upon which the calculations required by this covenant were computed.


LIMITATION ON INCURRENCE OF INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly,


          (1) create, incur, issue, assume, guaranty or otherwise become directly, indirectly, contingently or otherwise liable with respect to (collectively, "incur"), any Indebtedness, or



          (2) issue any Disqualified Capital Stock;



     PROVIDED, that the Company may incur Indebtedness and issue shares of Disqualified Capital Stock, and a Restricted Subsidiary may incur Acquired Debt, if



               (a) no Default or Event of Default exists at the time of, or would occur after giving effect on a PRO FORMA basis to the incurrence or issuance, and



               (b) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately before the date on which the additional Indebtedness is incurred or the Disqualified Capital Stock is issued would have been not less than 2.0 to 1.0 for the period from the Issue Date through, but not including, January 1, 2003, and 2.25 to 1.0 thereafter.



In each case, the above matters will be determined on a PRO FORMA basis, as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock had been issued, at the beginning of the four-quarter period; PROVIDED, that in the case of Indebtedness other than Indebtedness outstanding under the Senior Credit Facility, Purchase Money Obligations, Capital Lease Obligations or Acquired Debt, the Weighted Average Life to Maturity and final stated maturity of the Indebtedness is equal to or greater than the Weighted Average Life to Maturity and final stated maturity of the notes.



     However, the above limitations will not prohibit:



          (1) Indebtedness under the Senior Credit Facility, as long as the aggregate principal amount of Senior Credit Facility Indebtedness outstanding on any given date does not exceed (a) $10.0 million if such date is on or prior to the 90th day following the date on which the Hotel is first Operating, or $5.0 million if such date is after such 90th day, less (b) the aggregate amount of commitment reductions contemplated by clause (3) under the caption "--Limitation on Asset Sales;"

          (2) Capital Lease Obligations or Purchase Money Obligations; as long as the aggregate principal amount of such Indebtedness outstanding on any given date, does not exceed $2.5 million, at any time;



          (3) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds, Obligations under bankers acceptances and letters of credit and other similar bonds or obligations incurred in the ordinary course of business;



          (4) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by the indenture; PROVIDED, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which the Hedging Obligation relates;



          (5) Indebtedness of the Company or any Subsidiary Guarantor owed to a Subsidiary Guarantor or the Company, that is unsecured and subordinated in right of payment to the notes or the Subsidiary Guaranty; PROVIDED, that any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any transfer of the Indebtedness (other than to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute the incurrence of the Indebtedness by the Company or the Subsidiary Guarantor;



          (6) Indebtedness outstanding on the Issue Date, including the notes outstanding on the Issue Date;



          (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently, or, only in the case of daylight overdrafts, deliberately drawn against insufficient funds in the ordinary course of business;



          (8) any Subsidiary Guaranty of the notes; and



          (9) Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to refinance Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in the immediately preceding paragraph, clause (6) above or this clause (9) (the "Refinancing Indebtedness"); PROVIDED, that (a) the principal amount of the Refinancing Indebtedness does not exceed the principal amount of Indebtedness so refinanced, plus any required premiums and out-of-pocket expenses reasonably incurred in connection therewith, (b) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being refinanced and (c) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the notes or applicable Subsidiary Guaranty, as the case may be, than the Indebtedness being refinanced.


LIMITATION ON ASSET SALES. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless

          (1) the Company or the Restricted Subsidiary receives consideration at the time of the Asset Sale not less than the fair market value of the assets being sold;



          (2) at least 75% of the consideration for the Asset Sale is in the form of cash or Cash Equivalents, or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are subordinated to the notes or any Subsidiary Guaranty) that are assumed by the transferee of the assets; PROVIDED, that following the Asset Sale there is no further recourse to the Company or its Restricted Subsidiaries with respect to the liabilities; and PROVIDED FURTHER, that such assumed liabilities are not liabilities subordinated to the notes or any Subsidiary Guarantee; and



          (3) within 270 days of the Asset Sale, the Net Proceeds are



               (a) invested in assets related to the business of the Company or its Restricted Subsidiaries, which, in the case of an Asset Sale of the Diamond Jo or any replacement Gaming Vessel (a "Replacement Vessel"), must be a Gaming Vessel having a fair market value, as determined by an independent appraisal, at least equal to the fair market value of the Diamond Jo or the Replacement Vessel immediately preceding the Asset Sale,


               (b) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the assets so sold,

               (c) applied to repay Indebtedness under the Senior Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid or

               (d) to the extent not used as provided in clauses (a), (b), or
          (c) or any combination thereof, applied to make an offer to purchase notes as described below (an "Excess Proceeds Offer"); PROVIDED, that the Company will not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $5.0 million.


     The provisions in clauses (1) and (2) above will not apply to an Event of Loss.



     Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness under the Senior Credit Facility or temporarily invest the Net Proceeds in Cash Equivalents.



     Net Proceeds not invested or applied as set forth in the preceding clauses
(3)(a), (3)(b) or (3)(c) are "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Issuers will offer to purchase notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"). The purchase price will be 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Issuers must begin the Excess Proceeds Offer not later than 300 days after the Asset Sale that produced the Excess Proceeds. If holders tender notes in any Excess Proceeds Offer having an aggregate purchase price less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of the purchase price for general corporate purposes. Each Excess Proceeds Offer will remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period").



     Promptly after the termination of the Excess Proceeds Offer Period, the Issuers will mail or deliver payment for the notes PRO RATA or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, then for all notes tendered. The Issuers may reduce the principal amount of notes to be purchased in an Excess Proceeds Offer through purchases or redemptions, except for a Change of Control Offer or an Excess Cash Flow Offer, subsequent to the date of the Asset Sale.



     To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Asset Sale" provisions of the indenture by doing so.



     The Company will not create or permit any restriction that would impair the ability of the Issuers to make an Excess Proceeds Offer upon an Asset Sale or to pay for the notes tendered for purchase.



     We can give you no assurance that sufficient funds will be available to make required Excess Proceeds Offer repurchases.



LIMITATION ON LIENS. The Company will not permit any Lien on any asset of the Company or any Restricted Subsidiary, or on any income or profits, or assign or convey any right to receive income from such assets, except Permitted Liens.



LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS. The Company will not permit any encumbrance or restriction on the ability of any Restricted Subsidiary to:



          (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (a) on the Restricted Subsidiary's Capital Stock or (b) with respect to any other interest or participation in, or measured by, the Restricted Subsidiary's profits, or



          (2) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, or



          (3) make loans or advances to the Company or any of its Restricted Subsidiaries, or



          (4) transfer any of its assets to the Company or any of its Restricted Subsidiaries,



except, with respect to clauses (1) through (4) above, for encumbrances or restrictions existing under or by reason of:

          (a) a Senior Credit Facility containing dividend or other payment restrictions that are not more restrictive in any material respect than those contained in the indenture on the Issue Date;

          (b) the indenture, the Security Documents and the notes;

          (c) applicable law or any applicable rule or order of any Governmental Authority;


          (d) Acquired Debt; PROVIDED, that the encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;


          (e) customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;


          (f) customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of the Lien;



          (g) the agreements governing permitted Refinancing Indebtedness; PROVIDED, that the restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive in any material respect than those contained in any agreements governing the Indebtedness being refinanced; and



          (h) any restrictions with respect to a Restricted Subsidiary imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of the Restricted Subsidiary; PROVIDED, that these restrictions only apply to the Equity Interests or assets of the Restricted Subsidiary being sold.



MERGER, CONSOLIDATION OR SALE OF ASSETS. Neither Issuer may consolidate or merge with or into, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any other Person, unless:



          (1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger, or to which the sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;



          (2) the Person formed by or surviving any such consolidation or merger, or the Person to which the sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of the Issuer, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the notes, the indenture, the Security Documents and the Registration rights agreement;



          (3) immediately after giving effect to the transaction on a PRO FORMA basis, no Default or Event of Default exists;

          (4) the transaction would not result in the loss, suspension or material impairment of any gaming license unless a comparable replacement gaming license is effective prior to or simultaneously with the loss, suspension or material impairment; and



          (5) the Issuer, or any Person formed by or surviving any such consolidation or merger, or to which the sale, assignment, transfer, lease, conveyance or other disposition has been made, (a) has Consolidated Net Worth immediately after the transaction, but prior to any purchase accounting adjustments resulting from the transaction, equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction and (b) will be permitted, at the time of the transaction and after giving PRO FORMA effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under "--Limitation on Incurrence of Indebtedness."



     In the event of any transaction, other than a lease, described in and complying with the conditions listed in the immediately preceding paragraph in which the Issuer is not the surviving Person, such surviving Person or transferee will succeed to, and be substituted for, and may exercise every right and power of the Issuer, and such Issuer shall be discharged from its Obligations, under the indenture, the notes, the Security Documents and the Registration rights agreement, with the same effect as if such successor Person had been named as the Issuer in those documents.



LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for:



          (1) Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $1.0 million; PROVIDED, that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a non-Affiliate of the Company or such Restricted Subsidiary;



          (2) Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $5.0 million; PROVIDED, that (1) a majority of the disinterested Managers of the Company or, if none, a disinterested committee appointed by the Managers of the Company for such purpose, determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a non-Affiliate of the Company or such Restricted Subsidiary and (2) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect; or



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


          (3) Affiliate Transactions for which the Company delivers to the Trustee an opinion that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view, issued by an accounting, appraisal or investment banking firm of national standing.



     However, the following will be deemed not to be Affiliate Transactions:



          (a) transactions among the Issuers and/or any of the Subsidiary Guarantors;


          (b) Restricted Payments permitted by the provisions of the indenture described above under "--Limitations on Restricted Payments"; and


          (c) reasonable and customary compensation paid to officers, employees or consultants of Peninsula Partners, the Company or any Restricted Subsidiary, in each case for services provided to the Company or any Restricted Subsidiary, as determined in good faith by the Managers or senior executives of the Company.



RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK. The Company will not, and will not permit any Restricted Subsidiary to, issue or sell any Equity Interests, other than directors' qualifying shares, of any Restricted
Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company; PROVIDED, that the Company and its Restricted Subsidiaries may sell all of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under "--Limitation on Asset Sales."



RULE 144A INFORMATION REQUIREMENT. The Issuers and the Subsidiary Guarantors will furnish to the holders or beneficial holders of notes, upon their written request, and to prospective purchasers designated by such holders or beneficial holders, the information which the Issuers are required to deliver pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the notes to qualify for an exemption under Rule 144A.



SUBSIDIARY GUARANTORS. The Issuers will cause each Restricted Subsidiary to (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee, under which the Restricted Subsidiary will unconditionally guarantee all of the Issuers' Obligations under the notes and the indenture and (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, in each case subject to customary qualifications. Thereafter, such Restricted Subsidiary will be a Subsidiary Guarantor for all purposes of the indenture.



ADDITIONAL COLLATERAL. The Company will, and will cause each of the Subsidiary Guarantors to, grant to the Trustee a first priority security interest in all Collateral, whether owned on the Issue Date or acquired afterward, and to execute and deliver all documents and to take all action reasonably necessary to perfect and protect the Trustee's security interest.



RESTRICTIONS ON ACTIVITIES OF PENINSULA CORP. Peninsula Corp. may not hold any assets, become liable for any obligations or engage in any business activities; PROVIDED, that Peninsula Corp. may


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

be a co-obligor on the notes under the terms of the indenture and may perform any activities directly related or necessary in connection with its obligations under the indenture.



LIMITATION ON LINES OF BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than a Related Business.



REPORTS. Regardless of whether required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any notes are outstanding, the Company will furnish to the Trustee and holders, within 15 days after the Company is or would have been required to file with the Commission,
(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report by the Company's independent certified public accountants and (2) all information that would be required to be contained in a filing with the Commission on Form 8-K if the Company were required to file such reports. Once the Company files a registration statement with the Commission with respect to the notes, the Company will file such information with the Commission so long as the Commission will accept such filings.


EVENTS OF DEFAULT AND REMEDIES

     Each of the following constitutes an Event of Default under the indenture:


          (1) default for 30 days in the payment when due of interest on the notes;



          (2) default in payment of principal (or premium, if any) on the notes when due at maturity, redemption, by acceleration or otherwise;



          (3) default in the performance or breach of the covenants in the indenture described under "--Repurchase Upon Change of Control," "--Limitation on Restricted Payments," "--Limitation on Asset Sales," or "--Merger, Consolidation or Sale of Assets;"



          (4) after notice, failure by the Issuers or any Subsidiary Guarantor for 60 days to comply with any other agreements in the indenture or the notes;



          (5) a default occurs under any mortgage, indenture or instrument under which there may be issued, secured or evidenced any Indebtedness for money borrowed or guaranteed by the Issuers or any Restricted Subsidiary, if (a) either (1) the default results from the failure to pay principal of or interest on the Indebtedness or (2) as a result of the default the maturity of the Indebtedness has been accelerated, and (b) the principal amount of the Indebtedness, together with the principal amount of any other Indebtedness with respect to which a payment default has occurred, or the maturity of which has been so accelerated, exceeds $5.0 million in the aggregate;



          (6) failure by the Issuers or any Subsidiary to pay final judgments, other than to the extent of any judgment as to which a reputable insurance company has accepted liability,


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

     aggregating in excess of $5.0 million, which judgments are not discharged, bonded or stayed within 60 days after their entry;



          (7) the cessation of substantially all gaming operations of the Company for more than 60 days, except as a result of an Event of Loss;



          (8) any revocation, suspension, expiration, without previous or concurrent renewal, or loss of any Gaming License of the Company for more than 90 days;



          (9) any event of default under a Security Document; and



          (10) various events of bankruptcy or insolvency with respect to the Issuers or any of the Subsidiary Guarantors.



     If an Event of Default exists, the Trustee may declare by written notice to the Issuers, or the holders of at least 25% in principal amount of the outstanding notes may declare by written notice to the Issuers and the Trustee, all the notes to be due and payable immediately. However, in the case of an Event of Default arising from some events of bankruptcy or insolvency, all outstanding notes will become due and payable without further action or notice. Holders may not enforce the indenture or the notes except as provided in the indenture. Subject to some limitations, holders of a majority in principal amount of the outstanding notes may direct the Trustee in its exercise of any trust or power.



     The holders of a majority in aggregate principal amount of the outstanding notes, by written notice to the Trustee, may on behalf of the holders of all of the notes (1) waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note affected, and/or (2) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.


         The Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


     No director, officer, employee, incorporator, stockholder, member or controlling person of either of the Issuers or any Subsidiary Guarantor will have any liability for any obligations of either of the Issuers or any Subsidiary Guarantor under the notes, the indenture, the Security Documents or the registration rights agreement or for any claim in respect of such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release is part of the consideration for issuance of the notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.



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

LEGAL DEFEASANCE AND COVENANT DEFEASANCE


         The Issuers may elect to have all of their obligations discharged with respect to the outstanding notes ("Legal Defeasance") except for


                  (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due from the trust referred to below,


                  (2) the Issuers' obligations concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,


                  (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' and the Subsidiary Guarantors' obligations in connection therewith, and


                  (4) the Legal Defeasance provisions of the indenture.


         In addition, the Issuers may elect to have their obligations released with respect to the material covenants that are described in this prospectus ("Covenant Defeasance") and after that time any omission to comply with such obligations will not constitute a Default or Event of Default under the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance,

                  (1) the Issuers must irrevocably deposit with the Trustee, in trust, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;


                  (2) in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law to the effect that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, and the Opinion of Counsel must confirm that conclusion;


                  (3) in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant

         Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;


                  (4) no Default or Event of Default may exist on the date of the deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposito;


                  (5) such Legal Defeasance or Covenant Defeasance may not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture, to which the Issuers or any of the Subsidiaries are a party or by which the Issuers or any of the Subsidiaries are bound;


                  (6) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and


                  (7) each of the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating, subject to various factual assumptions and bankruptcy and insolvency exceptions, that such Issuer has complied with all conditions precedent contained in the indenture relating to the Legal Defeasance or the Covenant Defeasance.


TRANSFER AND EXCHANGE

         A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Issuers will not be required to transfer or exchange any note selected for redemption. The Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.


         The registered holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the following two paragraphs, the indenture and the notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes and any existing Default or Event of Default, except some kinds of payment defaults, or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in aggregate principal amount of the outstanding notes.


         Without the consent of each holder affected, an amendment or waiver may not:


                  (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of, or the premium on, or change the fixed maturity of, any note; alter the provisions with respect to the payment on redemption of the notes; or alter the price at which repurchases of the notes may be made in an Excess Proceeds Offer or Change of Control Offer;


                  (3) reduce the rate of or change the time for payment of interest on any note;


                  (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, or redemption payment with respect to, any note, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from the acceleration;


                  (5) make any note payable in money other than that stated in the notes;


                  (6) make any change in the provisions of the indenture relating to waivers of past Defaults with respect to, or the rights of holders to receive payments of principal of or interest on, the notes;


                  (7) waive a redemption payment with respect to any note;


                  (8) adversely affect the contractual ranking of the notes or Subsidiary Guarantees; or


                  (9) make any change in the foregoing amendment and waiver provisions.


         However, without the consent of the holders, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the indenture or the notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of any of the Issuers' or the Subsidiary Guarantors' obligations to holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the legal rights of any holder under the indenture or the notes, to release any Subsidiary Guaranty permitted to be released under the terms of the indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

         The indenture contains various limitations on the rights of the Trustee to obtain payment of claims in some cases, or to realize on some kinds of property received in respect of any such claim . The Trustee is permitted to engage in other transactions; PROVIDED, that, if the Trustee acquires any conflicting interest, it must eliminate the conflict within 90 days, apply to the Commission for permission to continue, or resign.


         The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to limited exceptions. In case an Event of Default occurs and is not cured, the Trustee is required to exercise its power with the degree of care of a prudent person in the conduct of his or her own affairs. Subject to these provisions, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder, unless the holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


 DEFINITIONS


         Below are some of the defined terms used in the indenture. Reference is made to the indenture for a full definition of all these terms, as well as any other capitalized terms for which no definition is provided.


         "2002 REFERENDUM" means a gaming reauthorization referendum to be submitted to the Dubuque County, Iowa electorate in the general election to be held in 2002.


         "ACQUIRED DEBT" means Indebtedness of a Person existing at the time the Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, the Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary.


         "ACQUISITION" means the Company's acquisition, on July 15, 1999, of the Diamond Jo from Greater Dubuque Riverboat Entertainment Company, L.C. ("Greater Dubuque Riverboat"), pursuant to the Asset Purchase Agreement, dated as of January 15, 1999, as amended, between Peninsula Partners (formerly AB Capital,
LLC) and Greater Dubuque Riverboat (the "Asset Acquisition Agreement"), and related real property from Harbor Community Investment, L.C. ("Harbor Community"), pursuant to Real Property Purchase Agreement, dated as of January 15, 1999, between Peninsula Partners (formerly AB Capital, LLC) and Harbor Community.


         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean
(a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of the Person. However, the Initial Purchaser shall be deemed not to be an Affiliate of Peninsula Partners, the Company or any Restricted Subsidiary.


         "APPLICABLE CAPITAL GAIN TAX RATE" means a rate equal to the sum of (a) the highest marginal federal income tax rate applicable to net capital gain of an individual who is a citizen of the United States plus (b) the greater of (i) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of California and (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by a factor equal to 1 minus the highest marginal federal income tax rate described in (a) above.

         "APPLICABLE INCOME TAX RATE" means a rate equal to the sum of (a) the highest marginal federal ordinary income tax rate applicable to an individual who is a citizen of the United States plus (b) the greater of (i) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of California and (ii) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of Iowa, multiplied by a factor equal to 1 minus the highest marginal federal income tax rate described in (a) above.


         "ASSET SALE" means any

                  (1) direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (collectively, a "transfer"), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary;


                  (2) direct or indirect issuance or sale of any Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares, in each case to any Person (other than the Company or a Restricted Subsidiary; or


                  (3) Event of Loss


         For purposes of this definition,

                  (a) any series of transactions that are part of a common plan will be deemed a single Asset Sale and


                  (b) the term "Asset Sale"  does not include

                           (1) any exchange of gaming equipment or furniture,
                  fixtures or other equipment for replacement items in the ordinary course of business,

                           (2) any series of transactions that have a fair
                  market value, or result in gross proceeds, of less than $1.0 million or


                           (3) any disposition of all or substantially all of
                  the assets of the Company that is governed under and complies with the terms of the covenant described under "--Material Covenants--Merger, Consolidation or Sale of Assets."


         "BENEFICIAL OWNER" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether the right is exercisable immediately or only after the passage of time.

         "BANKRUPTCY CODE" means the United States Bankruptcy Code, codified at 11 U.S.C. Sections 101-1330, as amended.

         "BUSINESS DAY" means any day other than a Legal Holiday.

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


         "CAPITAL LEASE OBLIGATION" means, as to any Person, the obligations of the Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.


         "CAPITAL STOCK" means,

                  (1) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,


                  (2) with respect to a limited liability company, any and all membership interests, and


                  (3) with respect to any other Person, any and all partnership or other equity interests of the Person.

         "CASH EQUIVALENT" means

                  (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof;


                  (2) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition;


                  (3) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (1) and (2) above, and


                  (4) repurchase obligations for underlying securities of the types and with the maturities described above.

         "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (1) any merger or consolidation of the Company or Peninsula Partners with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Peninsula Partners, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to the transaction(s), any "person" or "group," as the terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable, other than an Excluded Person, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities,

                  (2) any "person" or "group," as the terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable, other than an Excluded Person, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the Company or Peninsula Partners,


                  (3) after any bona fide underwritten registered public offering of Capital Stock of the Company, during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any the 24-month period constituted the Managers of the Company (together with any new Managers whose election by the Managers or whose nomination for election by the Members was approved by a vote of a majority of the Managers then still in office who were either Managers at the beginning of the period or whose election or nomination for election was previously so approved, including new Managers designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if the agreement was approved by a vote of the majority of Managers) cease for any reason to constitute a majority of the Managers of the Company then in office,


                  (4) the Company adopts a plan of liquidation, or


                  (5) the first day on which the Company fails to own 99% of the issued and outstanding Equity Interests of Peninsula Corp.


         A "Change of Control" will not occur solely by reason of a Permitted C-Corp Conversion.

         "COMPANY" means Peninsula Gaming Company, LLC, a Delaware limited liability company.

         "CONSOLIDATED EBITDA" means, with respect to any Person (the referent Person) for any period, consolidated income (loss) from operations of the Person and its subsidiaries for the period, determined in accordance with GAAP, plus, to the extent such amounts are deducted in calculating the income (loss) from operations of the Person for the period, and without duplication,


                  (1) amortization, depreciation and other non-cash charges, including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles but excluding


                           (a) non-cash charges incurred after the Issue Date
                  that require an accrual of or a reserve for cash charges for any future period and


                           (b) normally recurring accruals such as reserves
                  against accounts receivables, and


                  (2) non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures, including the offering of the notes; PROVIDED, that

                           (a) the income from operations of any Person that is
                  not a Wholly Owned Subsidiary of the referent Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during the period to the referent Person or a Wholly Owned Subsidiary of the referent Person,


                           (b) the income from operations of any Person
                  acquired in a pooling of interests transaction for any period ending prior to the date of such acquisition will be excluded, and


                           (c) the income from operations of any Restricted
                  Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.


         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period,

                  (1) the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period less


                  (2) amortization expense, write-off of deferred financing costs and any charge related to any premium or penalty paid, in each case accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost or charge was included in the calculation made pursuant to clause (a) above.

         "CONSOLIDATED NET INCOME" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, that

                  (1) the Net Income of any Person relating to any portion of such period that such Person

                           (a) is not a Wholly Owned Subsidiary of the referent
                  Person or

                           (b) is accounted for by the equity method of
                  accounting will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person during such portion of such period,

                  (2) the Net Income of any Person acquired in a pooling of interests transaction for any period ending prior to the date of such acquisition will be excluded, and


                  (3) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.


         "CONSOLIDATED NET WORTH" means, with respect to any Person, the total stockholders' or members' equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude, to the extent included in calculating such stockholders' or members' equity,


                  (1) the amount of any such stockholders' or members' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated subsidiaries, and


                  (2) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date, and


                  (3) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

         "DEFAULT" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

         "DISQUALIFIED CAPITAL STOCK" means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

         "EQUITY HOLDER" means

                  (1) with respect to a corporation, each holder of stock of such corporation,


                  (2) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity,


                  (3) with respect to a partnership, each partner of such partnership,


                  (4) with respect to any entity described in clause (1)(d) of the definition of "Flow Through Entity," the owner of such entity, and


                  (5) with respect to a trust described in clause (1)(e) of the definition of "Flow Through Entity," the persons treated for federal income tax purposes as the owners thereof.

         "EQUITY INTERESTS" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EQUITY OFFERING" means (i) an underwritten offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act or
(ii) an offering of Qualified Capital Stock of the Company pursuant to an exemption from the registration requirements of the Securities Act.

         "EVENT OF LOSS" means, with respect to any property or asset, any

                  (1) loss, destruction or damage of such property or asset or


                  (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

         "EXCESS CASH FLOW" means, with respect to any Hotel Operating Year, the Consolidated EBITDA of the Company for such Hotel Operating Year, less the sum of

                  (1) Consolidated Interest Expense of the Company that is paid in cash during such Hotel Operating Year,


                  (2) up to $4.0 million in capital expenditures of the Company and its Subsidiaries that are actually paid during such Hotel Operating Year,


                  (3) principal payments made during such Hotel Operating Year on Indebtedness permitted to be incurred pursuant to the covenant described above under the caption "--Incurrence of Indebtedness" and


                  (4) Restricted Payments identified in clauses (3), (5), (6),
         (7) or (8) of the second sentence under the caption "Limitation on Restricted Payments" that are made during such Hotel Operating Year.

         "EXCLUDED ASSETS" means

                  (1) cash, other than cash in bank and similar accounts;


                  (2) assets securing Purchase Money Obligations or Capital Lease Obligations permitted to be incurred under the indenture;


                  (3) any agreements, permits, licenses or the like that cannot be subject to a Lien under the Security Documents without the consent of third parties, which consent is not obtained by the Company; and


                  (4) all Gaming Licenses;


PROVIDED, that Excluded Assets does not include the proceeds of assets under clause (2), (3) or (4) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets.

         "EXCLUDED PERSON" means

                   (1) M. Brent Stevens, Michael S. Luzich and any Affiliate or Manager of Peninsula Partners on the Issue Date (collectively, the "Existing Holders"),


                   (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders or


                   (3) any partnership the sole general partners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders.


         "FLOW THROUGH ENTITY" means an entity that

                   (1) for Federal income tax purposes constitutes


                       (a) an "S corporation" (as defined in Section 1361(a) of
                           the Code),


                       (b) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the Code),


                       (c) a "partnership" (within the meaning of Section 7701(a)(2) of the Code) other than a "publicly traded partnership" (as defined in Section 7704 of the Code),


                       (d) an entity that is disregarded as an entity
                  separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or


                       (e) a trust, the income of which is includible in
                  the taxable income of the grantor or another person under sections 671 through 679 of the Code (the entities described in the immediately preceding clauses (1), (2), (3), (4) and
                  (5), a "Federal Flow Through Entity") and


                   (2) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.


         "gaap" means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission.

         "GAAP" means gaap as in effect on the Issue Date.


         "GAMING AUTHORITIES" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the gaming commission and any other agency with authority to regulate any gaming operation or proposed gaming operation owned, managed or operated by the Company or any of its Subsidiaries.


         "GAMING COMMISSION" means the Iowa Racing and Gaming Commission, or any successor Gaming Authority.


         "GAMING LICENSES" means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its Restricted Subsidiaries conducts businesso, including, without limitation, all such licenses granted by the gaming commission under Chapter 99F of the Iowa Code, and the rules and regulations promulgated thereunder, and all applicable liquor licenses.

         "GAMING VESSEL" means a riverboat casino

                  (1) which is substantially similar in size and space to the Diamond Jo,


                  (2) with at least the same overall qualities and amenities as the Diamond Jo, and


                  (3) that is developed, constructed and equipped to be in compliance with all federal, state and local laws, including, without limitation, the cruising requirements of Chapter 99F of the Iowa Code.


In the event the laws of the State of Iowa change to permit the development and operation of additional land-based casinos, the term "Gaming Vessel" shall be deemed to include a land-based casino meeting the requirements of clauses (1),
(2) and (3) above.


         "GOVERNMENT SECURITIES" means


                  (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or


                  (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

         "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

         "GUARANTY" or "GUARANTEE," used as a noun, means any guaranty, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation. "guarantee" or "guaranty" used as a verb, has a correlative meaning.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "HOLDER" means the Person in whose name a note is registered in the register of the notes.

         "HOTEL" means a hotel to be constructed by the Company or a Subsidiary of the Company in or around Dubuque, Iowa, which is expected to be contiguous to the Diamond Jo.

         "HOTEL OPERATING YEAR" means (i) the four consecutive fiscal quarter period of the Company beginning on the first day of the fiscal quarter commencing immediately after the date that the Hotel first becomes Operating, and (ii) each succeeding four consecutive fiscal quarter period.


         "INDEBTEDNESS" of any Person means, without duplication


                  (1) all liabilities and obligations, contingent or otherwise, of such Person


                       (a) in respect of borrowed money, regardless of
                  whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof,

                       (b) evidenced by bonds, debentures, notes or other
                  similar instruments,

                       (c) representing the deferred purchase price of
                  property or services, other than trade payables on customary terms incurred in the ordinary course of business,


                       (d) created or arising under any conditional sale or
                  other title retention agreement with respect to property acquired by such Person, even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property,

                       (e) representing Capital Lease Obligations,

                       (f) under bankers' acceptance and letter of credit
                  facilities,

                       (g) to purchase, redeem, retire, defease or otherwise
                  acquire for value any Disqualified Capital Stock, or

                       (h) in respect of Hedging Obligations;

                  (2) all Indebtedness of others that is guaranteed by such Person; and


                  (3) all Indebtedness of others that is secured by, or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by, any Lien on property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;


PROVIDED, that the amount of such Indebtedness shall, to the extent such Person has not assumed or become liable for the payment of such Indebtedness, be the lesser of (1) the fair market value of such property at the time of determination and (2) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.


         "INTEREST COVERAGE RATIO" means, for any period, the ratio of (1) Consolidated EBITDA of the Company for such period, to (2) Consolidated Interest Expense of the Company for such period. In calculating Interest Coverage Ratio for any period, PRO FORMA effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a PRO FORMA basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period and Consolidated EBITDA for such period shall be calculated without giving effect to clause (2) of the proviso set forth in the definition of Consolidated EBITDA. Without limiting the foregoing, the financial information of the Company with respect to any portion of such period that falls before the Issue Date shall be adjusted to give PRO FORMA effect to the issuance of the notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.


         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees, advances or capital contributions (excluding (i), payroll commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "IOWA CODE" means the Code of Iowa (1999), as amended from time to time.

         "ISSUE DATE" means the date upon which the notes are first issued.

         "ISSUERS" means Peninsula Corp. and the Company.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.


         "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law.


         "MANAGERS" means, with respect to any Person (i) if such Person is a limited liability company, the board member, board members, manager or managers appointed pursuant to the operating agreement of such Person as then in effect or (ii) otherwise, the members of the Board of Directors or other governing body of such Person.

         "MEMBERS" means the holders of all of the Voting Stock of the Company.

         "NET INCOME" means, with respect to any Person for any period,

                   (1) the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding (to the extent included in calculating such net income)


                            (a) any gain or loss, together with any related
                  taxes paid or accrued on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale-leaseback transactions,


                            (b) any extraordinary gain or loss, together with
                  any taxes paid or accrued on such gain or loss and


                            (c) amortization of goodwill arising on the Issue
                  Date from the Acquisition and related transactions, reduced by


                  (2) the maximum amount of Permitted Tax Distributions for such period.

         "NET PROCEEDS" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including issuance or other payments in an Event of Loss and payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received), net of:

                  (1) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company,


                  (2) taxes required to be paid by the Company, any of its Subsidiaries, or any Equity Holder of the Company (or, in the case of any Company Equity Holder that is a Flow

         Through Entity, the Upper Tier Equity Holder of such Flow Through Entity) in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carry forwards, and similar tax attributes,

                  (3) amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale, and


                  (4) appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale.

         "OBLIGATION" means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.


         "OPERATING" means the Hotel is in a condition, including installation of furnishings, fixtures and equipment, to receive customers in the ordinary course of business, and is open to the general public and operating in accordance with applicable law.


         "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to either of the Issuers, any Subsidiary of either of the Issuers or the Trustee.

         "PENINSULA CORP." means Peninsula Gaming Corp., a Delaware corporation.


         "PENINSULA PARTNERS" means Peninsula Gaming Partners, LLC, a Delaware limited liability company, the direct parent and sole manager of the Company, and the indirect parent of Peninsula Corp.

         "PERMITTED C-CORP CONVERSION" means a transaction resulting in the Company becoming subject to tax under subchapter C of the Code (a "C Corporation"); PROVIDED, that:


                  (1)  the C Corporation resulting from such transaction

                       (a) is a corporation organized and existing under the
                  laws of any state of the United States or the District of Columbia,

                       (b) assumes all of the obligations of the Company
                  under the notes, the Security Documents and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and

                       (c) will have Consolidated Net Worth immediately
                  after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

                  (2) the Company shall have provided to the Trustee 30 days' advance notice of such transaction and evidence reasonably satisfactory to the Trustee regarding the maintenance of the perfection, priority and proof of the security interest of the Trustee in the Collateral;


                  (3) after giving effect to such transaction no Default or Event of Default exists;


                  (4) such transaction would not

                      (a) result in the loss or suspension or material
                  impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment or

                      (b) require any holder or beneficial owner of notes
                  to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction; and

                  (5) prior to consummation of such transaction, the Company shall have delivered to the Trustee

                      (a) an Opinion of Counsel to the effect that the
                  holders of the outstanding notes will not recognize income gain or loss for federal income tax purposes as a result of such Permitted C-Corp Conversion and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and

                      (b) an Officers' Certificate as to compliance with all
                  of the above conditions.

         "PERMITTED INVESTMENTS" means:

                  (1) Investments in the Company or in any Wholly Owned Subsidiary;


                  (2) Investments in Cash Equivalents;


                  (3) Investments in a Person, if, as a result of such Investment, such Person

                      (a) becomes a Wholly Owned Subsidiary, or

                      (b) is merged, consolidated or amalgamated with or
                  into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary;

                  (4) Hedging Obligations;


                  (5) Investments as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under the caption "--Limitation on Asset Sales";

                  (6) Investments existing on the Issue Date;


                  (7) Investments paid for solely with Capital Stock of the Company other than Disqualified Capital Stocko;


                  (8) credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;


                  (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company

                      (a) in satisfaction of judgments or

                      (b) pursuant to any plan of reorganization or similar
                  arrangement upon the bankruptcy or insolvency of trade creditors or customers; and

                 (10) loans or other advances to employees of the Company and its Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $0.5 million at any one time outstanding.

         "PERMITTED LIENS" means:

                  (1) Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;


                  (2) security for the performance of bids, tenders, trade, contracts, other than contracts for the payment of money, or leases, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;


                  (3) Liens, other than Liens arising under ERISA, for taxes, assessments or other governmental charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;


                  (4) Liens of carriers, warehousemen, mechanics, landlords, material men, suppliers, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices, other than Liens arising under ERISA, and Liens on deposits made to obtain the release of such Liens if

                      (a) the underlying obligations are not overdue for a
                  period of more than 30 days or

                      (b) such Liens are being contested in good faith and
                  by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

                  (5) easements, rights of way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business, consistent with industry practices that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property, as such property is used by the Company or a Subsidiary, or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; PROVIDED, that such Liens are not incurred in connection with borrowing money or any commitment to loan money or extend credit;


                  (6) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation or otherwise arising from statutory or regulatory requirements of the Company or any of its Subsidiaries;


                  (7) Liens securing Refinancing Indebtedness incurred in compliance with the indenture to refinance Indebtedness secured by Liens; PROVIDED,

                      (a) such Liens do not extend to any additional property or assets;

                      (b) if the Liens securing the Indebtedness being
                  refinanced were subordinated to or PARI PASSU with the Liens securing the notes, the Subsidiary Guarantees or any intercompany loan, as applicable, such new Liens are subordinated to or PARI PASSU with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed; and

                      (c) such Liens are no more adverse to the interests of
                  holders than the Liens replaced or extended thereby;


                  (8) Liens that secure Acquired Debt or Liens on property of a Person existing at the time such Person is merged into or consolidated with, or such property was acquired by, the Company or any Restricted Subsidiary; PROVIDED, that such Liens do not extend to or cover any Person, property or assets other than those of the Person or property being acquired and were not put in place in anticipation of such acquisition;


                  (9) Liens that secure Purchase Money Obligations or Capital Lease Obligations permitted to be incurred under the indenture; PROVIDED that such Liens do not extend to or cover any property or assets other than those being acquired, leased or developed;


                 (10) whether or not existing on the Issue Date, Liens securing Obligations under the indenture, the notes, the Subsidiary Guarantees or the Security Documents;


                 (11) Liens securing Indebtedness of the Company or any of its Subsidiaries incurred pursuant to clause (1) under the caption "--Limitation on Incurrence of Indebtedness";

                 (12) with respect to any vessel included in the Collateral, some kinds of maritime liens, including liens for crew's wages and salvage;


                 (13) leases or subleases granted in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of the Restricted Subsidiaries;


                 (14) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;


                 (15) Liens incurred in the ordinary course of business securing Hedging Obligations, which Hedging Obligations relate to Indebtedness that is otherwise permitted under the indenture;


                 (16) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;


                 (17) Liens on a pledge of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and


                 (18) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof.

         "PERMITTED TAX DISTRIBUTIONS" in respect of the Company and each Subsidiary that qualifies as a Flow Through Entity means, with respect to any taxable year, the sum of:

                  (1) the product of

                      (a) the excess of

                          (i) all items of taxable income or gain
                      (other than capital gain) allocated by the Company to Equity Holders for such year over


                         (ii) all items of taxable deduction or loss
                      (other than capital loss) allocated to such Equity Holders by the Company for such year and

                      (b) the Applicable Income Tax Rate, plus

                  (2) the product of

                      (a) the net capital gain (i.e., net long-term capital
                  gain over net short-term capital loss), if any, allocated by the Company to Equity Holders for such year and

                      (b) the Applicable Capital Gain Tax Rate, plus

                  (3) the product of

                           (a) the net short-term capital gain (i.e., net
                  short-term capital gain in excess of net long-term capital loss), if any, allocated by the Company to Equity Holders for such year and

                           (b) the Applicable Income Tax Rate, minus


                  (4) the aggregate Tax Loss Benefit Amount for the Company for such year;



PROVIDED, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (x) the highest aggregate applicable effective marginal rate of federal, state, and local income to which a corporation doing business in the State of California would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5% and (y) 60%. For purposes of calculating the amount of the Permitted Tax Distributions, the proportionate part of the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of the Company.



         Estimated tax distributions shall be made within thirty days following March 15, May 15, August 15, and December 15 based upon an estimate of the excess of the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over distributions attributable to all prior periods during such taxable year.


         The amount of the Permitted Tax Distribution shall be re-computed promptly after (i) the filing by the Company and each Subsidiary that is treated as a Flow Through Entity of their respective annual income tax returns and (ii) an appropriate federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss of the Company or any Subsidiary that is treated as a Flow Through Entity for any taxable year or the aggregate Tax Loss Benefit Amounts carried forward to such taxable year should be changed or adjusted (each of clauses
(i) and (ii) a "Tax Calculation Event"). To the extent that the Permitted Tax Distributions previously paid to an Equity Holder in respect of any taxable year are either greater than (a "Tax Distribution Overage") or less than (a "Tax Distribution Shortfall") the Permitted Tax Distributions with respect to such taxable year, as determined by reference to the computation of the amount of the items of income, gain, deduction, or loss of the Company and each Subsidiary in connection with a Tax Calculation Event, the amount of the estimated Permitted Tax Distributions to be made to such Equity Holder on the estimated tax distribution date immediately following such Tax Calculation Event shall be reduced or increased as appropriate to the extent of the Tax Distribution Overage or the Tax Distribution Shortfall. To the extent that a Tax Distribution Overage remains after the estimated tax distribution date immediately following such Tax Calculation Event, the amount of the estimated Permitted Tax Distribution to be made to such Equity Holder on the subsequent estimated tax distribution date shall be reduced to the extent of such Tax Distribution Overage.

         Prior to making any Permitted Tax Distributions, the Company shall require each Equity Holder to agree that promptly after the second estimated tax distribution date following a Tax Calculation Event, such Equity Holder shall reimburse the Company to the extent of any remaining Tax Distribution Overage.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.




         "PURCHASE MONEY OBLIGATIONS" means Indebtedness representing, or incurred to finance (or to Refinance Indebtedness incurred to finance), the cost


                  (1) of acquiring any assets (including furniture, fixtures or equipment) and



                  (2) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Issuers); PROVIDED, that


                           (a) the principal amount of such Indebtedness does
                  not exceed 80% of such cost, including construction charges,

                           (b) any Lien securing such Indebtedness does not
                  extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built and

                           (c) such Indebtedness is (or the Indebtedness being
                  Refinanced was) incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or commencement of construction or build-out of such property or asset.

         "QUALIFIED CAPITAL STOCK" means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.


         "RELATED BUSINESS" means the gaming, entertainment and hotel businesses conducted or proposed to be conducted by the Company and its Subsidiaries as of the Issue Date and any and all other businesses that in the good faith judgment of the Managers of the Company are materially related or incidental businesses.


         "RELATED PERSON" means any Person who controls, is controlled by or is under common control with an Excluded Person; PROVIDED, that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of the Voting Stock of a Person.


         "REQUIRED REGULATORY REDEMPTION" means a redemption by the Issuers of any holder's notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Managers of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, where such redemption or acquisition is required because the holder or beneficial owner of notes is required to be found suitable or to otherwise qualify under any gaming or similar laws and is not found suitable or so qualified within 30 days after being requested to do so, or such lesser period that may be required by any Governmental Authority.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED SUBSIDIARY" means a Subsidiary other than an Unrestricted Subsidiary.

         "RETURN FROM UNRESTRICTED SUBSIDIARIES" means


                  (1) 50% of any dividends or distributions received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company, plus



                  (2)     to the extent not otherwise included in
         Consolidated Net Income of the Company, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from



                           (a) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or



                           (b)     the sale or liquidation of any
                  Unrestricted Subsidiaries, plus



                  (3) to the extent that any Unrestricted Subsidiary of the Company is designated to be a Restricted Subsidiary, the fair market value of the Company's Investment in such Subsidiary on the date of such designation.



         "SELLER PREFERRED" means $7.0 million face amount of the Company's redeemable preferred membership interests to be issued to Greater Dubuque Riverboat on the Issue Date pursuant to the terms of the Asset Acquisition Agreement.



         "SENIOR CREDIT FACILITY" means any revolving credit agreement or similar instrument, including, without limitation, working capital, construction financing or equipment purchase lines of credit, entered into by the Company governing the terms of a BONA FIDE borrowing from (1) a third party financial institution that is primarily engaged in the business of commercial lending or
(2) a vendor or other provider of financial accommodations in connection with the purchase of equipment, in either case for valid business purposes, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, renewed, refunded, replaced or refinanced from time to time; PROVIDED, that such agreements or instruments (x) have terms and conditions (including with respect to the applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, and (y) do not permit the Company to incur Indebtedness in an aggregate principal amount at any time outstanding in excess of $10.0 million.



         "SUBSIDIARY" means, with respect to any Person, (1) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (2) any partnership in which such Person or any of its subsidiaries is a general partner.


         "SUBSIDIARY" means any subsidiary of the Company.

         "SUBSIDIARY GUARANTY" means an unconditional and irrevocable guaranty by a Subsidiary Guarantor of the Obligations of the Issuers under the notes and the indenture, on a senior unsecured basis, as set forth in the indenture, as amended from time to time in accordance with the terms thereof.

         "SUBSIDIARY GUARANTOR" means any Subsidiary that has executed and delivered in accordance with the indenture a Subsidiary Guaranty, and such Person's successors and assigns.

         "TAX LOSS BENEFIT AMOUNT" means with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Company ending subsequent to the Issue Date carried forward to the applicable taxable year; PROVIDED, that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Issue Date shall be included in determining the amount of net operating loss or net capital loss of the Company.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary that, at or prior to the time of determination, shall have been designated by the Managers of the Company as an Unrestricted Subsidiary; PROVIDED, that such Subsidiary does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, the Company or any Restricted Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date.


         The Managers of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in the covenant described under the caption "--Limitation on Incurrence of Indebtedness" calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation. The Company shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Managers giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and is permitted by the covenant described above under the caption "--Limitation on Incurrence of Indebtedness."


         "UPPER TIER EQUITY HOLDER" means, in the case of any Flow Through Entity the Equity Holder of which is, in turn, a Flow Through Entity, the person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of the Company and its Subsidiaries that are Flow Through Entities.

         "VOTING STOCK" means, with respect to any Person, (1) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (2) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (1) above.



         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (1) the then outstanding principal amount of such Indebtedness into (2) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.


         "WHOLLY OWNED SUBSIDIARY" of any Person means a subsidiary of such Person all the Capital Stock of which (other than directors' qualifying shares) is owned directly or indirectly by such Person; provided, that with respect to the Company, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM


         The old notes offered and sold to qualified institutional buyers of the old notes are currently represented by one or more fully registered global notes without interest coupons. The new notes issued in exchange for the old notes will be represented by one or more fully registered global notes, without interest coupons and will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant as described below.



         Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in limited circumstances. See "--Exchange of Book-Entry Notes for Certificated Notes" for more information about the circumstances in which certificated notes may be issued.



         The notes, including beneficial interests in the global notes, are subject to restrictions on transfer and bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.


         The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES


         DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.


         DTC has also advised us that pursuant to procedures established by it,


                  (1) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of global notes and



                  (2) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).


         Investors in the global notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations that are Participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC.


         The laws of some states require that some persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and some banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. For other restrictions on the transferability of the notes, see "--Exchange of Book-Entry Notes for Certificated Notes."


         Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.


         Payments in respect of the principal, premium, liquidated damages, if any, and interest on a global note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the Trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Issuers, the Trustee or any agent of the Issuers or the Trustee have or will have any responsibility or liability for



                  (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes or



                  (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.


         DTC has advised the Issuers that its current practices, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Issuers. None of the Issuers or the Trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

         Interests in the global notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.


         DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange global notes for legended notes in certificated form, and to distribute such notes to its Participants.


         The information in this section concerning DTC and its book-entry system has been obtained from sources believed to be reliable, but the Issuers take no responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Initial Purchaser nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

         A global note is exchangeable for definitive notes in registered certificated form if


                  (1) DTC


                           (a) notifies the Issuers that it is unwilling or
                  unable to continue as depositary for the global note and the Issuers thereupon fail to appoint a successor depositary within 90 days or

                           (b) has ceased to be a clearing agency registered
                  under the Exchange Act, or


                  (2) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the notes in certificated form.


         In addition, beneficial interests in a global note may be exchanged for certificated notes upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the restrictive legend referred to in "Notice to Investors" unless the Issuers determine otherwise in compliance with applicable law.

CERTIFICATED NOTES


         Subject to limited conditions, any person having a beneficial interest in a global note may, upon request to the Trustee, exchange such beneficial interest for notes in certificated form (a "Certificated Note"). Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Certificated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if



                  (1) the Issuers notify the Trustee in writing that DTC



                           (a) is no longer willing or able to act as a
                  depositary and the Issuers are unable to locate a qualified successor within 90 days or



                           (b) has ceased to be a clearing agency registered under the Exchange Act or



                  (2) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of notes in the form of Certificated Notes under the indenture,



then, upon surrender by the global note holder of its global note, notes in such form will be issued to each person that the global note holder and the DTC identify as being the beneficial owner of the related notes.

         None of the Issuers or the Trustee will be liable for any delay by the global note holder or DTC in identifying the beneficial owners of notes and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or DTC for all purposes.


SAME DAY SETTLEMENT AND PAYMENT


         The indenture requires that payments in respect of the notes represented by a global note (including principal, premium, if any, interest and liquidated damages, if any, thereon) be made by wire transfer of immediately available next day funds to the accounts specified by the global note holder. With respect to Certificated Notes, the Issuers will make all payments of principal, premium, if any, interest and liquidated damages, if any, thereon by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Issuers expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                         DESCRIPTION OF INDEBTEDNESS


NEW CREDIT FACILITY


         We may enter into a new credit facility of up to $10 million which will be secured by substantially all of our current and future assets, other than certain excluded assets. The lien on the collateral securing the new credit facility will be senior to the lien on the collateral securing the notes. We expect that any new credit facility will contain customary conditions to closing and to borrowing and will contain representations and warranties customary in other gaming-related financings. We also expect that the new credit facility will contain various financial covenants and restrictions on, among other things, indebtedness, investments, distributions and mergers. There can be no assurance that we will be able to enter into a new credit facility on terms satisfactory to us or at all. The establishment of a new credit facility is subject to approval of the gaming commission.


INTERCREDITOR AGREEMENT


         In connection with entering into our new credit facility, we expect that the trustee under the indenture governing the notes will enter into an intercreditor agreement with the lender under the credit facility. We anticipate that the intercreditor agreement will provide, among other things, that


                  (1) the lender's lien on the collateral securing the new credit facility will be senior to the lien on the collateral securing the notes,

                  (2) during any insolvency proceedings, the lender under such credit facility and the trustee under the indenture governing the notes will coordinate their efforts to give effect to the relative priority of their respective security interests in the collateral, and


                  (3) following an event of default, as defined in the intercreditor agreement, all decisions with respect to such collateral, including the time and method of any disposition thereof, will be made in accordance with the terms of such intercreditor agreement.

             DESCRIPTION OF PENINSULA GAMING MEMBERSHIP INTERESTS


         All of Peninsula Gaming's outstanding common membership interests are owned by its parent, Peninsula Partners, and all of Peninsula Gaming's outstanding preferred membership interests are owned by Greater Dubuque Riverboat. All of Peninsula Corp.'s outstanding common stock is owned by Peninsula Gaming. See "The Transactions" for more information about the holders of our equity securities. The following summary of the material terms and provisions of the membership interests of Peninsula Gaming is qualified in its entirety by reference to the operating agreement of Peninsula Gaming, copies of which are available upon request.


COMMON MEMBERSHIP INTERESTS OF PENINSULA GAMING


          Peninsula Partners, as the holder of all of Peninsula Gaming's issued and outstanding common membership interests, is entitled to vote on all matters to be voted on by holders of common membership interests of Peninsula Gaming and, subject to limitations contained in Peninsula Gaming's operating agreement and the indenture, is entitled to dividends and other distributions if and when declared by Peninsula Gaming's managers.


PREFERRED MEMBERSHIP INTERESTS OF PENINSULA GAMING


          Greater Dubuque Riverboat, as the holder of all of Peninsula Gaming's preferred membership interests, is entitled to receive, subject to restrictions contained in the indenture, cumulative preferred distributions payable semiannually at an annual rate of 9% of the original face amount thereof. Other than limited consent rights and as required by law, holders of Peninsula Gaming's preferred membership interests have no voting rights.


         Subject to limitations contained in the indenture, to the extent not used for any indemnification obligations of Harbor Community and Greater Dubuque Riverboat under the acquisition agreements, Peninsula Gaming must redeem $3.0 million in original face amount of its preferred membership interests on January 15, 2001 at a redemption price of $3.0 million, plus any accrued and unpaid preferred distributions through the date of redemption. Certain managers of Peninsula Partners, who collectively have the ability to control us, have guaranteed our obligation to redeem those preferred membership interests, plus any accrued and unpaid preferred distributions through the date of redemption. The balance of preferred membership interests not required to be redeemed by us on January 15, 2001 must be redeemed by us 90 days after the seventh anniversary of the closing date of the acquisition at a redemption price of $4.0 million, plus any accrued and unpaid preferred distributions through the date of redemption.


         Under the terms of the acquisition agreements, preferred membership interests in an original face amount of $3.0 million are currently being held in escrow until January 15, 2001 as security for the indemnification obligations of Greater Dubuque Riverboat and Harbor Community thereunder. See "The Transactions" for more information about this escrow.


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             DESCRIPTION OF PENINSULA PARTNERS MEMBERSHIP INTERESTS


         The following summary of the material terms and provisions of the membership interests of Peninsula Partners is qualified in its entirety by reference to the operating agreement of Peninsula Partners, copies of which are available upon request to Peninsula Partners. Each purchaser of convertible preferred membership interests acknowledges and agrees that the membership interests are subject to the provisions set forth below and all of the other terms and conditions contained in Peninsula Partners' operating agreement.

COMMON MEMBERSHIP INTERESTS

          Peninsula Partners has one class of voting common membership interests and one class of non-voting common membership interests. Except as described under "--Voting" and "--Peninsula Partners Operating Agreement--Required Regulatory Redemptions or Repurchases" below, voting and non-voting common membership interests will be entitled to identical rights and privileges. $6.0 million of voting common membership interests are outstanding. No non-voting common membership interests are outstanding. See "The Transactions" and "Key Relationships and Related Transactions--Equity Contribution" for more information about our common membership interests.


RANKING. After any liquidation, dissolution or winding up of Peninsula Partners, the holders of voting and non-voting common membership interests will be entitled to their proportionate share in the distribution of all of the assets of Peninsula Partners, after any required payments to the holders of preferred membership interests of Peninsula Partners or other senior securities, and after payment of all of Peninsula Partners' liabilities.


ALLOCATION OF INCOME. Profits and losses of Peninsula Partners will be allocated to each holder of membership interests according to the percentage of membership interests held by the holder.


DISTRIBUTIONS. The holders of common membership interests are entitled to distributions if and when declared by the managers of Peninsula Partners, subject to the restrictions imposed by any indebtedness of Peninsula Partners. Under the indenture, we may make Permitted Tax Distributions to Peninsula Partners to enable Peninsula Partners to distribute its members enough funds to pay tax liabilities on their interests.


         In addition, subject to the terms of the indenture, we may make distributions to Peninsula Partners in excess of Permitted Tax Distributions. Peninsula Partners generally may, in turn, distribute to holders of its common membership interests amounts in excess of Permitted Tax Distributions.


REDEMPTIONS. Except as set forth below under "--Peninsula Partners Operating Agreement--Redemption Upon Termination" and "--Required Regulatory Redemptions or Repurchases," the common membership interests may not be redeemed so long as any convertible preferred membership interests are outstanding.


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VOTING. Each holder of voting common membership interests is entitled to vote on all matters to be voted on by the members of Peninsula Partners, PRO RATA according to the percentage of common membership interests held by the holder.


         Except as required by law and with respect to other limited matters, holders of non-voting common membership interests are not entitled to vote.


         Pursuant to Peninsula Partners' operating agreement, the management of Peninsula Partners is vested in a board of managers comprised of five individuals, two of whom must be independent managers. As long as M. Brent Stevens controls at least 5% of the voting common membership interests of Peninsula Partners, Mr. Stevens is entitled to designate three of Peninsula Partners' managers, including one of the two independent managers. Additionally, as long as Michael Luzich controls at least 5% of the voting common membership interests of Peninsula Partners, Mr. Luzich is entitled to designate two of Peninsula Partners' managers, including the other independent manager.


RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS. Peninsula Partners' operating agreement limits the transfer of common membership interests owned by its members. Some of these restrictions grant Mr. Stevens, Mr. Luzich, Peninsula Partners or the common members rights of first refusal or co-sale rights upon a transfer of common membership interests.


REGISTRATION RIGHTS. Except under some circumstances, when Peninsula Partners, after an initial public offering and in connection with a secondary offering, proposes to register any of its common membership interests under the Securities Act, Peninsula Partners will notify each holder of non-voting common membership interests of the proposed filing and, if requested by the holders, Peninsula Partners will use its good faith efforts to register non-voting common membership interests under the Securities Act.


CONVERTIBLE PREFERRED MEMBERSHIP INTERESTS

         In connection with the acquisition of the Diamond Jo, Peninsula Partners issued a total of $3.0 million face amount of its convertible preferred membership interests in the offering of the old notes. See "Key Relationships and Related Transactions--Equity Contribution" for more information about those transactions.


CONVERSION RIGHTS AND ADJUSTMENTS. Each convertible preferred membership interest is initially convertible into one non-voting common membership interests of Peninsula Partners, subject to adjustment. For a description of the non-voting common membership interests of Peninsula Partners into which the convertible preferred membership interests are convertible, see "--Common Membership Interests."


ALLOCATION OF INCOME. Profits and losses of Peninsula Partners will be divided between each holder of membership interests, whether common or preferred, PRO RATA according to the percentage of membership interests held by the holder.


DISTRIBUTIONS. The holders of convertible preferred membership interests are not entitled to any distributions on the convertible preferred membership interests, except that under the indenture, we


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may make Permitted Tax Distributions to Peninsula Partners to enable
Peninsula Partners to distribute to holders of Peninsula Partners membership interests funds sufficient to pay tax liabilities on their interests.


         In addition, subject to the terms of the indenture and Peninsula Partners' indebtedness, if any, we may make distributions to Peninsula Partners in excess of Permitted Tax Distributions. Peninsula Partners generally may, in turn, distribute to holders of its common membership interests amounts in excess of a PRO RATA portion of Permitted Tax Distributions. Holders of convertible preferred membership interests are not entitled to receive any distributions in excess of a PRO RATA portion of Permitted Tax Distributions, but their rights to share in the assets of Peninsula Partners after redemption or liquidation will be generally preserved as reflected in their capital account balances.


VOTING RIGHTS. The holders of convertible preferred membership interests have no voting rights, except as required by law and as described below.


         The operating agreement of Peninsula Partners provides that Peninsula Partners may not, without the consent or approval of a majority-in-interest of the holders of convertible preferred membership interests,


                  (1) amend, modify or revise the operating agreement if the amendment, modification or revision would adversely affect the rights, privileges or preferences of the convertible preferred membership interests thereunder or


                  (2) issue any membership interests ranking on liquidation senior to or equal to the convertible preferred membership interests


          In addition, without the consent of all holders of convertible preferred membership interests, Peninsula Partners may not merge with any corporation, partnership or other entity and may not sell, lease or convey all or substantially all of its assets to any entity, unless Peninsula Partners is the surviving entity, or the successor entity that acquires all or substantially all of the assets of Peninsula Partners expressly assumes all obligations of Peninsula Partners with respect to the convertible preferred membership interests.


REDEMPTION. Except as described below under "-- Peninsula Partners Operating Agreement--Required Regulatory Redemptions or Repurchases," the convertible preferred membership interests are not subject to redemption and have no stated maturity.


LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of Peninsula Partners, the holders of convertible preferred membership interests, before any distribution to common membership interests or other junior securities, are entitled to be paid out of the assets of Peninsula Partners available for distribution to its members an amount equal to (the "Preferred Liquidation Preference") the greater of:


                  (1) the member's tax "capital account," which for an initial holder of a convertible preferred membership interest, will be the member's tax basis in its membership interest, as described in "United States Federal Income Tax Considerations--U.S. Federal

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         Income Tax Consequences For U.S. Holders of Convertible Preferred
         Membership Interests and Non-Voting Common Membership Interests of Peninsula Partners--Basis in Membership Interests," less the liabilities of Peninsula Partners allocated to the members that are included in the calculation of such tax basis; and


                  (2) the member's initial tax "capital account" attributable to the member's convertible preferred membership interest (totaling $3.0 million for all convertible preferred membership interests at issuance), less the excess of (i) the amount of cash previously distributed to the member and all previous owners of the same membership interest over (ii) the total net income of Peninsula Partners previously allocated to the member and to all previous owners of the same membership interest; PROVIDED HOWEVER, that in the case of a liquidation of Peninsula Partners, the amount payable under this clause (2) would be subject to further reduction in the event that Peninsula Partners is unable to make special allocations of gross income to holders of convertible preferred membership interests, as further described in Peninsula Partners' operating agreement.


         If the assets of Peninsula Partners available for distribution to the holders of convertible preferred membership interests are insufficient to pay each holder its applicable stated liquidation value, the holders of outstanding convertible preferred membership interests shall share proportionally in such distribution of assets.


REPURCHASE UPON CHANGE OF CONTROL. Upon a Change of Control, all or part of the convertible preferred membership interests of Peninsula Partners are redeemable by Peninsula Partners, at the option of the holders, at a redemption price equal to the Preferred Liquidation Preference out of funds held by Peninsula Partners available for redemption purposes. Except as described in this paragraph, Peninsula Partners is not required to offer to purchase the convertible preferred membership interests if there is a takeover, recapitalization or similar event. We cannot assure you that sufficient funds will be available at the time of any Change of Control to make required repurchases.


PENINSULA PARTNERS OPERATING AGREEMENT


REQUIREMENTS IMPOSED BY APPLICABLE GAMING LAWS. The operating agreement of Peninsula Partners provides that the members of Peninsula Partners that are required to be licensed by the gaming commission in order to own a beneficial interest in Peninsula Partners or actively engage in the management of Peninsula Partners are required to timely submit all information and timely perform any and all acts required to be performed in connection with obtaining a gaming license issued by the gaming commission. We are required to notify the gaming commission of the identity of, and may be required to submit background information regarding, each director, corporate officer and owner, partner, joint venturer, trustee or any other person who has a "beneficial interest" of five percent (5%) or more, direct or indirect, in Peninsula Gaming. The gaming commission may also request that we provide them with a list of persons holding beneficial ownership interests in Peninsula Gaming of less than five percent (5%). The gaming commission may determine that holders of Peninsula Partners' membership interests have a "beneficial interest" in Peninsula Gaming. See "Regulatory Matters--Regulatory Requirements Applicable to the Owners of the Securities and Others" for more information about possible regulatory requirements on holders of the notes.


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


          If any of the holders do not comply with the terms and provisions of Peninsula Partners' operating agreement regarding the submission of the information and performance of the actions, the holder is required to indemnify Peninsula Partners against and not hold Peninsula Partners responsible for any loss, liability or damages suffered by Peninsula Partners resulting from the failure.


         If any gaming authority requires a record or beneficial owner of the Peninsula Partners membership interests to be licensed, qualified or found suitable, the holder must apply for a license, qualification or finding of suitability within the time period specified by such gaming authority. The owner would be required to pay all costs of obtaining such license, qualification or finding of suitability.


REQUIRED REGULATORY REDEMPTIONS OR REPURCHASES. Under the operating agreement of Peninsula Partners, all of the membership interests of Peninsula Partners will be subject to redemption or repurchase if:


                  (1) the holder of the membership interests is required by any gaming authority to divest itself of the interests,


                  (2) the holder's ownership of the membership interests, as determined by Peninsula Partners in its reasonable good faith judgement, could reasonably be expected to result in the revocation of or imposition of burdensome terms or conditions on, interfere with, threaten, delay the issuance of or otherwise impair, in each case, in any material respect any of our gaming licenses,


                  (3) the holder of the membership interests is licensed to hold the interests and the gaming license is subsequently revoked or the holder does not have any gaming license required for it to hold the interest and the failure continues for 30 days in a row,


                  (4) the holder of the membership interests is found not to be suitable (or found to be unsuitable) or to qualify under any applicable gaming laws and Peninsula Partners determines, in its reasonable good faith judgement, that the unsuitability or inability to be qualified could reasonably be expected to prevent or impair the acquisition or retention by us of any gaming license, or


                  (5) the holder of the membership interests does not comply with that holder's obligations regarding gaming laws as described in Peninsula Partners' operating agreement.


          After the occurrence of any of the events described in clauses (1) through (5) above with respect to a holder of common membership interests (an "Unsuitable Common Member"), Peninsula Partners or its assignee will have the right to purchase, upon 5 days notice to the Unsuitable Common Member, the common membership interests for an amount equal to the lesser of (a) the Unsuitable Common Member's capital contribution for the common membership interests and (b) the current fair market value of the common membership interests as determined by the board of managers of Peninsula Partners in its reasonable good faith judgement. If

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Peninsula Partners elects not to exercise the option, Peninsula Partners will promptly notify the holders of voting common membership interests (other than the Unsuitable Common Member), who will each, for a period of ten (10) days after receipt of such notice, have the right to purchase, on a PRO RATA basis, all (but not less than all) of the common membership interests of the Unsuitable Common Member at the fair market value as determined by the board of managers of Peninsula Partners in its reasonable good faith judgement. If the other holders of voting common membership interests elect not to exercise this option, Peninsula Partners must promptly purchase the common membership interests of the Unsuitable Common Member for an amount equal to the lesser of (x) the Unsuitable Common Member's capital contribution regarding the common membership interests and (y) the current fair market value of the common membership interests as determined by the board of managers of Peninsula Partners in its reasonable good faith judgement.


          If any of the events described in clauses (1) through (5) above occur with respect to a holder of convertible preferred membership interests (an "Unsuitable Preferred Member"), Peninsula Partners or its assignee will have the right to purchase, upon 5 days notice to the Unsuitable Preferred Member, the convertible preferred membership interests for an amount equal to the lesser of
(a) the Preferred Liquidation Preference and (b) the current fair market value of such convertible preferred membership interests as determined by the board of managers of Peninsula Partners in its reasonable good faith judgement. If Peninsula Partners elects not to exercise this option, Peninsula Partners will promptly notify the holders of voting common membership interests, who will each, for a period of ten (10) days following its receipt of the notice, have the right to purchase, on a PRO RATA basis, all (but not less than all) of the convertible preferred membership interests of the Unsuitable Preferred Member at their fair market value thereof as determined by the board of managers of Peninsula Partners in its reasonable good faith judgement. If the holders of voting common membership interests elect not to exercise such option, Peninsula Partners must promptly purchase the convertible preferred membership interests of the Unsuitable Preferred Member for an amount equal to the lesser of (x) the Preferred Liquidation Preference and (y) the current fair market value of the convertible preferred membership interests as determined by the board of managers of Peninsula Partners in its reasonable good faith judgement.


         The purchase price to be paid by Peninsula Partners to an Unsuitable Common Member or an Unsuitable Preferred Member may be paid, at the option of Peninsula Partners, in cash or a promissory note with principal and interest payable annually and amortized over not more than seven years and bearing interest at an annual rate equal to the prime lending rate plus 2%. No Unsuitable Common Member or Unsuitable Preferred Member will be entitled to any compensation from us, Peninsula Partners or any member of Peninsula Partners for reasons relating to the redemption or repurchase of such member's membership interests.

         For additional information regarding required regulatory redemptions, see "Risk Factors--Required Regulatory Redemption" and "Regulatory Matters--Regulatory Requirements Applicable to the Owners of the Securities and Others."

REDEMPTION UPON TERMINATION. If any officer or employee of Peninsula Partners or Peninsula Gaming (other than Mr. Stevens or Mr. Luzich) is terminated by or resigns from Peninsula Partners or Peninsula Gaming for any reason, and the officer or employee holds common

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

membership interests, preferred membership interests or other interests of Peninsula Partners, Peninsula Partners will have the right to purchase all of these interests from the officer or employee for an amount equal to the lesser of (a) the capital contribution made or other consideration paid by such officer or employee in respect of such interests and (b) the current fair market value of the interests as determined by the board of managers of Peninsula Partners in its reasonable good faith judgement.


TRANSFER RESTRICTIONS. The Transfer Agent will not register any purchase or transfer of membership interests of Peninsula Partners, and any purchase or transfer or purported purchase or transfer and registration of the interests will be void, unless:


                  (1) in the determination of the managing member of Peninsula Partners the transfer follows various "safe harbors" contained in Peninsula Partners' operating agreement intended to ensure that Peninsula Partners does not become a "publicly traded partnership" under the Code, or


                  (2) prior to the effectiveness of the transfer, the transferring member delivers to the managing member of Peninsula Partners an opinion of counsel reasonably satisfactory to the managing member of Peninsula Partners and a majority of the members of the Independent Committee stating that the transfer will not result in Peninsula Partners being treated as a "publicly traded partnership" under the Code.


         The "safe harbors" referred to in clause (1) of the preceding sentence include:


                  (1) transfers by a member and certain related persons in one or more transactions during any 30 calendar day period of, in the aggregate, more than 2% of the total interests in the capital or profits of Peninsula Partners;


                  (2) subject to notice requirements, transfers during any calendar year of interests aggregating not more than 10% of the total interests in the capital or profits of Peninsula Partners (x) among holders of membership interests or (y) between holders of membership interests and Peninsula Partners, in each case following procedures established by Peninsula Partners, including procedures for establishing on the last day of each calendar quarter the price at which such membership interests may trade; and


                  (3) transfers during any calendar year not described in clause (2) of this sentence aggregating not more than 2% of the total interests in the capital or profits of Peninsula Partners, subject to designation by the managing member of Peninsula Partners.


          If any person that has not been licensed and has not satisfied all applicable suitability and other requirements imposed by applicable gaming laws acquires, directly or indirectly, in one or more transactions, five percent or more of the issued and outstanding membership interests of Peninsula Partners (such excess amount, a "Disqualified Interest"), these acquisitions shall be void.


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


         Any purchase or transfer or purported purchase or transfer of Peninsula Partners membership interests will be void if the purchase or transfer would result in more than 25% of Peninsula Gaming's membership interests being owned, directly or indirectly, by persons who are not citizens of the United States. See "Regulatory Matters--The Shipping Act of 1916; The Merchant Marine Act of 1936" for more information about these restrictions.


         Transfers of membership interests of Peninsula Partners are subject to additional conditions contained in Peninsula Partners' operating agreement, including, but not limited to, (1) delivery by the transferring member of an opinion of counsel reasonably acceptable to the board of managers of Peninsula Partners that the transfer does not violate any federal or state securities laws or any applicable gaming laws and (2) the transferee's written agreement to be bound to the terms and provisions of Peninsula Partners' operating agreement and to execute Annex B hereto and any other documents and instruments as the board of managers of Peninsula Partners decides are necessary or appropriate for admission of the transferee as a substitute member of Peninsula Partners.



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                   SPECIFIC FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes the material federal income tax considerations of the issuance of the new notes and the exchange offer and of the ownership of notes by a beneficial owner who holds notes as capital assets (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). "U.S. holder" means a beneficial owner of the securities who is a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the law of the United States or of any State or political subdivision of the foregoing, any estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or a trust if

                  (1) a court within the United States is able to exercise primary supervision over the administration of the trust and


                  (2) one or more U.S. persons have the authority to control all substantial decisions of the trust.

         "Non-U.S. holder" means a beneficial owner of the securities who is not a U.S. holder. This summary does not discuss all aspects of United States federal income taxation which may be important to particular holders in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions, regulated investment companies, insurance companies, broker-dealers, and tax-exempt organizations) or to persons that will hold the securities as a part of a straddle, hedge, or synthetic security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss the foreign, state or local tax considerations. The discussion set forth below is based upon the Code, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing as of the date hereof. Any of such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below, possibly with retroactive effect. Persons considering the exchange of a new note for an old note pursuant to the exchange offer should consult their own tax advisors concerning the federal income tax consequences of the exchange in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. FEDERAL TAX CHARACTERIZATION OF THE NOTES AND PENINSULA GAMING

         The proper U.S. federal income tax characterization of a particular instrument as debt or equity is a question of fact, the resolution of which is based primarily upon the substance of the instrument and the transaction pursuant to which it is issued, rather than merely upon the form of the transaction or the manner in which the instrument is labeled. Among the factors set forth by the Internal Revenue Service and the courts to be taken into account in determining, for U.S. federal income tax purposes, whether or not an instrument constitutes indebtedness, is whether the issuer of the instrument is adequately capitalized such that principal and interest are reasonably expected to be repaid. If the notes are classified as equity, rather than indebtedness, for U.S. federal income tax purposes and are deemed to be "publicly traded," we would be classified as a publicly traded partnership under the Code. In addition, we would also be classified as a publicly traded partnership under the Code if our equity interests are deemed to be "publicly traded." As a publicly traded partnership, we would become subject to U.S. federal income tax as a corporation which, in turn, may, among other things, materially adversely affect our ability to make payments on the notes.

         In connection with the original issuance of the old notes, Mayer, Brown & Platt delivered its opinion to the effect that, for U.S. federal income tax purposes,

                  (1) the notes will be treated as indebtedness, and


                  (2) we will not be treated as a publicly traded partnership subject to U.S. federal income tax as a corporation.


         Such opinion was based on factual representations and the assumption that the terms of our operating agreement will be complied with, including compliance with restrictions and, in certain circumstances, prohibitions, on transfers of our membership interests except pursuant to "safe harbors" provided in Treasury regulations regarding characterization of partnerships as publicly traded partnerships.

         Our operating agreement provides that unless a proposed transfer of our membership interests is pursuant to such a "safe harbor," we must receive an opinion of counsel prior to such proposed transfer to the effect that such transfer will not cause us to become a publicly traded partnership. Our operating agreement further provides that we may not recognize any transfers of our membership interests that are not made pursuant to such safe harbors or without the delivery of such opinion. Notwithstanding the opinion of Mayer, Brown & Platt, the Internal Revenue Service (the "IRS") may be able to successfully assert that the notes constitute equity, rather than indebtedness, for U.S. federal income tax purposes, and are "publicly traded," or that our equity interests are "publicly traded," and that as a result thereof, we are subject to U.S. federal income taxation as a publicly traded partnership under the Code.

         The remainder of this discussion assumes, in accordance with counsel's opinions, that for U.S. federal income tax purposes, the notes will be treated as indebtedness, and Peninsula Gaming will be treated as a partnership that is not a publicly traded partnership.

CONSEQUENCES OF THE EXCHANGE OFFER TO EXCHANGING AND NONEXCHANGING HOLDERS

         The exchange of a new note for an old note pursuant to the exchange offer will not be taxable to an exchanging holder for U.S. federal income tax purposes. As a result, for U.S. federal income tax purposes,

                  (1) an exchanging holder will not recognize any gain or loss on the exchange,


                  (2) an exchanging holder will be required to include interest on a new note in gross income in the manner described below,


                  (3) the holding period for the new note will include the holding period for the old note, and


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

                  (4) the holder's tax basis in the new note will be the same as its basis in the old note.

U.S. FEDERAL INCOME TAX CONSEQUENCES FOR U.S. HOLDERS OF THE NOTES

STATED INTEREST. A U.S. holder will be required to include stated interest on the notes in its income when received or accrued in accordance with the holder's method of tax accounting.

DISPOSITION OF NOTES. Upon the sale, exchange or other taxable disposition of a note, a U.S. holder will recognize gain or loss, if any, generally equal to the difference between the amount realized on the sale, exchange or retirement (other than any amount attributable to accrued but unpaid stated interest, which will be taxable as such) and such holder's adjusted tax basis in the note. Any such gain or loss would generally be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition.

LIQUIDATED DAMAGES. The treatment described above regarding inclusions in gross income in respect of the notes is based in part upon our determination that, as of the date of issuance of the notes, the possibility is remote that liquidated damages would be paid in respect of the old notes in the event of a registration default as described above under "The Exchange Offer--Purpose and Effect; Registration Rights." The IRS may take a different position, which could affect the timing and character of income reported by U.S. holders of the notes. While not free from doubt, if such liquidated damages are in fact paid, we believe the liquidated damages would be taxable to a U.S. holder as ordinary income in accordance with the holder's regular method of tax accounting.

PURCHASERS OF NOTES AT OTHER THAN ORIGINAL ISSUANCE. The above summary does not discuss special rules that may affect the treatment of U.S. holders that acquired notes other than at original issuance, including those provisions of the Code relating to the treatment of "market discount" and "acquisition premium." Any U.S. holder should consult its tax advisor as to the consequences to the purchaser of the acquisition, ownership and disposition of notes.

U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF THE NOTES

         Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

                  (a) no withholding of U.S. federal income tax will be required with respect to the payment by us or any paying agent of principal or interest on a note owned by a Non-U.S. holder, provided

                           (1) that the beneficial owner does not actually or
                  constructively own 10% or more than a 10% interest in our capital or profits within the meaning of section 871(h)(3) of the Code and the regulations thereunder,


                           (2) the beneficial owner is not a controlled foreign
                  corporation that is related to us through stock ownership and



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                           (3) the beneficial owner satisfies the statement
                  requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder and

                  (b) no withholding of U.S. federal income tax will be required with respect to any gain or income realized by a Non-U.S. holder upon the sale, exchange or retirement of a note.

         To satisfy the requirement referred to in (a)(3) above, the beneficial owner of such note. or a financial institution holding the note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of ours with a statement to the effect that the beneficial owner is not a U.S. person. Currently these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person (which certification may be made on an IRS Form W-8BEN) or (2) a financial institution holding the note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under Treasury regulations, which are anticipated to become effective for payments of interest made after December 31, 2000 (the "Final Regulations"), the statement requirement referred to in (a)(iii) above may also be satisfied with other documentary evidence with respect to an offshore account or through certain foreign intermediaries.

         If a Non-U.S. holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest made to such Non-U.S. holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides us or our paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (if delivered on or prior to December 31, 1999) or IRS Form W-8BEN (or successor form) claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (if delivered on or prior to December 31, 1999) or IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, a Non-U.S. holder (or its agent, where applicable) that files (i) an IRS Form 1001, must file a replacement IRS Form W-8BEN by or before January 1, 2001, or (ii) an IRS Form 4224, must file a replacement IRS Form W-8ECI by the expiration of IRS Form 4224 (one calendar year from the date it was filed). Forms W-8BEN and W-8ECI are effective for the calendar year in which they are signed and for the succeeding three calendar years.

         If a Non-U.S. holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the Non-U.S. holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis at applicable graduated rates. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest on a note will be included in such foreign corporation's effectively connected earnings and profits.

         Any gain or income realized upon the sale, exchange or retirement of a note generally will not be subject to U.S. federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-U.S. holder, or (ii) in the case of a Non-U.S. holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and other conditions are met. Any such gain that is effectively connected with the conduct of a United States trade or business by a Non-U.S. holder will be subject to United States federal income tax on a net income basis at applicable graduated rates and, if such Non-U.S. holder is a corporation, such gain may also be subject to the 30% United
States branch profits tax described above.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         In general, information reporting requirements will apply to payments of principal, any premium or interest paid on a note, the proceeds of the sale of a note before maturity within the United States and other note amounts, and "backup withholding" at a rate of 31 percent will apply if a non-exempt beneficial owner of a note fails to provide the certification described below.

         Each beneficial owner of a note (other than an exempt beneficial owner, such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust or individual retirement account) will be required to provide, under penalties of perjury, a certificate containing the beneficial owner's name, address, correct U.S. federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt beneficial owner fail to provide the required certification, 31 percent of the amount otherwise payable to the beneficial owner will be withheld from payment and remitted to the IRS as a credit against the beneficial owner's federal income tax liability.

         Under current law, information reporting and backup withholding will not apply to payments of principal, premium (if any) and interest made by us or a paying agent to a Non-U.S. holder on a note; PROVIDED the certification described under "U.S. Federal Income Tax Consequences for Non-U.S. Holders" above is received and the payor does not have actual knowledge that the beneficial owner is a U.S. holder. However, the Final Regulations substantially revise the procedures that withholding agents and payees must follow to comply with, or establish an exemption from, these information reporting and backup withholding provisions. Each beneficial owner of notes should consult such owner's tax advisor regarding the tax consequences to such owner of the Final Regulations.

         EACH HOLDER OF OLD NOTES SHOULD CONSULT ITS TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO IT OF THE EXCHANGE OFFER, INCLUDING THE APPLICATION OF AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                          PLAN OF DISTRIBUTION

         Each broker-dealer that receives new notes for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

         We will receive no proceeds in connection with the exchange offer or any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from the broker-dealers or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.


                               LEGAL MATTERS

         Mayer, Brown & Platt, New York, will pass on the validity of, and various legal matters concerning, the new notes.


                           INDEPENDENT AUDITORS

         The combined financial statements of Greater Dubuque Riverboat Entertainment Company, L.C. and Harbor Community Investment, L.C. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 and the balance sheet of Peninsula Gaming Company, LLC as of July 15, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              Deloitte & Touche
                              Armstrong Center
                                  Suite 500
                             222 Third Avenue, S.E.
                             Cedar Rapids, IA 52401

             INDEX TO COMBINED FINANCIAL STATEMENTS


FINANCIAL STATEMENTS OF PENINSULA GAMING COMPANY, LLC
BALANCE SHEET AT SEPTEMBER 30, 1999 (UNAUDITED)............................................................     F-2
STATEMENT OF OPERATIONS FOR JULY 15 TO SEPTEMBER 30, 1999 (UNAUDITED)......................................     F-3
STATEMENT OF CHANGES IN MEMBERS' EQUITY FOR JULY 15 TO SEPTEMBER 30, 1999 (UNAUDITED)......................     F-4
STATEMENT OF CASH FLOWS FOR JULY 15 TO SEPTEMBER 30, 1999 (UNAUDITED)......................................     F-5
NOTES TO FINANCIAL STATEMENTS..............................................................................     F-6

FINANCIAL STATEMENTS OF GREATER DUBUQUE RIVERBOAT AND  HARBOR COMMUNITY
Independent Auditors' Report...............................................................................    F-14
Combined Balance Sheets at December 31, 1997 and 1998 and June 30, 1999 (unaudited)........................    F-15
Combined Statements of Income for the years ended December 31, 1996, 1997 and 1998, and for
   the six months ended June 30, 1998 (unaudited) and June 30, 1999 (unaudited)............................    F-16
Combined Statements of Changes in Members' Equity for the years ended December 31, 1996,
   1997 and 1998 and the six months ended June 30, 1999 (unaudited)........................................    F-17
Combined Statements of Cash Flows for the year ended December 31, 1996, 1997 and 1998 and
   the six months ended June 30, 1998 (unaudited) and June 30, 1999 (unaudited)............................    F-18
Notes to Combined Financial Statements.....................................................................    F-20

BALANCE SHEET OF PENINSULA GAMING COMPANY LLC
Independent Auditors' Report...............................................................................    F-30
Balance Sheet at July 15, 1999.............................................................................    F-31
Note to Balance Sheet......................................................................................    F-32

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF THE COMPANY
Unaudited Pro Forma Combined Statement of Income for the year ended
   December 31, 1998.......................................................................................    PF-2
Unaudited Pro Forma Combined Statement of Income for the six months ended
   June 30, 1999...........................................................................................    PF-4

PENINSULA GAMING COMPANY, LLC
BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 1999



ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                                       $   8,893,654
   Accounts receivable                                                                                    32,530
   Inventory                                                                                              75,319
   Prepaid expenses                                                                                      791,909
                                                                                                   -------------
           Total current assets                                                                        9,793,412
                                                                                                   -------------

PROPERTY AND EQUIPMENT, NET (Note 3)                                                                  18,913,185
                                                                                                   -------------

OTHER ASSETS:
   Bond issuance costs, net of amortization of $129,937                                                4,235,967
   Goodwill and other intangible assets, net of amortization of $294,581                              56,264,900
   Deposits                                                                                               27,473
                                                                                                   -------------
           Total other assets                                                                         60,528,340
                                                                                                   -------------

TOTAL                                                                                              $  89,234,937
                                                                                                   =============

LIABILITIES

CURRENT LIABILITIES:
   Accounts payable                                                                                $     201,729
   Accrued payroll and payroll taxes                                                                     866,642
   Other accrued expenses                                                                              3,563,013
   Current maturities of long-term liabilities (Note 5)                                                  165,153
                                                                                                   -------------
           Total current liabilities                                                                   4,796,537
                                                                                                   -------------

LONG-TERM LIABILITIES:
   Senior secured notes, net of discount (Note 4)                                                     70,196,819
   Capital lease obligations, net of current maturities (Note 5)                                         310,628
                                                                                                   -------------
           Total long-term liabilities                                                                70,507,447
                                                                                                   -------------
           Total liabilities                                                                          75,303,984
                                                                                                   -------------

COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)

PREFERRED MEMBER INTEREST, REDEEMABLE (Note 10)                                                        7,000,000

MEMBERS' EQUITY (Note 9):
   Common member interest                                                                              9,000,000
   Retained deficit                                                                                   (2,069,047)
                                                                                                   -------------
           Total members' equity                                                                       6,930,953
                                                                                                   -------------
TOTAL                                                                                              $  89,234,937
                                                                                                   =============



                          See notes to financial statements.

PENINSULA GAMING COMPANY, LLC
STATEMENT OF OPERATIONS (UNAUDITED)
JULY 15, 1999 (DATE OF INCEPTION) TO SEPTEMBER 30, 1999



REVENUES:
   Casino                                                                                        $   10,104,788
   Food and beverage                                                                                    503,447
   Other                                                                                                 54,823
   Less promotional allowances                                                                         (133,110)
                                                                                                ---------------
           Total net revenues                                                                        10,529,948
                                                                                                ---------------

EXPENSES:
   Casino                                                                                             3,808,972
   Food and beverage                                                                                    744,345
   Boat operations                                                                                      423,758
   Other                                                                                                 11,202
   Selling, general and administrative                                                                1,673,400
   Start-up and organization costs                                                                    3,134,095
   Depreciation and amortization                                                                        691,910
                                                                                                ---------------
           Total expenses                                                                            10,487,682
                                                                                                ---------------

INCOME FROM OPERATIONS                                                                                   42,266
                                                                                                ---------------

OTHER INCOME (EXPENSE):
   Interest income                                                                                       57,111
   Interest expense                                                                                  (1,957,546)
   Loss on sale of assets                                                                                (8,175)
                                                                                                ---------------
           Total other expense                                                                       (1,908,610)
                                                                                                ---------------

NET LOSS BEFORE PREFERRED DIVIDENDS                                                              $   (1,866,344)
   Less preferred dividends                                                                             131,250
                                                                                                ---------------
NET LOSS TO COMMON INTERESTS                                                                     $    1,997,594
                                                                                                ===============


See notes to financial statements.

PENINSULA GAMING COMPANY, LLC
STATEMENT OF CHANGES IN MEMBERS' EQUITY (UNAUDITED)
JULY 15, 1999 (DATE OF INCEPTION) TO SEPTEMBER 30, 1999


                                                             COMMON                COMMON
                                                             MEMBER               RETAINED           TOTAL MEMBERS'
                                                            INTEREST              EARNINGS               EQUITY
BALANCE, JULY 15, 1999                                    $ 9,000,000                                  $ 9,000,000

   Net loss to common interests                                                   $(1,997,594)          (1,997,594)

   Member distributions                                                               (71,453)             (71,453)
                                                         ---------------       ----------------    -----------------

BALANCE, SEPTEMBER 30, 1999                               $ 9,000,000            $ (2,069,047)         $ 6,930,953
                                                         ===============        ===============    =================


See notes to financial statements.

PENINSULA GAMING COMPANY, LLC
STATEMENT OF CASH FLOWS (UNAUDITED)
JULY 15, 1999 (DATE OF INCEPTION) TO SEPTEMBER 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss to common interests                                                                                     $  (1,997,594)
   Adjustments to reconcile net loss to net cash flows
      provided by operating activities:
           Depreciation and amortization                                                                               691,911
           Amortization of bond issuance costs and bond discount                                                       145,567
           Loss on sale of assets                                                                                        8,175
           Changes in operating assets and liabilities:
                Receivables                                                                                             (8,852)
                Inventory                                                                                               (2,375)
                Deposits                                                                                              (743,083)
                Accounts payable                                                                                       191,750
                Accrued expenses                                                                                     3,883,013
                                                                                                                --------------
                      Net cash provided by operating activities                                                      2,168,512
                                                                                                                --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of property and equipment                                                                         25,000
   Purchase of property and equipment                                                                                  (43,690)
   Acquisition, net of cash acquired                                                                               (68,000,000)
                                                                                                                --------------
                      Net cash used by investing activities                                                        (68,018,690)
                                                                                                                --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from senior secured notes                                                                               70,181,189
   Bond issuance costs                                                                                              (4,365,904)
   Proceeds from issuance of common membership interest                                                              9,000,000
   Member distributions                                                                                                (71,453)
                                                                                                                --------------
                      Net cash provided by financing activities                                                     74,743,832
                                                                                                                --------------

NET INCREASE IN CASH                                                                                                 8,893,654

CASH AND CASH EQUIVALENTS AT
   BEGINNING OF PERIOD                                                                                                       -
                                                                                                                --------------

CASH AND CASH EQUIVALENTS AT
   END OF PERIOD                                                                                                 $   8,893,654
                                                                                                                ==============

SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING ACTIVITIES:
   Issuance of preferred member interest, redeemable (Notes 1 and 10)                                            $   7,000,000


See notes to financial statements.

PENINSULA GAMING COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
-------------------------------------------------------------------------------
1.       ORGANIZATION, BUSINESS PURPOSE AND BASIS OF PRESENTATION

         Peninsula Gaming Company, LLC (the "Company") is a wholly-owned subsidiary of Peninsula Gaming Partners, LLC ("PGP"). The Company is a Delaware limited liability company formed on January 26, 1999 for the purpose of purchasing assets comprising the Diamond Jo Casino and related real property.

         The common membership interests of the Company are wholly-owned by PGP. The Company and PGP completed the sale of $71,000,000 of 12 1/4% Senior Secured Notes due 2006 and $3,000,000 in convertible preferred membership interests, respectively, during July 1999. Concurrently with the sale of the securities, the Company received a $9.0 million capital contribution from PGP ($6.0 million of which was contributed to the capital of PGP by common members of PGP and $3.0 million of which was contributed to the capital of PGP through the sale of PGP of convertible preferred membership interests as previously described). The proceeds for the above transactions were used to complete the purchase of certain assets comprising the Diamond Jo casino and related real property. On July 15, 1999, the Company acquired substantially all of the assets of Greater Dubuque Riverboat Entertainment Company, L.C. ("GDREC") and Harbor Community Investment, L.C. ("HCI") for $77,000,000. The purchase price was $70.0 million cash ($68.0 million net of casino cash acquired of $2.0 million) and $7.0 million in redeemable preferred membership interests (see note 10). For financial statement purposes the acquisition was accounted for as a purchase and, accordingly, included in the Company's results since the date of the acquisition. The purchase price has been preliminarily allocated to the assets purchased and the liabilities assumed based upon the fair values on the date of the acquisition, as follows:

         (in thousands)
         Property and equipment                                     $     19,300
         Current assets, other than cash acquired                             78
         Goodwill and other intangibles                                   56,559
                                                                  --------------
         Total assets                                                     75,937
         Liabilities                                                        (937)
                                                                  --------------
         Total Purchase Price                                       $     75,000
                                                                  ==============

         The excess of the total acquisition costs over the fair market value of net assets acquired has been recorded as goodwill and other intangible assets and will be amortized on a straight-line basis over forty years.

         The following unaudited pro forma information presents a summary of the consolidated results of operations of the Company, GDREC and HCI as if the acquisition had occurred January 1, 1997.

Pro Forma Information (Unaudited)

         (in thousands)
         Years Ended December 31,                             1998         1997

         Net Sales                                          $45,849     $42,621

                                       F-6

         Net Income                                           3,136       3,371

         The pro forma results do not purport to be indicative of results that would have occurred had the acquisition been in effect for the periods presented, nor do they purport to be indicative of the results that will be obtained in the future.

         The accompanying unaudited interim financial statements have been prepared by the Company in accordance with generally accepted accounting principles for interim financial reporting and the regulations of the Securities and Exchange Commission for quarterly reporting. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial information. The foregoing unaudited interim financial statements reflect all adjustments, which, in the opinion of management, are necessary to reflect a fair presentation of the financial position, the result of the operations and cash flows of the Company for the interim period presented. All adjustments, in the opinion of management, are normal and recurring in nature. Operating results from July 15, 1999 (date of inception) through September 30, 1999 are not necessarily indicative of the results that may be expected for the period ended December 31,1999.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CONCENTRATION OF RISKS - The Company's management estimates that regular customers are concentrated within 100 miles of the facility representing approximately 95% of the Company's customer base at September 30, 1999. The remaining 5% includes groups, tourists and highway travelers that live beyond 100 miles.

         CASH AND CASH EQUIVALENTS - The Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS - The allowance for doubtful accounts is maintained at a level considered adequate to provide for possible future losses. The provision for doubtful accounts of $18,994 was recorded for the period July 15, 1999 through September 30, 1999.

         INVENTORIES - Inventories consisting principally of food, beverage, retail items, and operating supplies are stated at the lower of first-in, first-out cost or market.

         PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost and capitalized lease assets are recorded at their fair market value at the inception of the lease. Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. Depreciation and amortization are computed on a straight-line basis over the following estimated useful lives:

                  Land improvements                                20-40 years
                  Building and portside improvements                9-40 years
                  Riverboat and improvements                        5-20 years
                  Furniture, fixtures and equipment                 3-10 years
                  Computer equipment                                3- 5 years
                  Vehicles                                             5 years

         BOND ISSUANCE COSTS - Costs associated with the issuance of the bonds have been deferred and are being amortized over the life of the bonds using the effective interest method.

         GOODWILL AND OTHER INTANGIBLE ASSETS - The excess of total acquisition costs over the fair market value of net assets acquired is amortized using the straight-line method over forty years. Management periodically assesses the recoverability of goodwill and other intangible assets by comparing its carrying value to the undiscounted cash flows expected to be generated by the acquired operation during the anticipated period of benefit.

         LONG-LIVED ASSETS - Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Under the standard, if the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. The impairment is measured based on the fair value of the asset. The Company does not believe that any such events or changes have occurred.

         FINANCIAL INSTRUMENTS - The carrying amount for financial instruments included among cash and cash equivalents, accounts receivable, accounts payable and security deposits approximates their fair value based on the short maturity of those instruments.

         INCOME TAXES - The Company is limited liability Company. In lieu of corporation income taxes, the members of a limited liability company are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

         GAMING REVENUE - Gaming revenue is the net win from gaming activities, which is the difference between gaming wins and losses.

         PROMOTIONAL ALLOWANCES - Food, beverage, and other items furnished without charge to customers are included in gross revenues at a value which approximates retail and then deducted as complimentary services to arrive at net revenues. The cost of such complimentary services is charged to operating expenses in the department that provided the service. Such estimated costs of providing complimentary services from July 15, 1999 (date of inception) to September 30, 1999 is $61,907 and $5,981 for food and beverage and other, respectively.

         ADVERTISING - The Company's policy is to expense all advertising costs as incurred.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         RECENT ACCOUNTING PRONOUNCEMENTS - The Financial Accounting Standards Board has issued a new standard, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires the presentation and disclosure of comprehensive income, which is defined as the change in a company's equity resulting from nonowner transactions and events. SFAS 130 became effective December 15, 1997 and requires the reclassification of all prior periods presented. The Company has adopted the provisions of SFAS 130; however, the statement provides that an enterprise that has no items of other comprehensive income for any period presented need only report net income. The Company has no comprehensive income items for any period presented; accordingly, the presentation and disclosure requirements of SFAS 130 are not deemed necessary.

         The FASB has also issued Statement 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131, which became effective for fiscal years beginning after December 15, 1997, requires publicly-held companies to report financial and descriptive information concerning their reportable operating segments. An operating segment is designed as a component of a business which (i) earns revenues and incurs expenses, (ii) has its operating results reviewed on a regular basis by the company's chief operating decision maker to determine how the company's resources should be allocated and to assess its performance and (iii) has separate financial information available. The Company's operations consist of its casino and related facilities. The Company is considered a single operating unit due to the dependence of the food and beverage and other operations on casino patrons. Such noncasino activities are considered ancillary to the gaming business, are reviewed as such by management and can not reasonably be presented as separate operating segments. Accordingly, additional segment information is not presented herein.

         In June 1998, the FASB issued a new statement, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), effective for fiscal years beginning after June 15, 2000. SFAS 133 requires, among other things, that derivatives be recorded on the balance sheet at fair value. Changes in the fair value of derivatives may, depending on circumstances, be recognized in earnings or deferred as a component of shareholders' equity until a hedged transaction occurs. In June 1999, the FASB issued Statement No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133. Under the new effective date, the Company currently expects to adopt FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, in year 2001. The effect on the Company's financial position and results of operations is not expected to be material.

         REPORTING ON THE COSTS OF START-UP ACTIVITIES - In April 1998, the American Institute of Certified Public Accountants issued the Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities, ("SOP 98-5"). SOP 98-5 requires that costs of start-up activities and organization costs be expenses as incurred and is effective for the Company in 1999. The Company has expensed organizational costs relating to acquisition during the period ended September 30, 1999.

3.       PROPERTY AND EQUIPMENT

         Property and equipment at September 30, 1999 are summarized as follows:

         Land                                                          $       800,000
         Building and portside improvement                                   5,700,000
         Riverboats and improvements                                         7,725,927
         Furniture, fixtures and equipment                                   4,107,599
         Computer equipment                                                    198,111
         Vehicles                                                               50,000
         Equipment held under capital lease obligations                        704,527
                                                                    ------------------
         Subtotal                                                           19,286,164
         Accumulated depreciation                                            (372,979)
                                                                    ------------------
         Property and equipment, net                                   $    18,913,185
                                                                    ==================

4.       SENIOR SECURED NOTES

         Senior Secured Notes is as follows:


         Senior Secured Notes                                          $    71,000,000
         Less:  discount                                                       803,181
                                                                    ------------------
         Senior Secured Notes, net of discount                         $    70,196,819
                                                                    ==================


         On July 15, 1999, the Company issued $71 million of 12.25% Senior Secured Notes (the "Notes") due July 1, 2006. Interest on the Notes is payable semiannually on July 1 and January 1 of each year, commencing on January 1, 2000. The Notes are collateralized by certain cash accounts and substantially all fixed assets. The Notes contain various restrictive covenants, which, among others, restrict the Company from paying dividends and making restricted investments.

         The carrying amount of the notes approximates the estimated fair value based on the credit, interest rate and the terms of the obligation.

         The Notes are not redeemable at the Company's option prior to July 1, 2003. Thereafter, the notes may be redeemed at the option of the Company, in whole or part, upon not less than 30 nor more than 60 day's notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

        Year                                      Percentage
        ----                                      ----------
        2003                                       108.00%
        2004                                       105.33
        2005                                       102.67

         Notwithstanding for foregoing, at any time or from time to time prior to July 1, 2002, the Company may redeem, at their option, up to 35% of the aggregate principal amount of the notes then outstanding at a redemption price of 112.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, through the applicable date of redemption, with the net cast proceeds of one or more equity offerings; provided, the such redemption shall occur within 60 days of the date of closing of such equity offering and (ii) at least 65% of the aggregate principal amount of Notes issued on or after the issue date remains outstanding immediately after giving effect to each such redemption.

         The restrictions on the optional redemption contained in the Notes do not limit the Company's right to separately make open market, privately negotiated or other purchases on the Notes from time to time.

5.       CAPITAL LEASE OBLIGATION

         Capital lease obligation at September 30, 1999 is as follows:

         Liability under capital leases, due in monthly installments of $21,356 for 24 months and $9,826 for one month, including interest at a fixed rate of 9%. Final payment is due 25 months after the initial payment is made. Payments are anticipated to begin in January 2000 after final acceptance of the system. The leases are collateralized by equipment with a net book value of $666,596 at September 30, 1999:

         1999                                                  $ 475,781
         Less current portion                                   (165,153)
                                                        -----------------
                                                               $ 310,628
                                                        =================

         Future minimum lease payments under capital lease for the years ended December 31 are as follows:

         1999                                                $        -
         2000                                                    256,272
         2001                                                    256,272

                                       F-10

         2002                                                     9,826
                                                           -------------
         Total minimum lease payments                            522,370
         Less amounts representing interest                      (46,589)
                                                           --------------
         Present value of future minimum lease payments          475,781
         Less current portion                                   (165,153)
                                                           --------------
         Long-term capital lease obligation                    $ 310,628
                                                           ==============

6.       LEASING ARRANGEMENTS

         The Company leases various equipment under noncancelable operation leases. The leases require fixed monthly payments to be made ranging from $523 to $1,131 and certain other gaming machines and tables require contingent monthly rental payments based on usage of the equipment. The leases expire on various dates in 2000 and 2002. Rent expense for the period ended September 30, 1999 was $223,028 including contingent rentals of $188,988.

         The future minimum rental payments required under these leases for the years ended December 31 are summarized as follows:

          1999                                               $    4,961
          2000                                                   16,366
          2001                                                   13,569
          2002                                                    4,523
                                                             -----------
                                                             $   39,419
                                                             ===========

7.       UNINSURED CASH BALANCES

         The Company maintains deposit accounts at a local bank. At September 30, 1999 and various times during the period then ended, the balance at the bank exceeded the maximum amount insured by the FDIC. Management believes any credit risk related to the uninsured balance is minimal.

8.       COMMITMENTS AND CONTINGENCIES

         The Company is involved in various legal actions arising in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the Company.

9.       MEMBERS' EQUITY

         On July 15, 1999, the Company authorized and issued $9.0 million of common membership interests. Peninsula Gaming Partners, LLC ("PGP"), the Company's parent, as the holder of all of the Company's issued and outstanding common membership interests, is entitled to vote on all matters to be voted on by holders of common membership interests of the Company and, subject to certain limitations contained in the Company's operating agreement and the indenture governing the notes, is entitled to dividends and other distributions if, as and when declared by the Company's managers out of funds legally available therefor.

10.      PREFERRED MEMBERSHIP INTERESTS - REDEEMABLE

         On July 15, 1999, the Company authorized and issued $7.0 million of preferred membership interests. The holders of all of the Company's preferred membership interests are entitled to receive, subject to certain restrictions contained in the indenture governing the notes, out of funds legally available therefor, cumulative preferred distributions payable semiannually at an annual rate of 9% of the original face amount thereof. Other than certain limited consent rights and as required by law, holders of the Company's preferred membership interests have no voting rights.


         Subject to certain limitations contained in the indenture governing the notes, to the extent not used for any indemnification obligations of the holders under the acquisition agreements, the Company must redeem $3.0 million in original face amount of its preferred membership interests on January 15, 2001 at a redemption price of $3.0 million, plus any accrued and unpaid preferred distributions through the date of redemption. Certain managers of PGP, who collectively have the ability of control have guaranteed the Company's obligation to redeem up to $3.0 million of such preferred membership interests, plus any accrued and unpaid preferred distributions through the date of redemption. The balance of preferred membership interests not required to be redeemed by the Company on January 15, 2001 must be redeemed by the Company 90 days after the seventh anniversary of the closing date of the acquisition at a redemption price of $4.0 million, plus any accrued and unpaid preferred distributions through the date of redemption.


         Under the terms of the acquisition agreements, preferred membership interests in an original face amount of $3.0 million are currently being held in escrow until January 15, 2001 as security for certain indemnification obligations of the holders thereunder.


11.      DUBUQUE RACING ASSOCIATION, LTD. CONTRACT


         Dubuque Racing Association, Ltd. (the "Association"), a qualified sponsoring organization, presently holds a license to conduct gambling games under Chapter 99F and other Iowa statutes. The Association owns Dubuque Greyhound park, a traditional greyhound race track with 600 slot machines and amenities including a gift shop, restaurant and clubhouse.


         The Company entered into a contract (the "Operating Agreement") with the Association relating to the operation of an excursion gambling riverboat for three excursion seasons through March 31, 2002, under gambling licenses held jointly.


         Under the terms of the Operating Agreement, subject to certain conditions, the Association shall receive the greater of the Association's gaming revenues from the greyhound park for the period, or a percentage of the total combined gaming revenues of the Association's from the greyhound park and the Company as follows:


         -  32% of the first $30,000,000 of total combined gaming revenues, plus


         - 8% of the total combined gaming revenues of $30,000,000, but less than $42,000,000


         - 8% of total combined gaming revenues between $42,000,000 and $46,000,000 during any period for which no excursion boat gambling or land based gambling operation is carried on from a Wisconsin or Illinois gambling operation in Grant County, Wisconsin, or Jo Davies, County, Illinois.

      Gaming revenues under this contract means adjusted gross receipts, less gaming taxes.


      Commencing April 1, 2000, and continuing thereafter, the Company shall additionally pay the Association the sum of $.50 for each patron admitted on the boat, which, based upon recent annual attendance, would approximate $500,000 annually.


      In the event the Company shall desire to sell or lease the excursion gambling boat, its furnishings and gambling equipment and/or its interest in any ticket sale facility or other buildings located in the Dubuque Ice Harbor used in connection with the operation of an excursion gambling boat, to a third party that does not agree to operate said asset subject to the terms and conditions of the Operating Agreement, and obtains an acceptable offer from said third party for the purchase or lease of the excursion gambling boat and its furnishings, equipment, and/or its interest in said building, the Association shall have the option to purchase or lease the excursion gambling boat, its furnishings, and/or the Company's interest in the building or its lease of the same for the amount of the acceptable offer made by a third party and upon the same terms and conditions as set forth in a third party offer. Gaming revenues for the period from inception to September 30, 1999 (annualized) for the Association were higher than the previously described thresholds, therefore, no payments have been made to the Association for the period ended September 30, 1999 under the Operating Agreement.

                         INDEPENDENT AUDITORS' REPORT

To the Members
Greater Dubuque Riverboat Entertainment Company, L.C.
  and Harbor Community Investment, L.C.
Dubuque, Iowa

         We have audited the accompanying combined balance sheets of Greater Dubuque Riverboat Entertainment Company, L.C. and Harbor Community Investment, L.C., both of which are under common ownership and common management, as of December 31, 1997 and 1998, and the related combined statements of income, changes in members' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Greater Dubuque Riverboat Entertainment Company, L.C. and Harbor Community Investment, L.C. as of December 31, 1997 and 1998, and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Cedar Rapids, Iowa
March 31, 1999

                          GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                                  AND HARBOR COMMUNITY INVESTMENT, L.C.
                                         COMBINED BALANCE SHEETS

                                                                           DECEMBER 31,                 JUNE 30,
                                                                -------------------------------       ------------
                                                                   1997                 1998             1999
                                                                -----------         -----------       ------------
                                                                                                        (NOTE 2)
                                                                                                       (UNAUDITED)
                                                       ASSETS
CURRENT ASSETS:
   Cash and cash equivalents..........................           $5,782,377           $5,820,717       $5,118,094
   Investments available for sale (Note 3)............                                   509,363
   Accounts receivable................................              175,837              101,289          123,867
   Inventory..........................................               77,604               80,242           83,329
   Prepaid expenses...................................              219,455              255,648          212,310
                                                                -----------          -----------      -----------

Total current assets..................................            6,255,273            6,767,259        5,537,600
                                                                -----------          -----------      -----------
PROPERTY AND EQUIPMENT--Net (Note 4)...................          22,371,993           22,281,527       21,494,458
                                                                -----------          -----------      -----------
OTHER ASSETS (Note 5).................................              287,748              203,446          145,276
                                                                -----------          -----------      -----------
TOTAL.................................................          $28,915,014          $29,252,232      $27,177,334
                                                                -----------          -----------      -----------
                                                                -----------          -----------      -----------

                                           LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable...................................             $248,803             $420,266         $207,062
   Accrued payroll and payroll taxes..................              930,015              935,174        1,532,618
   Other accrued expenses.............................            1,123,161            1,377,597        1,171,392
   Current maturities of long-term liabilities
(Notes 6 and 7).......................................            4,527,274            5,399,565        3,708,551
                                                                -----------          -----------      -----------

Total current liabilities.............................            6,829,253            8,132,602        6,619,623
                                                                -----------          -----------      -----------
LONG-TERM LIABILITIES:
   Notes payable, net of current maturities (Note 6)..           10,572,799            4,056,691        3,204,141
   Capital lease obligations, net of current
      maturities (Note 7).............................                                   365,931          310,804
                                                                -----------          -----------      -----------

Total long-term liabilities...........................           10,572,799            4,422,622        3,514,945
                                                                -----------          -----------      -----------
Total liabilities.....................................           17,402,052           12,555,224       10,134,568
                                                                -----------          -----------      -----------
COMMITMENTS AND CONTINGENCIES
(Notes 9 and 11)
MEMBERS' EQUITY (Note 12):
   Member interest....................................            4,100,000            4,100,000        4,100,000
   Unrealized gain on investments available for sale..                                     1,508
   Retained earnings..................................            7,412,962           12,595,500       12,942,766
                                                                -----------          -----------      -----------

Total members' equity.................................           11,512,962           16,697,008       17,042,766
                                                                -----------          -----------      -----------
TOTAL.................................................          $28,915,014          $29,252,232      $27,177,334
                                                                -----------          -----------      -----------
                                                                -----------          -----------      -----------

                                    See notes to combined financial statements.

                         GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                                 AND HARBOR COMMUNITY INVESTMENT, L.C.
                                     COMBINED STATEMENTS OF INCOME


                                                   YEARS ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                                                  --------------------------                -------------------------
                                            1996             1997             1998            1998             1999
                                            ----             ----             ----            ----             ----
                                                                                                 (UNAUDITED)
REVENUES:
Casino..............................     $40,267,077      $40,571,618      $44,166,688     $21,237,844      $21,992,638
Food and beverage...................       2,104,085        2,034,238        1,959,797         927,083        1,060,090
Other...............................         307,517          395,192          276,124         130,641          105,840
Less--promotional allowances.........       (426,910)        (379,938)        (553,123)       (229,016)        (255,777)
                                         -----------     ------------      -----------     -----------      -----------

      Net revenues..................      42,251,769       42,621,110       45,849,486      22,066,552       22,902,791
                                         -----------     ------------      -----------     -----------      -----------
EXPENSES:
Casino..............................      16,013,531       16,334,849       17,272,814       8,371,204        9,007,588
Food and beverage...................       2,980,277        2,556,795        2,830,575       1,342,537        1,572,301
Boat operations.....................       1,996,886        2,005,068        2,056,377       1,008,132          963,999
Other...............................          85,924           75,800           67,907          33,000           26,774
Selling, general and
administrative......................       9,573,537        6,946,529        7,515,115       3,588,443        3,690,813
Depreciation and amortization.......       2,025,706        1,826,179        1,894,763         897,900        1,065,896
Sale of business expenses
(Note 13)...........................                           93,350          716,655         181,474          326,620
Ownership litigation (Note 11)......          58,318           76,833          211,388          51,104          298,537
                                         -----------     ------------      -----------     -----------      -----------
Total expenses......................      32,734,179       29,915,403       32,565,594      15,473,794       16,952,528
                                         -----------     ------------      -----------     -----------      -----------
INCOME FROM
OPERATIONS..........................       9,517,590       12,705,707       13,283,892       6,592,758        5,950,263
                                         -----------     ------------      -----------     -----------      -----------
OTHER INCOME (EXPENSE):
Interest income.....................          80,510          222,238          141,967          64,212           72,423
Interest expense....................     (1,812,756)      (1,772,165)      (1,142,122)       (664,266)        (319,202)
Loss on sale of assets (Note 4).....     (6,877,512)         (88,014)         (73,726)        (48,312)         (97,750)
                                         -----------     ------------      -----------     -----------      -----------
      Total other expense...........     (8,609,758)      (1,637,941)      (1,073,881)       (648,366)        (344,529)
                                         -----------     ------------      -----------     -----------      -----------
NET INCOME..........................        $907,832      $11,067,766      $12,210,011      $5,944,392       $5,605,734
                                         -----------     ------------      -----------     -----------      -----------
                                         -----------     ------------      -----------     -----------      -----------

                                    See notes to combined financial statements.

                         GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                                 AND HARBOR COMMUNITY INVESTMENT, L.C.
                           COMBINED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                                                                       UNREALIZED
                                                                        GAIN ON
                                                                      INVESTMENTS                         TOTAL
                                         MEMBER         MEMBER         AVAILABLE        RETAINED         MEMBERS'
                                         UNITS         INTEREST         FOR SALE        EARNINGS          EQUITY
                                         -----         --------         --------        --------          ------
BALANCE, JANUARY 1, 1996............        116       $4,600,000                       $3,400,250       $8,000,250
   Net income.......................                                                      907,832          907,832
   Member distributions.............                                                  (1,379,986)      (1,379,986)
                                       --------      -----------                     ------------      -----------
BALANCE, DECEMBER 31,
   1996.............................        116        4,600,000                        2,928,096        7,528,096
   Net income.......................                                                   11,067,766       11,067,766
   Member distributions.............                                                  (6,582,900)      (6,582,900)
   Retired units....................        (4)        (500,000)                                         (500,000)
                                       --------      -----------                     ------------      -----------
BALANCE, DECEMBER 31,
   1997.............................        112        4,100,000                        7,412,962       11,512,962
   Net income.......................                                                   12,210,011       12,210,011
   Member distributions.............                                                  (7,027,473)      (7,027,473)
   Unrealized gain on securities
      available for sale............                                       $1,508                            1,508
                                       --------      -----------       ----------    ------------      -----------
BALANCE, DECEMBER 31,
   1998.............................        112       $4,100,000           $1,508     $12,595,500      $16,697,008
   Net income (unaudited)...........                                                    5,605,734        5,605,734
   Member distributions
      (unaudited)...................                                                  (5,258,468)      (5,258,468)
   Change in unrealized gain on
      securities available for sale
      (unaudited)...................                                      (1,508)                          (1,508)
                                       --------      -----------       ----------    ------------      -----------
BALANCE, JUNE 30, 1999
   (unaudited)......................        112       $4,100,000              $--     $12,942,766      $17,042,766
                                       --------      -----------       ----------    ------------      -----------
                                       --------      -----------       ----------    ------------      -----------

                                    See notes to combined financial statements.

                         GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                                 AND HARBOR COMMUNITY INVESTMENT, L.C.
                                   COMBINED STATEMENTS OF CASH FLOWS


                                                                                                SIX MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                           JUNE 30,
                                                 ------------------------                           --------
                                          1996             1997             1998             1998              1999
                                          ----             ----             ----             ----              ----
                                                                                                 (UNAUDITED)
CASH FLOWS FROM
   OPERATING
   ACTIVITIES:
Net income.......................         $907,832      $11,067,766      $12,210,011        $5,944,392       $5,605,734
Adjustments to reconcile net
   income to net cash provided
   by operating activities:
Depreciation and amortization....        2,025,706        1,826,179        1,894,763           897,900        1,065,897
Loss on sale of assets...........        6,877,512           88,014           73,726            48,312           97,750
Changes in assets and
   liabilities:
Accounts receivable..............        (102,540)           41,587           74,548            24,414         (22,578)
Inventory........................         (22,371)            1,135          (2,638)           (3,576)          (3,085)
Prepaid expenses.................          209,194         (23,760)         (36,193)          (96,578)           43,338
Other assets.....................           58,896            (454)          (7,483)          (29,983)
Accounts payable.................        (579,381)         (51,077)          171,463           166,130        (213,204)
Accrued expenses.................          764,740        (427,731)          259,595           362,790          391,240
                                      ------------     ------------     ------------       -----------      -----------
Net cash provided by operating
   activities....................       10,139,588       12,521,659       14,637,792         7,313,801        6,965,092
                                      ------------     ------------     ------------       -----------      -----------
CASH FLOWS FROM
   INVESTING ACTIVITIES:
Proceeds from sale of property
   and equipment.................                            92,798          107,510            76,552           35,455
Purchase of property and
   equipment.....................     (17,811,668)        (918,496)      (1,392,968)         (594,329)        (358,011)
Payment on notes receivable......          149,959        4,522,041
Proceeds from sale of available
   for sale securities...........                                                                               512,000
Purchase of securities available
   for sale......................                                          (507,855)
Purchase of certificate of
   deposit.......................        (500,000)
Proceeds from maturity of
   certificate of deposit........                           500,000
                                      ------------     ------------     ------------       -----------      -----------
Net cash provided (used) by
   investing activities..........     (18,161,709)        4,196,343      (1,793,313)         (517,777)          189,444
                                      ------------     ------------     ------------       -----------      -----------

                                                         F-18



                                                                                                SIX MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                           JUNE 30,
                                                 ------------------------                           --------
                                          1996             1997             1998             1998              1999
                                          ----             ----             ----             ----              ----
                                                                                                 (UNAUDITED)
CASH FLOWS FROM
   FINANCING
   ACTIVITIES:
Payments on long-term
   liabilities...................      (5,409,711)      (8,031,439)      (5,753,666)       (2,260,996)      (2,598,691)
Proceeds from long-term
   liabilities...................       17,423,595
Payments for debt refinancing
   costs.........................        (385,000)                          (25,000)
Member units retired.............                         (500,000)
Member distributions.............      (1,379,986)      (6,582,900)      (7,027,473)       (4,601,577)      (5,258,468)
                                      ------------     ------------     ------------       -----------      -----------
Net cash provided (used) by
   financing activities..........       10,248,898     (15,114,339)     (12,806,139)       (6,862,573)      (7,857,159)
                                      ------------     ------------     ------------       -----------      -----------
NET INCREASE IN CASH.............        2,226,777        1,603,663           38,340          (66,549)        (702,623)
CASH AND CASH
   EQUIVALENTS AT
   BEGINNING OF YEAR.............        1,951,937        4,178,714        5,782,377         5,782,377        5,820,717
                                      ------------     ------------     ------------       -----------      -----------
CASH AND CASH
   EQUIVALENTS AT END
   OF YEAR.......................       $4,178,714       $5,782,377       $5,820,717        $5,715,828       $5,118,094
                                      ------------     ------------     ------------       -----------      -----------
                                      ------------     ------------     ------------       -----------      -----------
SUPPLEMENTAL
   DISCLOSURES OF CASH
   FLOW
   INFORMATION--Cash
   paid during the year for
   interest......................       $1,673,052       $1,854,368       $1,148,868          $682,880         $340,164
SUPPLEMENTAL
   DISCLOSURES OF
   NONCASH INVESTING
   AND FINANCING
   ACTIVITIES:
Unrealized gain on sale of
   securities available for sale.                                              1,508
Change in unrealized gain on
   securities available for sale.                                                                                  1508
Capital lease obligation
   incurred to acquire
   equipment.....................                                            475,780
Notes receivable obtained as a
   result of sale of fixed asset.        4,672,000


                                   See notes to combined financial statements.

               GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                  AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BUSINESS

         Greater Dubuque Riverboat Entertainment Company, L.C. ("Greater
Dubuque Riverboat"), which is licensed by the Iowa Racing and Gaming Commission ("IRGC"), is an Iowa limited liability company with 52 members (who collectively own 112 units). Greater Dubuque Riverboat was organized and incorporated during May 1994 for the purpose of developing and holding the ownership interest in a riverboat gaming operation located in Dubuque, Iowa (the "Diamond Jo Casino").


         The same members own Harbor Community Investment, L.C. ("Harbor Community") which was formed April 8, 1996 to own and lease land and buildings in an area of Dubuque, Iowa known as the Ice Harbor.


         The combined financial statements, therefore, include the accounts and operations of Greater Dubuque Riverboat and Harbor Community. These two entities are collectively referred to as the Company. All material intercompany balances and transactions have been eliminated in the combined financial statements.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CONCENTRATION OF RISKS--The Company's management estimates that regular customers are concentrated within 100 miles of the facility representing approximately 95% of the Company's customer base at December 31, 1996, 1997 and 1998. The remaining 5% includes groups, tourists and highway travelers that live beyond 100 miles.

         CASH AND CASH EQUIVALENTS--The Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

         INVESTMENTS AVAILABLE FOR SALE--The Company accounts for its investments using Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). This standard requires that certain debt and equity securities be adjusted to market value at the end of each accounting period. Unrealized market value gains and losses are charged to earnings if the securities are traded for short-term profit. Otherwise, such unrealized gains and losses are charged or credited to a separate component of members' equity.

         Gains and losses on the sale of available for sale securities are determined using the specific identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using the interest method over the period to maturity.

         ACCOUNTS RECEIVABLE--Bad debts are charged to operations in the year in which the account is determined uncollectible.

         INVENTORIES--Inventories consisting principally of food, beverages, and operating supplies are stated at the lower of cost (first-in, first-out method) or market.

         PROPERTY AND EQUIPMENT--Property and equipment is carried at cost and capitalized lease assets are stated at their fair value at the inception of the lease. Major renewals are capitalized, while maintenance and repairs are expensed when incurred. Depreciation and amortization are computed by the straight-line method over the following estimated useful lives:

               GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                   AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS
                                   (Continued)

Land improvements.............................        20-40 years
Building......................................           40 years
Riverboat and improvements....................        18-20 years
Leasehold improvements........................        20-40 years
Furniture, fixtures and equipment.............         3-10 years
Computer equipment............................            5 years
Vehicles......................................            5 years

         INTANGIBLE ASSETS--Intangible assets subject to amortization include loan commitment fees and organization costs. Loan commitment fees are being amortized straight-line over the life of the related loan. Organization costs are being amortized straight-line over a period of 60 months.

         LONG-LIVED ASSETS--Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Under the standard, if the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. The impairment is measured based on the estimated fair value of the asset. The Company does not believe that any such events or changes have occurred.

         FINANCIAL INSTRUMENTS--The carrying amount for financial instruments included among cash and cash equivalents, accounts receivable, accounts payable and security deposits approximates their fair value based on the short maturity of those instruments. The carrying amount of notes payable approximates their estimated fair value based on the credit, interest rate and terms of the obligations.

         INCOME TAXES--The Company is a limited liability Company. In lieu of corporation income taxes, the members of a limited liability company are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

         GAMING REVENUE--Gaming revenue is the net win from gaming activities, which is the difference between gaming wins and losses.

         PROMOTIONAL ALLOWANCES--Food, beverage, and other items furnished without charge to customers are included in gross revenues at a value which approximates retail and then deducted as complimentary services to arrive at net revenues. The cost of such complimentary services is charged to operating expenses in the department that provided the service. Such estimated costs of providing complimentary services for the years ending December 31, 1996, 1997 and 1998 is as follows:

                                                                                             SIX MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                     JUNE 30,
                                                     -----------------------                     --------
                                                1996           1997          1998           1998          1999
                                                ----           ----          ----           ----          ----
                                                                                             (UNAUDITED)
Food and beverage........................      $214,928       $198,194      $255,354       $119,029      $118,247


                                     F-21


               GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                   AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS
                                   (Continued)

Other....................................        21,607         10,530        14,264          6,773         7,801


         ADVERTISING--The Company's policy is to expense all advertising costs as incurred.

         USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         RECENT ACCOUNTING PRONOUNCEMENTS--The Financial Accounting Standards Board has issued a new standard, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires the presentation and disclosure of comprehensive income, which is defined as the change in a company's equity resulting from nonowner transactions and events. SFAS 130 became effective December 15, 1997 and requires the reclassification of all prior periods presented. The Company has adopted the provisions of SFAS 130; however, the statement provides that an enterprise that has no items of other comprehensive income for any period presented need only report net income. The Company has no significant comprehensive income items for any period presented; accordingly, the presentation and disclosure requirements of SFAS 130 are not deemed necessary.

         The FASB has also issued Statement 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131, which became effective for fiscal years beginning after December 15, 1997, requires publicly-held companies to report financial and descriptive information concerning their reportable operating segments. An operating segment is designed as a component of a business which (i) earns revenues and incurs expenses, (ii) has its operating results reviewed on a regular basis by the company's chief operating decision maker to determine how the company's resources should be allocated and to assess its performance and (iii) has separate financial information available. The Company's operations consist of its casino and related facilities. The Company is considered a single operating unit due to the dependence of the food and beverage and other operations on casino patrons. Such noncasino activities are considered ancillary to the gaming business, are reviewed as such by management and can not reasonably be presented as separate operating segments. Accordingly, additional segment information is not presented herein.

         In June 1998, the FASB issued a new statement, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), effective for fiscal years beginning after June 15, 2000. SFAS 133 requires, among other things, that derivatives be recorded on the balance sheet at fair value. Changes in the fair value of derivatives may, depending on circumstances, be recognized in earnings or deferred as a component of shareholders' equity until a hedged transaction occurs. In June 1999, the FASB issued Statement No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133. Under the new effective date, the Company currently expects to adopt FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, in year 2001. The effect on the Company's financial position and results of operations is not expected to be material.

         REPORTING ON THE COSTS OF START-UP ACTIVITIES--In April 1998, the American Institute of Certified Public Accountants issued the Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5 requires that costs of start-up activities and organization costs be expensed as incurred and is effective for the Company in 1999. The Company does not have significant deferred start-up costs as of December 31, 1998, therefore the adoption of SOP 98-5, will not have a material impact on the Company's combined results of operation or financial Position.

              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                 AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS
                                   (Continued)

     UNAUDITED INTERIM FINANCIAL STATEMENTS--The interim financial statements and the related information in the notes as of June 30, 1999 and for the six months ended June 30, 1998 and 1999 are unaudited. Such interim financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position, the results of operations and cash flows for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

3.  INVESTMENTS AVAILABLE FOR SALE

     Investments available for sale consist of shares of a bond fund. These shares have an original cost of $507,855 and a fair market value of $509,363 as of December 31, 1998. The unrealized gain for these securities was $1,508 as of December 31, 1998. These securities are being accounted for in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

4.  PROPERTY AND EQUIPMENT

     Property and equipment are summarized as follows:


                                                                                                  JUNE 30, 1999
                                                                       DECEMBER 31,                  (NOTE 2)
                                                                 1997              1998             (UNAUDITED)
                                                              ----------        ----------        -------------
Land.................................................         $1,457,649        $1,461,943           $1,461,943
Building.............................................          3,696,371         3,818,613            3,795,675
Riverboats and improvements..........................         13,990,129        14,018,301           14,076,310
Furniture, fixtures and equipment....................          5,766,823         6,274,535            6,394,099
Computer equipment...................................            290,847           426,738              411,764
Vehicles.............................................             29,609            66,127               66,127
Equipment held under capital lease obligations.......                              775,780              775,780
                                                                               -----------          -----------
Subtotal.............................................         25,231,428        26,842,037           26,981,698
Accumulated depreciation.............................        (2,859,435)       (4,560,510)          (5,487,240)
                                                             -----------       -----------          -----------
Property and equipment, net..........................        $22,371,993       $22,281,527          $21,494,458
                                                             -----------       -----------          -----------
                                                             -----------       -----------          -----------


     During 1996, the Company sold its original casino riverboat to a third party for a note receivable with a face value of $4,672,000 resulting in a loss of approximately $6,884,000. Losses on sale of assets in 1997 and 1998 relate primarily to the sale of slot machines.

              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                 AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS
                                   (Continued)

5.  OTHER ASSETS


     Other assets are summarized as follows:



                                                                                                  JUNE 30, 1999
                                                                       DECEMBER 31,                  (NOTE 2)
                                                                   1997          1998              (UNAUDITED)
                                                                ---------     ---------           -------------
Loan fees.................................................       $385,000      $410,000             $410,000
Deposits and other........................................         84,415        91,898               91,898
                                                                ---------     ---------            ---------
Subtotal..................................................        469,415       501,898              501,898
Accumulated amortization..................................      (181,667)     (298,452)            (356,622)
                                                                ---------     ---------            ---------
Other assets, net.........................................       $287,748      $203,446             $145,276
                                                                ---------     ---------            ---------
                                                                ---------     ---------            ---------


6.  NOTES PAYABLE

     Notes payable is as follows:


                                                                                                   JUNE 30, 1999
                                                                       DECEMBER 31,                   (NOTE 2)
                                                                  1997             1998              (UNAUDITED)
                                                               ----------       ----------         -------------
Note payable to bank, due in monthly installments of
   $355,000, including interest at a variable rate of
   2% above the 90-day LIBOR index rate (current
   effective rate of 7.2% at December 31, 1998).
   Final payment is due August 1, 2000................         $9,946,402       $5,376,689           $3,409,144

Note payable to bank, due in monthly installments of
   $26,630, including interest at a fixed rate of 8.9%
   for the first 60 months, then .75% above the prime
   interest rate as noted in the money section of the
   Wall Street Journal.  The note matures September
   18, 2006.  The note payable is secured by a real
   estate mortgage dated September 18, 1996...........          1,930,430        1,776,394            1,695,048

Note payable due in monthly installments of
   $90,652, including interest at a fixed rate of
   11.75% through December 1, 1999.  The note
   payable is secured by slot machines financed by
   the note agreement.................................          1,930,542        1,021,641              525,748


                                      F-24

              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                 AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS
                                   (Continued)


                                                                                                   JUNE 30, 1999
                                                                       DECEMBER 31,                   (NOTE 2)
                                                                  1997             1998              (UNAUDITED)
                                                               ----------       ----------         -------------
Note payable, interest only payments due monthly at
   a fixed rate of 8.5% for the first six years and for
   the last four years 1% over prime or 8.5%,
   whichever is greater through May 1, 2006, at
   which time the remaining balance becomes due.
   The note payable is secured by the real estate
   purchased..........................................          1,044,130          968,563              938,707

Note payable, due in monthly installments of $5,634,
   including interest at a fixed rate of 10.5% through
   September 1, 1999..................................            248,569          203,120              179,069
                                                              -----------       ----------           ----------
                                                               15,100,073        9,346,407            6,747,716
Less current maturities...............................          4,527,274        5,289,716            3,543,575
                                                              -----------       ----------           ----------
Long-term debt........................................        $10,572,799       $4,056,691           $3,204,141
                                                              -----------       ----------           ----------
                                                              -----------       ----------           ----------


     During April 1998, the Company refinanced the note payable due August 1, 2000 to revise the previously stated fixed interest rate of 10% to a variable interest rate of 2% above the 90-day LIBOR index rate. The note is collateralized by the Diamond Jo Casino riverboat. The note agreement contains various restrictive and financial covenants, which, among others, requires the Company to maintain a tangible net worth of not less than $7.5 million, restricts the Company's total debt service coverage ratio and facility debt service coverage ratios to not be greater than 1.5 to 1.0. The Company was in compliance with these covenants at December 31, 1998.

     Principal payments on long-term debt for the years ended December 31 are due as follows:

1999............................................................        $5,289,716
2000............................................................         1,663,448
2001............................................................           203,667
2002............................................................           213,723
2003............................................................           239,242
Thereafter......................................................         1,736,611
                                                                        ----------
                                                                        $9,346,407
                                                                        ----------
                                                                        ----------

              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                 AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS
                                   (Continued)

7.  CAPITAL LEASE OBLIGATION

     Capital lease obligation at December 31, 1998 is as follows:

Liability under capital leases, due in monthly installments of $21,356 for 24 months and
   $5,267 for one month, including interest at a fixed rate of 9%.  Final payment is due 25 months after the initial payment is made.  Payments are anticipated to begin in August
   1999 after final acceptance of the system.  The leases are collateralized by equipment
   with a net book value of $736,990 at December 31, 1998...................................          $475,780
Less current portion........................................................................         (109,849)
                                                                                                      --------
                                                                                                      $365,931
                                                                                                      --------
                                                                                                      --------

 Future minimum lease payments under capital lease at December 31, 1998 were as follows:

1999........................................................................................          $129,217
2000........................................................................................           258,435
2001........................................................................................           134,485
                                                                                                      --------
Total minimum lease payments................................................................           522,137
Less amounts representing interest..........................................................          (46,357)
                                                                                                      --------
Present value of future minimum lease payments..............................................           475,780
Less current portion........................................................................         (109,849)
                                                                                                      --------
Long-term capital lease obligation..........................................................          $365,931
                                                                                                      --------
                                                                                                      --------

8.  EMPLOYEE BENEFIT PLAN

     The Company started a qualified defined contribution plan under section 401(k) of the Internal Revenue Code during 1996. Under the plan, eligible employees may elect to defer up to 15% of their salary, subject to Internal Revenue Service limits. The Company may make a matching contribution to each participant based upon a percentage set by the Company, prior to the end of each plan year. Company matching contributions to the plan were $57,981, $191,100 and $240,459 for the years ended December 31, 1996, 1997 and 1998, respectively. Company matching contributions to the plan for the periods ended June 30, 1998 and 1999 were $112,111 (unaudited) and $106,249 (unaudited), respectively.


9.    LEASING ARRANGEMENTS



     The Company leases various equipment under noncancelable operating leases. The equipment leases require fixed monthly payments to be made ranging from $351 to $4,155 and certain other gaming machines and tables require contingent monthly rental payments based on usage of the equipment. The leases expire on various dates in 1999 and 2000. Rent expense was $153,790, $262,536 and $403,148 for the years ended December 31, 1996, 1997 and 1998, respectively, including contingent rentals of $73,011, $103,506 and $226,374, respectively. Rent expense for the periods ended June 30, 1998 and 1999 were $132,418 (unaudited) and $542,068 (unaudited), respectively, including contingent rentals of $42,115 (unaudited) and $452,004 (unaudited), respectively.

              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                 AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS
                                   (Continued)


     The future minimum rental payments required under these leases during the years ended December 31, 1998 are summarized as follows:


1999................................         $21,590
2000................................           5,478
2001................................             415
2002................................             415
2003................................             415
Thereafter..........................           3,735
                                             -------
                                             $32,048
                                             -------
                                             -------

10.  UNINSURED CASH BALANCES

     The Company maintains deposit accounts at several local banks. At various times during the fiscal year and at December 31, 1998, the balances at individual banks exceeded the maximum amount insured by the FDIC. Management believes credit risk related to the uninsured balances is minimal.


11.  COMMITMENTS AND CONTINGENCIES



     During the 1997 fiscal year, the Company underwent a sales and use tax audit by the Iowa Department of Revenue. At December 31, 1997, a liability of approximately $178,000 was assessed, including total tax, penalty and interest due. This amount was paid during 1998, however, the Company is vigorously contesting the assessment.



     A lawsuit has also been filed by one of the three original "active" unit-holders (see Note 12) regarding a number of claims, some of which have been narrowed by the court. The primary claim is in regards to quantum merit for the value of the services rendered to the Company. The court has narrowed that claim to those services rendered up to and including the licensure of the Company in the Spring of 1993. An estimate of potential liability, if any, as a result of the lawsuit was not possible as of the date of this report.



     The Company has incurred various legal expenses related to this lawsuit of $58,318, $76,833 and $211,388 for the years ended December 31, 1996, 1997 and
1998, respectively. Legal expenses related to this lawsuit for the 6-month periods ended June 30, 1998 and 1999 were $51,104 (unaudited) and $298,537 (unaudited), respectively.



     The Company is involved in various other legal actions arising in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the Company.



12.  MEMBERS' EQUITY



     Transfers of member interests are limited in that, in accordance with Greater Dubuque Riverboat Entertainment Co., L.C.'s operating agreement, any sale, exchange or transfer of a member's interest in the Company shall not be effective unless the transaction is approved by:

              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                 AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS
                                   (Continued)

          1. The Manager, in writing, and

          2. By a vote of the members holding a majority of the remaining units and by a majority vote of the remaining members at a meeting of the members.

     This limitation does not include the granting of a security interest, pledge, lien, or encumbrance against any membership interest.

     The profits, losses, and distributions of the Company are allocated among the members in proportion to each member's respective percentage of Units of Ownership when compared with total Units of Ownership issued. An exception to this is that there is an initial unequal division of distributions in that 95% of distributions are paid to non-developer "passive" members, and 5% to developer "active" members until such time as said non-developer members have received an amount equal to their original purchase price for Units of Ownership purchased, plus 10%. Thereafter, any and all distributions are to be proportionate to Units owned.

13.  SALE OF BUSINESS EXPENSES


     During 1997, the Company's ownership made a decision to pursue the sale of Greater Dubuque Riverboat and Harbor Community. The sales process has resulted in the Company incurring various expenses related to a valuation of the business, retaining the services of an investment banker, environmental and market studies, legal and travel.


     Sale of business expenses were $93,350 and $716,655 for the years ended December 31, 1997 and 1998, respectively. Sale of business expenses for the six month periods ended June 30, 1998 and 1999 were $181,474 (unaudited) and $326,620 (unaudited).

14.  DUBUQUE RACING ASSOCIATION, LTD. CONTRACT

     Dubuque Racing Association, Ltd. (the "Association"), a qualified sponsoring organization, presently holds a license to conduct gambling games under Chapter 99F and other Iowa statutes.

     The Association owns Dubuque Greyhound Park, a traditional greyhound race track with 600 slot machines and amenities including a gift shop, restaurant and clubhouse.

     In February of 1993, the Company entered into a contract (the "Operating Agreement") with the Association relating to the operation of an excursion gambling riverboat for three excursion seasons commencing April 1, 1993, under gambling licenses held jointly.

     In July of 1995, the Operating Agreement with the Association was amended. Certain provisions of the amendment are as follows:

          1. The Company shall have the option to renew and extend the Operating Agreement for three consecutive three year terms. The option has been exercised and the Operating Agreement has been extended to March 31, 2002.

              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                 AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS
                                   (Continued)

          2. Under the terms of the Operating Agreement, subject to certain conditions, the Association shall receive the greater of the Association's gaming revenues from the greyhound park for the period, or a percentage of the total combined gaming revenues of the Association's from the greyhound park and the Greater Dubuque Riverboat Entertainment Company, L.C., as follows:

               a. 32% of the first $30,000,000 of total combined gaming revenues, plus

               b. 8% of the total combined gaming revenues over $30,000,000, but less than $42,000,000.

               c. 8% of total combined gaming revenues between $42,000,000 and $46,000,000 during any period for which no excursion boat gambling or land based gambling operation is carried on from a Wisconsin or Illinois gambling operation in Grant County, Wisconsin, or Jo Davies County, Illinois.

     Gaming revenues under this contract means adjusted gross receipts, less gaming taxes.

          3. Commencing April 1, 2000, and continuing thereafter, the Company shall additionally pay the Association the sum of $.50 for each patron admitted on the boat, which, based upon recent annual attendance, would approximate $500,000 annually.

          4. In the event the Company shall desire to sell or lease the excursion gambling boat, its furnishings and gambling equipment and/or its interest in any ticket sale facility or other buildings located in the Dubuque Ice Harbor used in connection with the operation of an excursion gambling boat, to a third party that does not agree to operate said asset subject to the terms and conditions of the Operating Agreement, and obtains an acceptable offer from said third party for the purchase or lease of the excursion gambling boat and its furnishings, equipment, and/or its interest in said building, the Association shall have the option to purchase or lease the excursion gambling boat, its furnishings, equipment, and/or the Company's interest in the building or its lease of the same for the amount of the acceptable offer made by a third party and upon the same terms and conditions as set forth in a third party offer.

     Gaming revenues for the Association were $20,605,290, $25,840,009 and $29,379,820 for December 31, 1996, 1997 and 1998, respectively, and therefore payments made to the Association for the years ended December 31, 1996, 1997 and 1998 under the Operating Agreement were $0.

15.  SUBSEQUENT EVENT (UNAUDITED)


     In January 1999, the membership of the Company approved an agreement to sell all of the Company's operating assets used in connection with the gaming excursion riverboat business to Peninsula Gaming Partners, LLC or its designee ("Peninsula Partners") for approximately $77,000,000. Pursuant to the terms of the acquisition documents, Peninsula Partners deposited $2,500,000 in an escrow account at a bank in Dubuque, Iowa, to be applied against the total purchase price upon final closing of the sale. On May 20, 1999, Peninsula Partners' application for a gaming license to operate the Diamond Jo was approved by the Iowa Racing and Gaming Commission, effective upon the transfer of ownership of the Diamond Jo. Peninsula Partners' gaming license is valid for a period of nine years from July 15, 1999, the date of Peninsula Partners' licensure under Iowa law. The acquisition was consummated on July 15, 1999.

              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                 AND HARBOR COMMUNITY INVESTMENT, L.C. NOTES TO
                          COMBINED FINANCIAL STATEMENTS
                                   (Continued)

                          INDEPENDENT AUDITOR'S REPORT

Peninsula Gaming Company, LLC

     We have audited the accompanying balance sheet of Peninsula Gaming Company, LLC as of July 15, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Peninsula Gaming Company, LLC at July 15, 1999 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Cedar Rapids, Iowa
September 23, 1999

            PENINSULA GAMING COMPANY, LLC BALANCE SHEET JULY 15, 1999


ASSETS--Receivable from Peninsula Gaming Partners, LLC.........................     $9,000,000
                                                                                    ----------
                                                                                    ----------
STOCKHOLDER'S EQUITY--Common membership interests..............................     $9,000,000
                                                                                    ----------
                                                                                    ----------



                            See note to balance sheet

                          PENINSULA GAMING COMPANY, LLC
                       NOTE TO BALANCE SHEET JULY 15, 1999

1. ORGANIZATION AND BUSINESS PURPOSE


     Peninsula Gaming Company, LLC (the "Company") is a wholly-owned subsidiary of Peninsula Gaming Partners, LLC ("Peninsula Partners"). The company is a Delaware limited liability company formed on January 26, 1999 for the purpose of purchasing assets comprising the Diamond Jo Casino and related real property. To date, the Company has had no significant activities.



     The common membership interests of the Company are wholly-owned by Peninsula Partners. The Company and Peninsula Partners completed the sale of $71,000,000 of 12 1/4% Senior Secured Notes due 2006 and $3,000,000 in
convertible preferred membership interests, respectively, during July 1999. Concurrently with the sale of the securities, the Company received a $9.0 million capital contribution from Peninsula Partners ($6.0 million of which was contributed to the capital of Peninsula Partners by common members of Peninsula Partners and $3.0 million of which was contributed to the capital of Peninsula Partners through the sale by Peninsula Partners of convertible preferred membership interests as previously described). The $9.0 million receivable from Peninsula Partners was classified as an asset due to the subsequent payment of the receivable by Peninsula Partners and collected at the opening of business on July 15, 1999. The proceeds from the above transactions were used to complete the purchase of certain assets comprising the Diamond Jo casino and related real property.


                                    * * * * *

              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C.
                      AND HARBOR COMMUNITY INVESTMENT, L.C.
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


     The following unaudited pro forma combined financial information (the "Unaudited Pro Forma Combined Financial Information") of Peninsula Gaming Company, LLC (the "Company") has been derived from the application of pro forma adjustments to the combined historical financial statements of Greater Dubuque Riverboat Entertainment Company, L.C. ("Greater Dubuque Riverboat") and Harbor Community Investment, L.C. ("Harbor Community") included elsewhere herein, after giving effect to our acquisition of the Diamond Jo casino from Greater Dubuque Riverboat and related real property from Harbor Community. The Unaudited Pro Forma Combined Financial Information gives effect to the acquisition as if such event had occurred on January 1, 1998 and January 1, 1999, for purposes of the unaudited pro forma combined statements of income for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. The pro forma adjustments are described in the accompanying notes. A pro forma balance sheet is not included due to the inclusion herein of the Company's September 30, 1999 unaudited financial statements.



     The Unaudited Pro Forma Combined Financial Information is presented for informational purposes only and does not purport to (i) represent what the results of operations for the Company would actually have been if the acquisition had occurred on the dates specified or (ii) project the financial position or results of operations for the Company at any future date or for any future periods. The foregoing constitute forward-looking statements which involve risks and uncertainties. See "Forward-Looking Statements." The Unaudited Pro Forma Combined Financial Information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined historical financial statements of Greater Dubuque Riverboat and Harbor Community, and the notes thereto, included elsewhere herein.



     The acquisition was accounted for under the purchase method of accounting. The purchase price for the acquisition, including the related fees and expenses, has been allocated to the tangible and identifiable intangible assets or liabilities of the acquired businesses based upon the Company's estimates of their fair value with the remainder allocated to goodwill. Management does not believe that any necessary adjustments would cause the pro forma information to differ materially from the current presentation. The pro forma adjustments directly attributable to the acquisition include adjustments to interest expense related to the issuance of the notes, estimated transaction fees and expenses, and changes in amortization of intangible assets relating to the allocation of the purchase price. These amounts are assumed solely for the purpose of presenting the Unaudited Pro Forma Combined Financial Information set forth below and actual amounts may differ from assumptions set forth below.

                          PENINSULA GAMING COMPANY, LLC
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME



                                                                                 PRO FORMA
                                                          HISTORICAL(1)          ADJUSTMENTS               PRO FORMA
                                                          -------------          -----------               ---------
                                                                         YEAR ENDED DECEMBER 31, 1998
                                                                         ----------------------------
REVENUES:
   Casino...................................              $44,166,688                                     $44,166,688
   Food and beverage........................                1,959,797                                       1,959,797
   Other....................................                  276,124                                         276,124
   Less--promotional allowances..............                (553,123)                                       (553,123)
                                                          -----------                                      ----------
        Net revenues........................               45,849,486                                      45,849,486
EXPENSES:
   Casino...................................               17,272,814                                      17,272,814
   Food and beverage........................                2,830,575                                       2,830,575
   Boat operations..........................                2,056,377                                       2,056,377
   Other....................................                   67,907                                          67,907
   Selling, general and administrative......                7,515,115               $200,000 (2)            7,715,115
   Depreciation and amortization............                1,894,763               (116,785)(3)            1,777,978
   Goodwill amortization....................                                       1,413,987 (4)            1,413,987
   Sale of business expenses................                  716,655               (716,655)(5)                   --
   Ownership litigation (6).................                  211,388                                         211,388
                                                          -----------            -----------               ----------
        Total expenses......................               32,565,594                780,547               33,346,141
                                                          -----------            -----------               ----------
INCOME FROM OPERATIONS......................               13,283,892               (780,547)              12,503,345
                                                          -----------            -----------               ----------
OTHER INCOME (EXPENSE):
   Interest income..........................                  141,967                                         141,967
   Interest expense.........................              (1,142,122)             (8,293,819)(7)          (9,435,941)
   Loss on sale of assets...................                 (73,726)                                        (73,726)
                                                          -----------            -----------               ----------
        Total other expense.................              (1,073,881)             (8,293,819)             (9,367,700)
                                                          -----------            -----------               ----------
   NET INCOME...............................              $12,210,011            $(9,074,366)              $3,135,645
                                                          -----------            -----------               ----------


-----------


(1) Represents the combined historical financial statements of Greater Dubuque Riverboat and Harbor Community. See the combined financial statements and notes thereto included elsewhere herein.


(2) Represents increased executive compensation expenses that will be incurred annually from the consummation date of the acquisition.

(3) Represents the elimination of amortization expense related to intangible assets not purchased.

(4) Represents the amortization of goodwill related to the acquisition agreements over a forty year period.

(5)  Represents the elimination of non-recurring expenses.


(6) Represents ownership litigation expenses for the predecessor companies that will be non-recurring but are unrelated to the transaction, therefore, the expense is not presented as a pro forma adjustment.

(7) Represents (a) the elimination of interest expense of $1.1 million, (b) an increase in interest expense of $8.7 million on the notes calculated at an assumed 12.25% interest rate per annum, and (c) the amortization of $4.4 million of deferred financing costs and original issue discount of approximately $0.8 million over a period of seven years.

                          PENINSULA GAMING COMPANY, LLC
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME


                                                                                 PRO FORMA
                                                          HISTORICAL(1)          ADJUSTMENTS               PRO FORMA
                                                          -------------          -----------               ---------
                                                                         YEAR ENDED JUNE 30, 1998
                                                                         ----------------------------
REVENUES:
Casino...................................               $21,992,638                                       $21,992,638
Food and beverage........................                 1,060,090                                         1,060,090
Other....................................                   105,840                                           105,840
Less--promotional allowances..............                 (255,777)                                         (255,777)
                                                         ----------                                         ---------
        Net revenues.....................                22,902,791                                        22,902,791
EXPENSES:
Casino...................................                 9,007,588                                         9,007,588
Food and beverage........................                 1,572,301                                         1,572,301
Boat operations..........................                   963,999                                           963,999
Other....................................                    26,774                                            26,774
Selling, general and administrative......                 3,690,813                 100,000 (2)             3,790,813
Depreciation and amortization............                 1,065,896                 (58,393)(3)             1,007,503
Goodwill amortization....................                                           706,994 (4)               706,994
Sale of business expenses................                   326,620                (326,620)(5)                    --
Ownership litigation (6).................                   298,537                                           298,537
                                                         ----------             -----------                 ---------
        Total expenses...................                16,952,528                 421,981                17,374,509
                                                         ----------             -----------                 ---------
INCOME FROM OPERATIONS...................                 5,950,263                (421,981)                5,528,282
                                                         ----------             -----------                 ---------
OTHER INCOME (EXPENSE):
Interest income..........................                    72,423                                            72,423
Interest expense.........................                 (319,202)              (4,399,884)(7)            (4,719,086)
Loss on sale of assets...................                  (97,750)                                           (97,750)
                                                         ----------             -----------                 ---------
        Total other expense..............                 (344,529)              (4,399,884)               (4,744,413)
                                                         ----------             -----------                 ---------
NET INCOME...............................                $5,605,734             $(4,821,865)                 $783,869
                                                         ----------             -----------                 ---------
                                                         ----------             -----------                 ---------


-----------


(1) Represents the combined historical financial statements of Greater Dubuque Riverboat and Harbor Community. See the combined financial statements and notes thereto included elsewhere herein.


(2) Represents increased executive compensation expenses that will be incurred annually from the consummation date of the acquisition.

(3) Represents the elimination of amortization expense related to intangible assets not purchased.

(4) Represents the amortization of goodwill related to the acquisition agreements over a forty year period.

(5)  Represents the elimination of non-recurring expenses.

(6) Represents ownership litigation expenses for the predecessor companies that will be non-recurring but are unrelated to the transaction, therefore, the expense is not presented as a pro forma adjustment.



(7) Represents (a) the elimination of interest expense of $0.3 million, (b) an increase in interest expense of $4.3 million on the notes calculated at an assumed 12.25% interest rate per annum, and (c) the amortization of $4.4 million of deferred financing costs and original issue discount of approximately $0.8 million over a period of seven years.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF MEMBERS AND MANAGERS


     Peninsula Gaming Company, LLC ("Peninsula Gaming") is a limited liability company organized under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the "Act") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all califs and demands whatsoever.



     Section 4.3 of the Amended and Restated Operating Agreement of Peninsula Gaming Company LLC (the "Operating Agreement") provides that, to the fullest extent permitted under applicable law, no member or managing member of Peninsula Gaming shall be deemed to violate the Operating Agreement or be liable, responsible or accountable in damages or otherwise to any other member or managing member or Peninsula Gaming for any action or failure to act, unless such violation or liability is attributable to such member's or managing member's gross negligence, willful misconduct, bad faith or a continuing material breach of the Operating Agreement. Without limiting the generality of the foregoing, each such member or managing member shall, in the performance of its duties, be fully protected in relying in good faith upon the records of Peninsula Gaming and upon information, opinions, reports or statements presented to such member or managing member by any other person as to matters such member or managing member reasonably believes are within such other person's professional or expert competence and that has been selected with reasonable care by or on behalf of Peninsula Gaming.



     Section 4.4 of the Operating Agreement provides that, to the fullest extent permitted under applicable law, Peninsula Gaming shall severally indemnify and hold harmless any person (an "INDEMNIFIED PARTY") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of Peninsula Gaming) by reason of or arising from any acts or omissions (or alleged acts or omissions) on behalf of Peninsula Gaming or in furtherance of the interests of Peninsula Gaming arising out of the Indemnified Party's activities as a member, managing member, officer, employee, trustee or agent of Peninsula Gaming against losses, damages or expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnified Party in connection with such action, suit or proceeding and for which such Indemnified Party has not otherwise been reimbursed, so long as such Indemnified Party did not act in bad faith or in a manner constituting gross negligence or willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of NOLO CONTENDERE or its equivalent shall not of itself (except insofar as such judgment, order, settlement or plea shall itself specifically provide) create a presumption that the Indemnified Party acted in bad faith or in a manner constituting gross negligence or willful misconduct.



     Section 5.4 of the Operating Agreement provides that no officer of Peninsula Gaming shall be liable to Peninsula Gaming or to the members of Peninsula Gaming for acts or omissions of such officer in connection with the business or affairs of Peninsula Gaming, including, without limitation, any breach of fiduciary duty of such officer as an officer of Peninsula Gaming, any mistake of judgment of such officer as an officer of Peninsula Gaming and any business decision of such officer as an officer of Peninsula Gaming, except for acts or omissions of such officer of Peninsula Gaming that a final adjudication establishes involved breach of such officer's duty of loyalty to Peninsula Gaming or its members, intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action subject to such final adjudication.



     Section 5.4 of the Operating Agreement provides further that, notwithstanding any other term or provision thereof, Peninsula Gaming and/or its successor, trustee or receiver may indemnify, defend and hold harmless each of its officers and every individual who at any time was but ceased to be an officer of Peninsula Gaming, and the heirs and personal representative of every officer of Peninsula Gaming and of every such individual, against all claims, demands, actions, losses, liabilities, damages, costs and expenses, which after the date of Operating Agreement arise out of Peninsula Gaming or its business or affairs, including reasonable attorneys' fees incurred in defending all such matters.



     Section 5.4 of the Operating Agreement provides further that, the satisfaction of the indemnification obligations of Peninsula Gaming under
SECTION 5.4 thereof shall be from and limited to the assets of Peninsula Gaming, and no member shall have any personal liability for the satisfaction of any such indemnification obligation.



     Section 5.4 of the Operating Agreement provides further that, no amendment or repeal of any term or provision of SECTION 5.4 thereof that otherwise would restrict or limit any right or protection of an officer of Peninsula Gaming or other individuals thereunder shall apply to or have any effect on any such right or protection of any officer of Peninsula Gaming existing at the time of such amendment or repeal or of any individual who at any time before such amendment or repeal was but ceased to be an officer of Peninsula Gaming, or of the heirs and personal representative of any such officer of Peninsula Gaming or other individual.



     Peninsula Gaming's managers and officers are insured by insurance policies obtained by Peninsula Gaming against certain liabilities for actions taken in such capacities, including liabilities sunder the Securities Act of 1933.



     Peninsula Gaming Corp. ("Peninsula Corp.") is a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further that a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.



     Article Sixth, Section 2 of the Certificate of Incorporation of Peninsula Corp. (the "Certificate of Incorporation") provides that DGCL shall indemnify, in accordance with its by-laws, to the fullest extent permitted from time to time by the Peninsula Gaming or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Peninsula Corp., by reason of his acting as a director or officer of Peninsula Corp. (and Peninsula Corp., in the discretion of the board of directors of Peninsula Corp., may so indemnify a person by reason of the fact that he is or was an employee or agent of Peninsula Corp. or is or was serving at the request of Peninsula Corp. in any other capacity for or on behalf of Peninsula Corp.) against any liability or expense actually and reasonably incurred by such person in respect thereof; PROVIDED, HOWEVER, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section (2) shall be deemed to be a contract between the Corporation and each person referred to herein.



     Section 6.1 of the by-laws of Peninsula Corp. (the "By-laws") provides that, subject to Section 6.3 of Article VI thereof, Peninsula Corp. shall indemnify, to the fullest extent permitted by applicable law, now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Peninsula Corp.) by reason of the fact that he is or was a director or executive officer of Peninsula Corp., or is or was a director or executive officer of Peninsula Corp. serving at the request of Peninsula Corp. as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Peninsula Corp., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, Peninsula Corp. shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if (i) such action, suit or proceeding was authorized by the board of directors of Peninsula Corp. or (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Peninsula Corp., and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.



     Section 6.2 of the By-laws provides that, subject to Section 6.3 of Article VI thereof, Peninsula Corp. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Peninsula Corp. to procure a judgment in its favor by reason of the fact that he is or was a director or executive officer of Peninsula Corp., or is or was a director or executive officer of Peninsula Corp. serving at the request of Peninsula Corp. as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Peninsula Corp.; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Peninsula Corp. unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.



     Section 6.3 of the By-laws provides that any indemnification under Article VI thereof (unless ordered by a court) shall be made by Peninsula Corp. only as authorized in the specific case upon a determination that indemnification of the director or executive officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of
Article VI thereof, as the case may be. Such determination shall be made (i) by the board of directors of Peninsula Corp. by a majority vote of directors who were not parties to such action, suit or proceeding (even if such majority vote constitutes less than a quorum), or (ii) if the majority vote of disinterested directors so directs (even if such majority vote constitutes less than a quorum), by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or executive officer of Peninsula Corp. has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.


     Section 102 of the DGCL allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of
Section 174 of the DGCL or (iv) obtains an improper personal benefit.


     Article Sixth, Section 1 of the Certificate of Incorporation provides that directors of Peninsula Corp. shall have no personal liability to Peninsula Corp. or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED that nothing contained in Article Sixth thereof shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to Peninsula Corp. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of Article Sixth thereof the liability of a director of Peninsula Corp. shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.


     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further that a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of an such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


     Article Sixth, Section 2 of the Certificate of Incorporation provides that, directors of Peninsula Corp. shall have no personal liability to Peninsula Corp. or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED that nothing contained in this Article Sixth thereof shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to Peninsula Corp. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of Article Sixth of the Certificate of Incorporation of Peninsula Corp. the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.


     Section 145 of the DGCL further provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in such capacity, arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.


     Article Sixth, Section 6 of the Certificate of Incorporation provides that Peninsula Corp. may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Peninsula Corp., or is or was serving at the request of Peninsula Corp. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Peninsula Corp. would have the power to indemnify him against such liability under the provisions of Article Sixth thereof, the DGCL, or otherwise.



     Section 6.8 of the By-laws provides that Peninsula Corp. may purchase and maintain insurance on behalf of any person who is or was a director or executive officer of Peninsula Corp., or is or was a director or executive officer of Peninsula Corp. serving at the request of Peninsula Corp. as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Peninsula Corp. would have the power or the obligation to indemnify him against such liability under the provisions of Article VI thereof.



     All of Peninsula Corp.'s directors and officers are insured by insurance policies obtained by Peninsula Corp. against certain liabilities for actions taken in such capacities, including liabilities sunder the Securities Act of 1933.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     See index to exhibits, which is incorporated by reference.

ITEM 22.  UNDERTAKINGS

     Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.


          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.



          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 29, 1999.



                          PENINSULA GAMING COMPANY, LLC

                          By:


                                                     M. Brent Stevens
                                                  CHIEF EXECUTIVE OFFICER



                          By:

                                                    Natalie A. Schramm
                                                  CHIEF FINANCIAL OFFICER



                          PENINSULA GAMING CORP.

                          By:


                                                     M. Brent Stevens
                                                  PRESIDENT AND TREASURER



                          By:

                                                     Michael S. Luzich
                                                      VICE PRESIDENT

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Ronald
S. Brody the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                        Title                                          Date
       ---------                                        -----                                          ----
/s/ M. Brent Stevens              Chief Executive Officer of Peninsula Gaming and                October 11, 1999
                                       Peninsula Gaming Partners, LLC ("Peninsula
                                       Partners")
                                   Manager of Peninsula Partners, the Managing
                                       Member of Peninsula Gaming
                                  President, Treasurer and Director of Peninsula Corp.

/s/ Natalie A. Schramm            Chief Financial Officer of Peninsula Gaming                    October 11, 1999

/s/ Michael S. Luzich             Vice President of Corporate Development, Secretary             October 11, 1999
                                       and Manager of Peninsula Partners
                                  Vice President, Secretary and Director of Peninsula
                                       Corp.
                                  Secretary of Peninsula Gaming

/s/ Terrance W. Oliver            Manager of Peninsula Partners                                  October 11, 1999

/s/ William L. Westerman          Manager of Peninsula Partners                                  October 11, 1999

/s/ Andrew R. Whittaker           Manager of Peninsula Partners                                  October 11, 1999

                                INDEX TO EXHIBITS


 Exhibit
 Number                          Description
 -------                         -----------
*1          Purchase Agreement, dated July 8, 1999, by and among Peninsula
            Gaming Company, LLC, Peninsula Gaming Corp., Peninsula Gaming
            Partners, LLC, and Jefferies & Company, Inc.

*3.1A       Certificate of Formation of Peninsula Gaming Company, LLC

*3.1B       Amendment to Certificate of Formation of Peninsula Gaming Company,
            LLC

*3.2        Operating Agreement of Peninsula Gaming Company, LLC

*3.3        Articles of Incorporation of Peninsula Gaming Corp.

*3.4        By-laws of Peninsula Gaming Corp.

*4.1        Specimen Certificate of Common Stock

*4.2        Indenture, dated July 15, 1999, by and among Peninsula Gaming
            Company, LLC, Peninsula Gaming Corp. and Firstar Bank of Minnesota,
            N.A., as trustee

*4.5        Registration Rights Agreement, dated July 15, 1999, by and among
            Peninsula Gaming Company, LLC, Peninsula Gaming Corp. and Jefferies
            & Company, Inc.

5.1 Opinion of Mayer, Brown & Platt as to the legality of the securities being registered

5.2         Opinion of Mayer, Brown & Platt as to certain tax matters

*10.1A      Asset Purchase Agreement, dated January 15, 1999, by and among
            Greater Dubuque Riverboat Entertainment Company, L.C. and AB
            Capital, L.L.C.

*10.1B Amendment to Asset Purchase Agreement, dated February 1, 1999, by and among Greater Dubuque Riverboat Entertainment Company, L.C. and
            AB Capital, L.L.C.

*10.2A Real Property Purchase Agreement, dated January 15, 1999, by and among Harbor Community Investment, L.C. and AB Capital, L.L.C.

*10.2B      First Amendment to Real Property Purchase Agreement, dated July 15,
            1999, by and among Harbor Community Investment, L.C. and AB Capital,
            L.L.C.

*10.3       Assignment Agreement, dated July 1, 1999, by and among Peninsula
            Gaming Partners, LLC (formerly AB Capital, LLC) and Peninsula Gaming
            Company, LLC

*10.4       Employment Agreement, dated April 15, 1999, by and among James P.
            Rix, AB Capital, L.L.C. and Peninsula Gaming Company, LLC

*10.5       Employment Agreement, dated July 15, 1999, by and among Natalie
            Schramm and AB Capital, L.L.C.

*10.6       Indemnification Agreement, dated June 7, 1999, by and among James P.
            Rix, AB Capital, L.L.C. and Peninsula Gaming Company, LLC

*10.7       Indemnification Agreement, dated June 7, 1999, by and among Natalie
            Schramm and AB Capital, L.L.C. and Peninsula Gaming Company, LLC

*10.8       Bill of Sale, dated July 15, 1999, by and among Greater Dubuque
            Riverboat Entertainment Company, L.C. and Peninsula Gaming Company,
            LLC

*10.9A      Operating Agreement, dated February 22, 1993, by and among Dubuque
            Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment
            Company, L.C.

*10.9B Amendment to Operating Agreement, dated February 22, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat
            Entertainment Company, L.C.

*10.9C      Amendment to Operating Agreement, dated March 4, 1993, by and among
            Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat
            Entertainment Company, L.C.

*10.9D Third Amendment to Operating Agreement, dated March 11, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat
            Entertainment Company, L.C.

*10.9E Fourth Amendment to Operating Agreement, dated March 11, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque
            Riverboat Entertainment Company, L.C.

*10.9F Fifth Amendment to Operating Agreement, dated April 9, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat
            Entertainment Company, L.C.

*10.9G Sixth Amendment to Operating Agreement, dated November 29, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque
            Riverboat Entertainment Company, L.C.

*10.9H Seventh Amendment to Operating Agreement, dated April 6, 1994, by and among Dubuque Racing Association, Ltd. and Greater Dubuque
            Riverboat Entertainment Company, L.C.

*10.9I Eighth Amendment to Operating Agreement, dated April 29, 1994, by and among Dubuque Racing Association, Ltd. and Greater Dubuque
            Riverboat Entertainment Company, L.C.

*10.9J Ninth Amendment to Operating Agreement, dated July 11, 1995, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat
            Entertainment Company, L.C.

*10.9K Tenth Amendment to Operating Agreement, dated July 15, 1999, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat
            Entertainment Company, L.C.

*10.10      Operating Agreement Assignment, dated July 15, 1999, by and among
            Greater Dubuque Riverboat Entertainment Company, L.C. and Peninsula
            Gaming Company, LLC

*10.11      First Preferred Ship Mortgage, dated July 15, 1999, by Peninsula
            Gaming Company, LLC in favor of Firstar Bank of Minnesota, N.A., as trustee

*10.12      Mortgage, Leasehold Mortgage, Assignment of Rents, Security
            Agreement and Fixture Financing Statement dated July 15, 1999, by
            Peninsula Gaming Company, LLC in favor of Firstar Bank of Minnesota,
            N.A., as trustee

*10.13 Ice Harbor Parking Agreement Assignment, dated July 15, 1999, by and among Greater Dubuque Riverboat Entertainment Company, L.C. and
            Peninsula Gaming Company, LLC

*10.14 First Amendment to Sublease Agreement, dated July 15, 1999, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat
            Entertainment Company, L.C.

*10.15      Sublease Assignment, dated July 15, 1999, by and among Greater
            Dubuque Entertainment Company, L.C. and Peninsula Gaming Company,
            LLC

*10.16      Iowa Racing and Gaming Commission Gaming License, dated July 15,
            1999

*10.17      Assignment of Iowa IGT Declaration and Agreement of Trust, dated
            July 15, 1999 by and among Greater Dubuque Riverboat Entertainment
            Company, L.C. and Peninsula Gaming Company, LLC

 12.1       Computation of ratio of earnings to fixed charges

 23.1       Consent of Deloitte & Touche LLP

 23.2       Consent of Mayer, Brown & Platt (contained in Exhibit 5.1)

 23.3       Consent of Mayer, Brown & Platt

*24.1 Powers of attorney (contained on the signature page to this registration statement)

* 25.1      Form T-1 Statement of eligibility under the Trust Indenture Act of
            1939 of Firstar Bank, N.A.

*27.1       Financial Data Schedule

*99.1       Form of Letter of Transmittal

*99.2       Form of Notice of Guaranteed Delivery



*Previously filed as an exhibit to the registration statement on Form S-4 (Registration Number 333-88829) of Peninsula Gaming Company, LLC and Peninsula Gaming Corp. on October 13, 1999.